UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to Section 240.14a-12

CLARIVATE PLC

(Name of Registrant as Specified In Its Charter)
n/a

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount previously paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing party:

(4)
Date Filed:

March 25, 2021
Dear Shareholder:
Clarivate Plc is pleased to invite you to our 2021 Annual General Meeting of Shareholders. In order to comply with social distancing measures and public health directives and to do our part to assist in protecting the health and well-being of our shareholders and employees, Clarivate will adhere to all government and public health authority guidance to limit the spread of COVID-19. Therefore, shareholders will not be permitted to attend the Annual General Meeting in person and anyone seeking to attend the meeting in person will not be allowed entry (with exceptions only as required by our Articles of Association).
Shareholders may listen to the Annual General Meeting through our webcast or conference call beginning at 2:00 p.m. BST on Thursday, May 6, 2021 via the event information set forth below. Any shareholder wishing to submit a question in connection with the Annual General Meeting may do so at any time by emailing AGM2021@clarivate.com.
Event address for attendees:	https://clarivatewebinars.webex.com/clarivatewebinars/onstage/g.php?MTID=e3cca0260b4a5939a68e2ffdf81778def
Date and time:	Thursday, May 6, 2021 9:00 am Eastern Daylight Time (New York, GMT-04:00)
Description	2021 Clarivate Annual General Meeting
Event number:	127 761 3820
Event password:	Clarivate
Audio conference:
To receive a call back, provide your phone number when you join the event, or call the number below and enter the access code.
US Toll
+1-415-655-0001
Global Call-In Numbers: https://clarivatewebinars.webex.com/cmp3300/webcomponents/widget/globalcallin/globalcallin.do?
siteurl=clarivatewebinars&serviceType=EC&
eventID=1179996262&tollFree=0
Access code: 127 761 3820

We are not permitted to hold a virtual-only Annual General Meeting under the terms of our governing documents, and therefore, we plan to hold the Annual General Meeting at 2 Sydney Terrace, The Green, Claygate, Surrey KT10 0JJ, United Kingdom. However, in order to keep in-person attendance to a safe minimum and to observe proper social distancing measures for the small number of people required to attend, our shareholders (with exceptions only as required by our Articles of Association), advisers and other guests will not be permitted to attend.
Even though you cannot attend the Annual General Meeting in person, we value the vote of every shareholder and it is important that you participate. Please review the enclosed Proxy Card carefully to understand how you may vote by proxy. If you choose to appoint a proxy, please sign and return your Proxy Card promptly or follow the instructions for internet voting provided on the Proxy Card. For Proxy Cards delivered in hard copy, a postage-paid return envelope is enclosed. Alternatively, a Proxy Card may be delivered by sending a scanned PDF version of the original by email to AGM2021@clarivate.com. If your shares are held in the name of a bank or broker, appointing a proxy will depend on the processes of the bank or broker, and you should follow the instructions you receive from your bank or broker.
Because shareholders will not be permitted to attend the Annual General Meeting (with exceptions only as required by our Articles of Association), you will not be able to vote your shares unless you submit

1

a proxy. Shareholders are strongly encouraged to vote and submit their proxy by internet, by email or by signing and returning the Proxy Card. Let us know if we can explain any of these matters or otherwise help you with appointing a proxy to vote at the Annual General Meeting. Your participation is important to all of us at Clarivate, so please review these materials carefully and cast your vote.
We look forward to hearing from you.
Very truly yours,
Stephen Hartman
General Counsel, Global Head of Corporate Development and Secretary

2

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held
Thursday, May 6, 2021
To Our Shareholders:
In order to comply with social distancing measures and public health directives and to do our part to assist in protecting the health and well-being of our shareholders and employees, shareholders will not be permitted to attend the Annual General Meeting of Shareholders (the “Annual General Meeting”) of Clarivate Plc (“Clarivate” or the “Company”) in person, and anyone seeking to attend the meeting in person will be refused entry. Shareholders may listen to the Annual General Meeting through our webcast or conference call beginning at 2:00 p.m. BST on Thursday, May 6, 2021 via the information set forth below.
Event address for attendees:	https://clarivatewebinars.webex.com/clarivatewebinars/onstage/g.php?MTID=e3cca0260b4a5939a68e2ffdf81778def
Date and time:	Thursday, May 6, 2021 9:00 am Eastern Daylight Time (New York, GMT-04:00)
Description	2021 Clarivate Annual General Meeting
Event number:	127 761 3820
Event password:	Clarivate
Audio conference:	To receive a call back, provide your phone number when you join the event, or call the number below and enter the access code. US Toll +1-415-655-0001

Global Call-In Numbers: https://clarivatewebinars.webex.com/cmp3300/webcomponents/widget/globalcallin/globalcallin.do?
siteurl=clarivatewebinars&serviceType=EC&eventID=1179996262&
tollFree=0
Access code: 127 761 3820

We are not permitted to hold a virtual-only Annual General Meeting under the terms of our governing documents, and therefore, we plan to hold the Annual General Meeting at 2 Sydney Terrace, The Green, Claygate, Surrey KT10 0JJ, United Kingdom. However, in order to keep in-person attendance to a safe minimum and to observe proper social distancing measures for the small number of people required to attend, our shareholders (with exceptions only as required by our Articles of Association), advisers and other guests will not be permitted to attend.
We are holding this Annual General Meeting to allow our shareholders to vote on several key topics:
✔
to elect five Class II directors to serve until the 2024 Annual General Meeting or until their successors are duly elected and qualified (Proposal 1) (note: if Proposal 2 is approved, such directors will be elected for a term expiring at the 2022 Annual General Meeting or until their successors are duly elected and qualified);

✔
to amend our Articles of Association in order to declassify our Board of Directors (Proposal 2);

✔
to amend our Articles of Association in order to eliminate any requirement that directors may be removed only for cause (Proposal 3);

✔
to amend our Articles of Association in order to eliminate provisions that are no longer applicable as a result of our entry into of the Termination Agreement dated as of July 28, 2020 (the “Termination Agreement”) with our former controlling shareholders, affiliates of Onex Partners Advisor LP (“Onex”), Baring Private Equity Asia Pte Ltd (“Baring”) and certain other parties (Proposal 4);

3

✔
to authorize the Company to repurchase its ordinary shares from affiliates of Leonard Green & Partners, L.P. (“LGP”), Partners Group AG, Castik Capital S.a.r.l. and NGB Corporation (collectively, the “CPA Global Investors”) on the terms described in further detail herein (Proposal 5);

✔
to authorize the Company to repurchase its ordinary shares from any of its wholly owned subsidiaries on the terms described in further detail herein (Proposal 6);

✔
to approve, on an advisory, non-binding basis, the compensation of our named executive officers (Proposal 7);

✔
to recommend on an advisory, non-binding basis, the frequency of an advisory, non-binding shareholder vote on the compensation of our named executive officers (Proposal 8);

✔
to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accountants (Proposal 9); and

✔
to transact such other business as may properly come before the Annual General Meeting and any adjournments or postponements of the Annual General Meeting.

The text of the resolutions for each proposal is set forth below.
Only shareholders of record at the close of business on March 4, 2021 (the “Record Date”) are entitled to notice of, and to vote at, the Annual General Meeting and any adjournments or postponements of the Annual General Meeting. For ten days prior to the Annual General Meeting, a complete list of shareholders entitled to vote at the Annual General Meeting will be available for shareholders to review for purposes relevant to the meeting. To arrange to review that list contact Clarivate Plc, Attention: Secretary, Friars House, 160 Blackfriars Road, London SE1 8EZ United Kingdom.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON MAY 6, 2021: The Proxy Statement and our Annual Report on Form 10- K for the year ended December 31, 2020 (our “Annual Report”) are available at http://ir.clarivate.com.
We will deliver a copy of the Proxy Statement and our Annual Report free of charge if a shareholder sends a request to the Secretary, Clarivate Plc, Friars House, 160 Blackfriars Road, London SE1 8EZ United Kingdom or calls +44 207 4334000.
We hope that you will promptly vote and submit your proxy by dating, signing, and returning the enclosed Proxy Card by mail or by email, or by following the instructions for internet voting provided on the Proxy Card, or, if you hold your shares in the name of a bank or broker, by following the instructions you receive from your bank or broker.
Any shareholder who is entitled to vote at the Annual General Meeting is entitled to appoint one or more proxies to attend and vote instead of that shareholder. A proxy need not be a shareholder.

4

TEXT OF PROPOSED RESOLUTIONS
Text of Resolutions for Proposal 1
RESOLVED, that each of Valeria Alberola, Usama N. Cortas, Adam T. Levyn, Charles J. Neral and Roxane White be elected to serve as a director of the Company until the 2024 Annual General Meeting, subject to the approval of Proposal 2, or until his or her successor is duly elected and qualified; and further
RESOLVED, that in the event that any of the above nominees should become unavailable prior to the Annual General Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board, or the Board may reduce the number of directors to constitute the entire Board, in its discretion.
Text of Resolutions for Proposal 2
RESOLVED AS A SPECIAL RESOLUTION, that the Articles of Association of the Company be amended as set forth in Appendix A hereto to declassify the Board of Directors, effective as of the date this resolution shall have been duly passed by the shareholders, and that all directors elected at or after the Annual General Meeting be thereafter elected on an annual basis.
Text of Resolutions for Proposal 3
RESOLVED AS A SPECIAL RESOLUTION, that the Articles of Association of the Company be amended as set forth in Appendix B hereto to allow for the removal of a director with or without cause, effective as of the date this resolution shall have been duly passed by the shareholders.
Text of Resolutions for Proposal 4
RESOLVED AS A SPECIAL RESOLUTION, that the Articles of Association of the Company be amended as set forth in Appendix C hereto to eliminate inapplicable provisions, effective as of the date this resolution shall have been duly passed by the shareholders.
Text of Resolutions for Proposal 5
RESOLVED AS A SPECIAL RESOLUTION, that the Company is hereby authorized to purchase its ordinary shares from time to time from Leonard Green & Partners, L.P., Partners Group AG, Castik Capital S.a.r.l. and NGB Corporation or their affiliates (collectively, the “CPA Global Investors”) as approved by the Board of Directors; provided that (i) this purchase authority shall extend from May 6, 2021 to May 5, 2026, inclusive; (ii) each purchase from a CPA Global Investor shall be executed pursuant to a Share Repurchase Agreement between the Company and the applicable CPA Global Investor substantially in the form set forth in Appendix D hereto; (iii) the price per share payable by the Company for ordinary shares purchased pursuant to this resolution shall be equal to the volume weighted average price of the ordinary shares for the consecutive trading-day period established by the Board that ends on the trading day immediately prior to the date on which such Share Repurchase Agreement is entered into, as displayed under the heading “VWAP” on the applicable Bloomberg page or on or by another third-party market data provider approved by the Board; (iv) the consecutive trading-day period established by the Board pursuant to this resolution shall not be fewer than five consecutive trading days nor greater than ninety consecutive trading days; and (v) the Company shall not purchase more than 200,000,000 ordinary shares pursuant to this resolution (without giving effect to purchases pursuant to any other resolution); and further
RESOLVED, that any ordinary shares that the Company purchases pursuant to the foregoing resolution may be held by it as treasury shares, and may, at the Company’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.

5

Text of Resolutions for Proposal 6
RESOLVED AS A SPECIAL RESOLUTION, that the Company is hereby authorized to purchase up to 300,000,000 of its ordinary shares from time to time from any wholly owned subsidiary of the Company as approved by the Board of Directors; provided that (i) this purchase authority shall extend from May 6, 2021 to May 5, 2031, inclusive; (ii) each purchase from a wholly owned subsidiary shall be executed pursuant to a Share Repurchase Agreement between the Company and such wholly owned subsidiary substantially in the form set forth in Appendix E hereto; and (iii) the price per share payable by the Company shall be for nominal consideration only; and further
RESOLVED, that any ordinary shares that the Company purchases pursuant to the foregoing resolution may be held by it as treasury shares, and may, at the Company’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.
Text of Resolutions for Proposal 7
RESOLVED, that the shareholders of the Company hereby approve, on an advisory, nonbinding basis, the compensation of our named executive officers as disclosed in this Proxy Statement.
Text of Resolutions for Proposal 8
RESOLVED, that the shareholders of the Company hereby approve, on an advisory, nonbinding basis, an advisory vote on the compensation of our named executive officers to occur every year (annually).
Text of Resolutions for Proposal 9
RESOLVED, that the shareholders of the Company hereby ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year 2021 on a non-binding and advisory basis.
BY ORDER OF THE BOARD OF DIRECTORS
Stephen Hartman
General Counsel, Global Head of Corporate Development and Secretary
March 25, 2021

6

i

PROXY STATEMENT
INFORMATION CONCERNING VOTING AND PROXY SOLICITATION
This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Clarivate Plc, a company limited by shares organized under the laws of Jersey, Channel Islands, of proxies for the 2021 Annual General Meeting of Shareholders and any adjournments or postponements thereof. The Annual General Meeting will be held at 2 Sydney Terrace, The Green, Claygate, Surrey KT10 0JJ, United Kingdom. However, in order to keep in-person attendance to a safe minimum and to observe proper social distancing measures for the small number of people required to attend, our shareholders (with exceptions only as required by our Articles of Association), advisers and other guests will not be permitted to attend and instead are invited to listen to the Annual General Meeting through our webcast or conference call beginning at 2:00 p.m. BST on Thursday, May 6, 2021 via the information set forth below.
Event address for attendees:	https://clarivatewebinars.webex.com/clarivatewebinars/onstage/g.php?MTID=e3cca0260b4a5939a68e2ffdf81778def
Date and time:	Thursday, May 6, 2021 9:00 am Eastern Daylight Time (New York, GMT-04:00)
Description	2021 Clarivate Annual Shareholder Meeting
Event number:	127 761 3820
Event password:	Clarivate
Audio conference:
To receive a call back, provide your phone number when you join the event, or call the number below and enter the access code.
US Toll
+1-415-655-0001
Global Call-In Numbers: https://clarivatewebinars.webex.com/cmp3300/webcomponents/widget/globalcallin/ globalcallin.do?
siteurl=clarivatewebinars&serviceType=EC&eventID=1179996262&tollFree=0
Access code: 127 761 3820

This Proxy Statement, the Annual Report on Form 10-K for the year ended December 31, 2020 (our “Annual Report”), and the accompanying form of Proxy Card are being first sent to shareholders on or about March 25, 2021.
References in this Proxy Statement to “we,” “us,” “our,” the “Company,” and “Clarivate” refer to Clarivate Plc.
Appointment of Proxy Holders
The Board of Directors of Clarivate (the “Board of Directors” or “Board”) asks you to appoint the following individuals as your proxy holders to vote your shares at the 2021 Annual General Meeting of Shareholders:
Jerre Stead
Executive Chairman and Chief Executive Officer
Richard Hanks
Chief Financial Officer
Stephen Hartman
General Counsel, Global Head of Corporate Development and Secretary

You may make this appointment by using one of the methods described below. If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by the Board.
Unless you otherwise indicate on the Proxy Card, you also authorize your proxy holders to vote your shares on any matters not known by the Board at the time this Proxy Statement was printed and that, under our Articles of Association, may be properly presented for action at the Annual General Meeting.
If you do not wish to appoint Messrs. Stead, Hanks and Hartman as your proxies, you need not do so. Any shareholder who is entitled to vote at the Annual General Meeting is entitled to appoint one or more proxies to vote instead of that shareholder. A proxy need not be a shareholder. Any such appointment must be submitted to the Company in accordance with its Articles of Association.
Who Can Vote
Only shareholders who owned our ordinary shares at the close of business on March 4, 2021 — the “Record Date” for the Annual General Meeting — can vote at the Annual General Meeting.
Each holder of our ordinary shares is entitled to one vote for each share held as of the Record Date. As of the close of business on the Record Date, we had 608,075,034 ordinary shares outstanding and entitled to vote.
There is no cumulative voting in the election of directors.
How You Can Vote
You may vote your shares at the Annual General Meeting by proxy, as described below. If your shares are held in the name of a bank or broker, voting by proxy will depend on the processes of the bank or broker, and you should follow the voting instructions on the form you receive from your bank or broker.
Voting by Proxy.   Shareholders of record may appoint a proxy by signing, dating, and returning the Proxy Card in the enclosed postage-paid return envelope or by email, or by following the instructions for internet voting provided on the Proxy Card. Carefully review and follow the instructions on the enclosed Proxy Card. The shares represented will be voted in accordance with the directions in the Proxy Card.
•
By Mail.   The Proxy Card must be received by us at the address specified in the Proxy Card (Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood NY 11717) no later than 11:59 p.m. Eastern time on May 4, 2021. Please mail your Proxy Card in the enclosed postage-paid return envelope no later than April 16, 2021 in order to allow sufficient time for us to receive your Proxy Card by mail.

•
By Email.   A Proxy Card may be delivered to us by sending a scanned PDF version of the original by email to: AGM2021@clarivate.com. A Proxy Card sent to us by email must be received by us no later than 11:59 p.m. on May 4, 2021.

•
By Internet.   Please follow the instructions set forth on the Proxy Card to vote using the internet. You must register your vote over the internet no later than 11:59 p.m. Eastern time on May 4, 2021.

A form of proxy different from the Proxy Card may be submitted to the Company in the manner contemplated by the Articles of Association.
Voting at the Annual General Meeting.   The Board recommends that you vote by proxy, as we have asked shareholders not to attend the Annual General Meeting in person (with exceptions only as required by our Articles of Association) and instead to listen to the meeting through our webcast or conference call in order to comply with social distancing measures and public health directives and to do our part to assist in protecting the health and well-being of our shareholders and employees.

Shareholders will not be permitted to attend the Annual General Meeting in person and anyone seeking to attend the meeting in person will not be allowed entry (with exceptions only as required by our Articles of Association). As a result, you will not be able to vote your shares unless you submit a proxy.
Revocation of Proxies
Shareholders can revoke their proxies at any time before they are exercised in either of the following ways:
•
by submitting written notice of revocation to the Secretary prior to 11:59 p.m. Eastern time on May 4, 2021; or

•
by submitting another proxy — properly executed and delivered — on a later date, but prior to 11:59 p.m. Eastern time on May 4, 2021.

Quorum
A quorum, which is shareholders holding in aggregate not less than a simple majority of all ordinary shares outstanding present in person or by proxy and entitled to vote (provided there are present in person at least two shareholders entitled to vote), must be present to hold the Annual General Meeting. A quorum is calculated based on the number of shares represented by the shareholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on any given proposal. “Broker non-votes” (see “Required Vote” below) will be counted as ordinary shares that are present for the purpose of determining the presence of a quorum but will have no effect with respect to any matter for which a broker does not have authority to vote.
Required Vote
With respect to each of Proposal 1 (election of directors), Proposal 7 (advisory vote on executive compensation or “say on pay”) and Proposal 9 (ratification of appointment of independent registered public accountants), the proposal will be passed if approved by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.
With respect to Proposal 2 (declassification of Board of Directors), Proposal 3 (director removal with or without cause) and Proposal 4 (amendment of Articles of Association to eliminate inapplicable provisions), the proposal will be passed if approved by two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.
With respect to Proposal 5 (share repurchases from CPA Global Investors), the proposal will be passed if approved by both (i) two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy and (ii) a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy, excluding for purposes of this clause (ii) votes cast by the applicable CPA Global Investor.
With respect to Proposal 6 (share repurchases from any wholly owned subsidiary), the proposal will be passed if approved by both (i) two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy and (ii) a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy, excluding for purposes of this clause (ii) votes cast by the applicable wholly owned subsidiary shareholder.
With respect to Proposal 8 (advisory vote on frequency of executive compensation advisory votes or “say on frequency”), the option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.
Please note that under New York Stock Exchange (“NYSE”) rules, brokers may not vote your shares on certain “non-routine” matters without your voting instructions. Accordingly, if you do not provide your broker or other nominee with instructions on how to vote your shares, this will be considered a “broker non-vote” and your broker or nominee will not be permitted to vote those shares on Proposal 1 (election of directors), Proposal 2 (declassification of Board of Directors), Proposal 3 (director removal with or without cause), Proposal 4 (amendment of Articles of Association to eliminate inapplicable provisions), Proposal 5 (share repurchases from CPA Global Investors), Proposal 6 (share repurchases from any wholly owned subsidiary), Proposal 7 (say on pay) or Proposal 8 (say on frequency). Your broker or nominee will be entitled to cast votes on Proposal 9 (ratification of appointment of independent registered public accountants).
We encourage you to provide instructions to your broker regarding the voting of your shares.
Please note that “vote cast” means a vote “FOR” or “AGAINST” a proposal. An abstention, or “ABSTAIN” vote, is not a “vote cast” and will not factor into whether a Proposal is passed.
Solicitation of Proxies
We pay the cost of printing and mailing the Notice of Annual General Meeting, the Annual Report, and all proxy and voting materials. We have retained D.F. King & Co., Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation for a fee of  $10,000, plus reasonable expenses. Our directors, officers and other employees may participate in the solicitation of proxies by personal interview, telephone, or email. No additional compensation will be paid to our directors, officers or other employees for solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our ordinary shares.
Shareholders Who Share an Address
Multiple Clarivate shareholders who share an address may receive only one copy of this Proxy Statement and the Annual Report, unless the shareholder gives instructions to the contrary. We will deliver promptly a separate copy of this Proxy Statement and the Annual Report to any Clarivate shareholder who resides at a shared address and to which a single copy of the documents was delivered if the shareholder makes a request by contacting the Secretary at:
Clarivate Plc
Friars House
160 Blackfriars Road
London SE1 8EZ
United Kingdom
(or by telephone: +44 207 4334000)
Multiple shareholders who share a single address and who receive multiple copies of the Proxy Statement and the Annual Report and who wish to receive a single copy of each at that address in the future will need to contact their bank, broker, or other nominee.
Potential Impact of Developments Relating to COVID-19 Coronavirus
We are sensitive to public health and travel concerns and recommendations that public health officials may issue in light of the evolving COVID-19 coronavirus situation. In order to do our part to assist in protecting the health and well-being of our shareholders and employees, we are actively monitoring all available information. If we determine to change any of the logistics for the Annual General Meeting described herein due to developments relating to the COVID-19 coronavirus or otherwise, we will provide notice to shareholders through a press release and the filing of a Current Report on Form 8-K.
Important Reminder

Please promptly vote and submit your proxy by mail or email, or by following the instructions for internet voting provided on the Proxy Card, or if you hold your shares through a bank or broker, as instructed by your bank or broker.

To appoint a proxy, you may sign, date, and return the enclosed Proxy Card in the postage-paid return envelope, or email it to AGM2021@clarivate.com, or follow the instructions for internet voting provided on the Proxy Card. We must receive your Proxy Card or internet voting instructions by 11:59 p.m. Eastern time on May 4, 2021. If mailing, please mail your Proxy Card no later than April 16, 2021.

PROPOSAL 1:   ELECTION OF DIRECTORS
Directors and Nominees
Pursuant to the Company’s Articles of Association, directors are divided into three classes and elected for three-year terms, with one class of directors elected at each Annual General Meeting. Five Class II directors are to be elected at the 2021 Annual General Meeting. These directors will hold office until the Annual General Meeting in 2024 (unless Proposal 2 described below is approved, in which event their terms will expire at the Annual General Meeting in 2022), or until their respective successors have been elected and qualified.
Each director nominee set forth below has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected. In the event that any of the nominees should become unavailable prior to the Annual General Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board, or the Board may reduce the number of directors to constitute the entire Board, in its discretion. Usama N. Cortas and Adam T. Levyn have been nominated pursuant to the Company’s obligations under the Investor Rights Agreement dated October 1, 2020, entered into in connection with the Company’s acquisition of CPA Global.
2021 NOMINEES FOR DIRECTOR
For more information about each director nominee, our continuing directors, and the operation of our Board, see “Corporate Governance and Board of Directors — Business Experience and Qualification of Board Members” below.
Name	Age	Director Since	Current Position With Company
Valeria Alberola	49	—	—
Usama N. Cortas	43	2020	Director
Adam T. Levyn	37	2020	Director
Charles J. Neral	62	2019	Director
Roxane White	57	—	—
Vote Required and Recommendation
A director will be elected if approved by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.
Text of Proposed Resolutions
RESOLVED, that each of Valeria Alberola, Usama N. Cortas, Adam T. Levyn, Charles J. Neral and Roxane White be elected to serve as a director of the Company until the 2024 Annual General Meeting, subject to the approval of Proposal 2, or until his or her successor is duly elected and qualified; and further
RESOLVED, that in the event that any of the above nominees should become unavailable prior to the Annual General Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board, or the Board may reduce the number of directors to constitute the entire Board, in its discretion.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES

PROPOSAL 2:   PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION TO
DECLASSIFY BOARD OF DIRECTORS
The Company’s Articles of Association currently provide that the Board of Directors is divided into three classes, with each class elected every three years. However, many public companies have eliminated their classified board structures in recent years in favor of annual elections, and the Company understands that many investors believe that annual election of directors improves the Board’s accountability to shareholders. In light of this, the Company is seeking shareholder approval to amend its Articles of Association to declassify the Board of Directors. The amendment, if approved by shareholders, will be effective as of the date this resolution shall have been duly passed by the shareholders.
If the amendment is approved, the terms of all of the Company’s directors, including those elected pursuant to Proposal 1, will expire at the Annual General Meeting in 2022 and each director nominee at that meeting will stand for election to a one-year term expiring at the Annual General Meeting in 2023 or until his or her successor is duly elected and qualified.
We have attached to this Proxy Statement as Appendix A a copy of the proposed amendment to the Articles of Association marked to show changes from the Articles of Association as currently in effect. Text that is proposed to be deleted is shown in red strikethrough (e.g., “~~Directors~~”), text that is proposed to be added is shown in blue underscore (e.g., “Plc”), and text that is proposed to be moved is shown in green, with green strikethrough (e.g., “~~Company~~”) indicating where the text previously appeared and green underscore with no strikethrough (e.g., “Company”) indicating where the text is proposed to be moved.
Vote Required and Recommendation
The proposed amendment to the Articles of Association will be passed if approved by two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy and will be effective upon approval by the shareholders.
Text of Proposed Resolutions
RESOLVED AS A SPECIAL RESOLUTION, that the Articles of Association of the Company be amended as set forth in Appendix A hereto to declassify the Board of Directors, effective as of the date this resolution shall have been duly passed by the shareholders, and that all directors elected at or after the Annual General Meeting be thereafter elected on an annual basis.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO THE COMPANY’S ARTICLES OF ASSOCIATION TO DECLASSIFY THE BOARD OF DIRECTORS
PROPOSAL 3:   PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION TO PERMIT DIRECTOR REMOVAL WITH OR WITHOUT CAUSE
The Company’s Articles of Association currently provide that a director may be removed from office by shareholders by special resolution or by the directors, but only “for cause.” Such cause exists only if  (a) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such director has been found by the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors called for that purpose, or by a court of competent jurisdiction, to have been guilty of willful misconduct in the performance of such director’s duties to the Company in a matter of substantial importance to the Company; or (c) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent (which mental incompetency directly affects such director’s ability to perform his or her obligations as a director) at any time before the expiration of his or her term notwithstanding anything in the Articles of Association or in any agreement between the Company and such director (but without prejudice to any claim for damages under such agreement).

The “for cause” removal standard currently in the Articles of Association is a corollary to the existing classified board structure that the Company proposes to eliminate in Proposal 2, because it is designed to set a high bar for the removal of a director before expiration of his or her three-year term. After careful consideration, the Board has determined that discarding the “for cause” removal standard would have the effect of improving the Board’s accountability to shareholders. The Company is seeking shareholder approval to amend its Articles of Association to remove the standard and provide that a director may be removed by the shareholders or the Board with or without cause. The amendment, if approved by shareholders, will be effective as of the date this resolution shall have been duly passed by the shareholders.
We have attached to this Proxy Statement as Appendix B a copy of the proposed amendment to the Articles of Association marked to show changes from the Articles of Association as currently in effect. Text that is proposed to be deleted is shown in red strikethrough (e.g., “~~Directors~~”), text that is proposed to be added is shown in blue underscore (e.g., “Plc”), and text that is proposed to be moved is shown in green, with green strikethrough (e.g., “~~Company~~”) indicating where the text previously appeared and green underscore with no strikethrough (e.g., “Company”) indicating where the text is proposed to be moved.
Vote Required and Recommendation
The proposed amendment to the Articles of Association will be passed if approved by two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy and will be effective upon approval by the shareholders.
Text of Proposed Resolutions
RESOLVED AS A SPECIAL RESOLUTION, that the Articles of Association of the Company be amended as set forth in Appendix B hereto to allow for the removal of a director with or without cause, effective as of the date this resolution shall have been duly passed by the shareholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO THE COMPANY’S ARTICLES OF ASSOCIATION TO PERMIT DIRECTOR REMOVAL WITH OR WITHOUT CAUSE
PROPOSAL 4:   PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION TO ELIMINATE INAPPLICABLE PROVISIONS
The Company’s Articles of Association currently include references to a Shareholders Agreement dated as of January 14, 2019 and a Director Nomination Agreement dated as of May 13, 2019, which provided certain special nominating and governance rights to our former controlling shareholders. On July 28, 2020, the Company entered into a Termination Agreement pursuant to which the Shareholders Agreement and Director Nomination Agreement were terminated. The Company is seeking shareholder approval to amend the Articles of Association in order to eliminate provisions related to these terminated agreements and the special nominating and governance rights of our former controlling shareholders that are no longer applicable. The amendment, if approved by shareholders, will be effective as of the date this resolution shall have been duly passed by the shareholders.
We have attached to this Proxy Statement as Appendix C a copy of the proposed amendment to the Articles of Association marked to show changes from the Articles of Association as currently in effect. Text that is proposed to be deleted is shown in red strikethrough (e.g., “~~Directors~~”), text that is proposed to be added is shown in blue underscore (e.g., “Plc”), and text that is proposed to be moved is shown in green, with green strikethrough (e.g., “~~Company~~”) indicating where the text previously appeared and green underscore with no strikethrough (e.g., “Company”) indicating where the text is proposed to be moved.
Vote Required and Recommendation
The proposed amendments to the Articles of Association will be passed if approved by two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy and will be effective upon approval by the shareholders.

Text of Proposed Resolutions
RESOLVED AS A SPECIAL RESOLUTION, that the Articles of Association of the Company be amended as set forth in Appendix C hereto to eliminate inapplicable provisions, effective as of the date this resolution shall have been duly passed by the shareholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO THE COMPANY’S ARTICLES OF ASSOCIATION TO ELIMINATE INAPPLICABLE PROVISIONS
PROPOSAL 5:   SHARE REPURCHASES FROM CPA GLOBAL INVESTORS
As a company incorporated in Jersey, Channel Islands and subject to the Companies (Jersey) Law 1991, Clarivate may only effect purchases of its own ordinary shares other than on a stock exchange pursuant to a special resolution of its shareholders, and only if the purchase is made on the terms of a written purchase contract which has been approved in advance by an ordinary resolution of its shareholders, excluding votes cast by the applicable selling shareholder. The shareholder from whom Clarivate proposes to purchase or redeem ordinary shares is not entitled to vote in respect of the ordinary shares to be purchased from such shareholder (but such shareholders’ vote will count in respect of the ordinary shares to be purchased from other shareholders).
The Company is seeking shareholder approval to permit it to repurchase its ordinary shares from time to time from any CPA Global Investor as approved by the Board of Directors, subject to the following terms and conditions:
•
This purchase authority shall extend from May 6, 2021 to May 5, 2026, inclusive.

•
Each purchase from a CPA Global Investor shall be executed pursuant to a Share Repurchase Agreement between Clarivate and the applicable CPA Global Investor substantially in the form set forth in Appendix D hereto.

•
The price per share payable by Clarivate shall be equal to the volume weighted average price of the ordinary shares for the consecutive trading-day period established by the Board that ends on the trading day immediately prior to the date on which such Share Repurchase Agreement is entered into, as displayed under the heading “VWAP” on the applicable Bloomberg page or on or by another third-party market data provider approved by the Board.

•
The consecutive trading-day period established by the Board pursuant to this resolution shall not be fewer than five consecutive trading days nor greater than ninety consecutive trading days.

•
Clarivate shall not purchase more than 200,000,000 ordinary shares pursuant to this resolution (without giving effect to purchases pursuant to any other resolution).

•
Any ordinary shares that Clarivate purchases may be held by it as treasury shares, and may, at Clarivate’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.

Shareholder approval permitting the Company to make repurchases from the CPA Global Investors in no way modifies the contractual restrictions binding the CPA Global Investors under the Investor Rights Agreement dated October 1, 2020.
Vote Required and Recommendation
The Company will be authorized to repurchase shares from the any CPA Global Investor if approved by both (i) two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy and (ii) a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy, excluding for purposes of this clause (ii) votes cast by a CPA Global Investor with respect to share repurchases from such CPA Global Investor.

Text of Proposed Resolutions
RESOLVED AS A SPECIAL RESOLUTION, that the Company is hereby authorized to purchase its ordinary shares from time to time from Leonard Green & Partners, L.P., Partners Group AG, Castik Capital S.a.r.l. and NGB Corporation or their affiliates (collectively, the “CPA Global Investors”) as approved by the Board of Directors; provided that (i) this purchase authority shall extend from May 6, 2021 to May 5, 2026, inclusive; (ii) each purchase from a CPA Global Investor shall be executed pursuant to a Share Repurchase Agreement between the Company and the applicable CPA Global Investor substantially in the form set forth in Appendix D hereto; (iii) the price per share payable by the Company for ordinary shares purchased pursuant to this resolution shall be equal to the volume weighted average price of the ordinary shares for the consecutive trading-day period established by the Board that ends on the trading day immediately prior to the date on which such Share Repurchase Agreement is entered into, as displayed under the heading “VWAP” on the applicable Bloomberg page or on or by another third-party market data provider approved by the Board; (iv) the consecutive trading-day period established by the Board pursuant to this resolution shall not be fewer than five consecutive trading days nor greater than ninety consecutive trading days; and (v) the Company shall not purchase more than 200,000,000 ordinary shares pursuant to this resolution (without giving effect to purchases pursuant to any other resolution); and further
RESOLVED, that any ordinary shares that the Company purchases pursuant to the foregoing resolution may be held by it as treasury shares, and may, at the Company’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AUTHORIZING THE COMPANY TO REPURCHASE SHARES FROM ANY CPA GLOBAL INVESTOR
PROPOSAL 6:   SHARE REPURCHASES FROM ANY WHOLLY OWNED SUBSIDIARY
As noted above, as a company incorporated in Jersey, Channel Islands and subject to the Companies (Jersey) Law 1991, Clarivate may only effect purchases of its own ordinary shares other than on a stock exchange pursuant to a special resolution of its shareholders, and only if the purchase is made on the terms of a written purchase contract which has been approved in advance by an ordinary resolution of its shareholders. This requirement includes repurchases of shares that may be held by wholly owned subsidiaries from time to time.
The Company is seeking shareholder approval to permit it to repurchase its ordinary shares from time to time from any wholly owned subsidiary as approved by the Board of Directors, subject to the following terms and conditions:
•
This purchase authority shall extend from May 6, 2021 to May 5, 2026, inclusive.

•
Each purchase from a wholly owned subsidiary shall be executed pursuant to a Share Repurchase Agreement between Clarivate and the wholly owned subsidiary substantially in the form set forth in Appendix E hereto.

•
The price per share payable by Clarivate shall be for nominal consideration only.

•
Any ordinary shares that Clarivate purchases may be held by it as treasury shares, and may, at Clarivate’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.

Vote Required and Recommendation
The Company will be authorized to repurchase shares from any wholly owned subsidiary if approved by two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy and (ii) a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy, excluding for purposes of this clause (ii) votes cast by the applicable wholly owned subsidiary shareholder.
Text of Proposed Resolutions
RESOLVED AS A SPECIAL RESOLUTION, that the Company is hereby authorized to purchase up to 300,000,000 of its ordinary shares from time to time from any wholly owned subsidiary of the Company as approved by the Board of Directors; provided that (i) this purchase authority shall extend from May 6, 2021 to May 5, 2031, inclusive; (ii) each purchase from a wholly owned subsidiary shall be executed pursuant to a Share Repurchase Agreement between the Company and such wholly owned subsidiary substantially in the form set forth in Appendix E hereto; and (iii) the price per share payable by the Company shall be for nominal consideration only; and further
RESOLVED, that any ordinary shares that the Company purchases pursuant to the foregoing resolution may be held by it as treasury shares, and may, at the Company’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AUTHORIZING THE COMPANY TO REPURCHASE SHARES FROM ANY WHOLLY OWNED SUBSIDIARY
PROPOSAL 7:   ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) and the related rules of the SEC, our shareholders have an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers (sometimes referred to herein as “NEOs”) as disclosed under the headings “Compensation Discussion and Analysis” (“CD&A”) and “Executive Compensation Tables” in this Proxy Statement.
As described in detail under CD&A, our executive compensation programs are designed to (i) align executive compensation with key stakeholder interests and support a pay-for-performance culture; (ii) attract, retain, and motivate highly qualified executive talent; (iii) provide appropriate rewards aligned to the achievement of key business objectives and growth in shareholder value; (iv) support our mission, vision and values; and (v) be globally consistent and locally competitive. Under these programs, our named executive officers are rewarded for the achievement of specific individual and corporate goals, with an emphasis on creating overall shareholder value. Our compensation programs continue to be a key driver of shareholder value creation with a strong emphasis on variable/at risk compensation as opposed to fixed compensation.
Please read the CD&A section for additional details about our executive compensation programs, including information about the fiscal year 2020 compensation of our NEOs and immediate short- and long-term actions taken in response to COVID-19 to assure our success during, through and after the pandemic.
The Human Resources and Compensation Committee of the Board (the “HRCC”) continually reviews the compensation programs for our NEOs to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. We are asking our shareholders to indicate their support for our named executive officer compensation program and practices as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we are asking our shareholders to approve the compensation policies and practices of our NEOs as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC” or the “Commission”) (which includes the CD&A, the Executive Compensation Tables, and related material).

Vote Required and Recommendation
The proposal will be passed if approved by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.
Text of Proposed Resolutions
RESOLVED, that the shareholders of the Company hereby approve, on an advisory, nonbinding basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,
AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION

PROPOSAL 8:   ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES
The vote described in this proposal will enable our shareholders to indicate how frequently we should seek an advisory vote, such as Proposal 7 above, on the compensation of our NEOs as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal 8, shareholders may indicate whether they would prefer an advisory vote on NEO compensation every one, two or three years.
The Board believes that an advisory vote on executive compensation that occurs every year (annually) is the most appropriate alternative for our shareholders and for Clarivate. Therefore, our Board recommends that you vote for one year intervals for the advisory vote on executive compensation. In formulating its recommendation, our Board carefully considered the interval that would be most appropriate for our shareholders. The Board believes that an annual advisory vote on executive compensation will allow our shareholders to provide us with timely input on our compensation philosophy, policies and practices as disclosed in our proxy statements.
You may cast a vote on your preferred voting frequency by choosing the option of one year, two years or three years, or you may abstain from voting. While the result of this advisory vote will be considered by the Board as valuable feedback, this is an advisory resolution that is not binding on the Board, the HRCC, or Clarivate. The Board may decide that it is in the best interests of our shareholders and Clarivate to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.
Vote Required and Recommendation
The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.
Text of Proposed Resolutions
RESOLVED, that the shareholders of the Company hereby approve, on an advisory, nonbinding basis, an advisory vote on the compensation of our named executive officers to occur every year (annually).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
OPTION OF ONCE EVERY YEAR AS THE FREQUENCY WITH WHICH
SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE
COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION
DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION

PROPOSAL 9:   RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS
The Audit Committee of the Board, which is composed entirely of independent directors, has selected PwC as the independent registered public accountants to audit our books, records, and accounts and those of our subsidiaries for the fiscal year 2021. The Board has endorsed this appointment. Ratification of the selection of PwC by shareholders is not required by law and is being sought on a non-binding and advisory basis. However, as a matter of good corporate practice, such selection is being submitted to the shareholders for ratification at the Annual General Meeting. If the shareholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain PwC, but may, in their discretion, retain PwC. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such change would be in the best interests of Clarivate and its shareholders.
PwC previously audited our consolidated financial statements or those of our predecessor since 2016. Representatives of PwC will be present via telephone at the Annual General Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate shareholder questions.
Audit, Audit-Related and Tax Fees
In connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2020, we entered into an engagement letter with PwC that sets forth the terms by which PwC performed audit services for us. Aggregate fees for professional services rendered for us by PwC for the fiscal years ended December 31, 2020 and 2019, respectively, were as follows:
(In thousands)	2020	2019
Audit Fees	$7,036	$4,965
Audit-Related Fees	21	250
Tax Fees	1,011	895
All Other Fees	10	8
Total	8,078	6,118
Audit Fees.   Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, the statutory audit of our subsidiaries, the review of our interim consolidated financial statements, and other services provided in connection with statutory and regulatory filings.
Audit-Related Fees.   Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services may include employee benefit plan audits, due diligence services related to acquisitions and divestitures, auditing work in proposed transactions, attestation services that are not required by regulation or statute and consultations regarding financial accounting or reporting standards. For 2020, audit-related fees included approximately $21,000. For 2019, audit-related fees included approximately $250,000 for consultations regarding reporting standards.
Tax Fees.   Tax fees consist of tax compliance consultants, preparation of tax reports, and other tax services.
All Other Fees.   All other fees for 2020 and 2019 consisted of license fees for utilization of technical databases.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non- audit services by PwC. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by PwC and the estimated fees related to these services.

During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the registered public accountants. The services and fees must be deemed compatible with the maintenance of such accountants’ independence, including compliance with rules and regulations of the SEC and the NYSE. The Audit Committee does not delegate its responsibilities to pre-approve services performed by PwC to management or to any individual member of the Audit Committee. Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.
Vote Required and Recommendation
Ratification of the appointment of PwC if approved by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy. Unless marked to the contrary, proxies received will be voted “FOR” this Proposal 9 regarding the ratification of PwC as our independent registered public accountants. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accountants.
Text of Proposed Resolutions
RESOLVED, that the shareholders of the Company hereby ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year 2021 on a non-binding and advisory basis.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
Board Leadership Structure
The Board of Directors of Clarivate believes strongly in the value of an independent board of directors to provide effective oversight of management. Of the eleven members of our Board of Directors, ten are independent. This includes all members of the Audit Committee, the Human Resources and Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. The independent members of the Board of Directors meet regularly without management, which meetings are chaired by the Lead Independent Director, whose role is described further below.
The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer (“CEO”) in any way that it deems to be in the best interests of the Company. Jerre Stead, who has served as our Executive Chairman since May 2019, was appointed Executive Chairman and CEO shortly after the closing of the merger with Churchill Capital Corp. Mr. Stead possesses detailed and in-depth knowledge of the business of Clarivate and the opportunities we have in the global marketplace and is thus well positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters.
Each of the Company’s directors, other than Mr. Stead, are independent (see “Independence of Directors” below). The Board believes that the independent directors provide effective oversight of management. In addition, Clarivate has established a Lead Independent Director role with broad authority and responsibility. Anthony Munk has served as our Lead Independent Director since May 2020. The Lead Independent Director’s authorities include:
•
presiding at all meetings of the Independent Directors, including executive sessions;

•
being available for periodic consultation and direct communication with the Company’s major shareholders;

•
assisting in the recruitment of Board candidates;

•
having active involvement in Board evaluations;

•
having active involvement in establishing committee membership and committee chairs;

•
having active involvement in the evaluation of the Chief Executive Officer;

•
providing Board performance feedback to the Chairman;

•
communicating with the independent directors between meetings, when appropriate;

•
recommending consultants and independent advisors to the Board as necessary or appropriate;

•
serving as interim Chairman in the event of an unforeseen vacancy;

•
calling meetings of the independent directors;

•
attending meetings of all committees of the Board;

•
in collaboration with the Chairman, developing an annual Board agenda;

•
in collaboration with the Chairman, developing Board meeting agendas, ensuring critical issues are included and ensuring that there is sufficient time for discussion of all agenda items; and

•
advising the Chairman on the quality, quantity, appropriateness and timeliness of information provided to the Board.

The Board believes that these authorities appropriately and effectively complement the Board leadership structure of Clarivate.
The Role of the Board of Directors in Risk Oversight
We believe that risk is inherent in innovation and the pursuit of long-term growth opportunities. Management at Clarivate is responsible for day-to-day risk management activities. The Company has formed a management risk committee to supervise these day-to-day risk management efforts, including identifying potential material risks and appropriate and reasonable risk mitigation efforts. The Board of Directors, acting directly and through its committees, is responsible for the oversight of the Company’s risk management. With the oversight of the Board, we have implemented practices and programs designed to help manage the risks to which we are exposed in our business and to align risk-taking appropriately with our efforts to increase shareholder value. Each of the Board’s four committees — Audit, Human Resources and Compensation, Nominating and Corporate Governance and Risk — has a role in assisting the Board in its oversight of the Company’s risk management, as set forth in the relevant committee charters.
The Board’s Risk Committee brings additional Board-level focus to the oversight of the Company’s management of key risks, as well as the Company’s policies and processes for monitoring and mitigating such risks. The Risk Committee meets not less frequently than quarterly. The Chair of the Risk Committee gives regular reports of the Risk Committee’s meetings and activities to the Audit Committee in order to keep the Audit Committee informed of the Company’s guidelines, policies and practices with respect to risk assessment and risk management; and each committee reports regularly to the full Board of Directors on its activities.
In addition, the Board of Directors participates in regular discussions among the Board and with senior management on many core subjects, including strategy, operations, finance, information technology, human resources, legal and public policy matters, and any other subjects regarding which the Board or its committees consider risk oversight an inherent element. The Board of Directors believes that the leadership structure described above under “Board Leadership Structure” facilitates the Board’s oversight of risk management because it allows the Board, with leadership from the Lead Independent Director and working through its independent committees, to participate actively in the oversight of management’s actions.
Business Experience and Qualifications of Board Members and Director Nominees
2021 Nominees for Class II Director
Valeria Alberola, 49, was nominated by the Board to stand for election at the Annual General Meeting. Ms. Alberola serves as the Chief Executive Officer of ZOMALAB and brings over 25 years of international experience in corporate finance, investment banking, operations and strategic management consulting. Prior to joining ZOMALAB, she was the CFO of Bridge Education Group, an international education company, where she helped scale the organization to 10 locations in the U.S. and Latin America to serve over 3,000 students annually. Previously, she was a partner at Q Advisors, a San Francisco and Denver-based investment banking firm, where she executed private and public transactions, including mergers and acquisitions and debt and equity financings for technology and telecommunications clients in the U.S. and internationally. Prior to Q Advisors, Ms. Alberola was the Director of Business Development for VeloCom, an international telecommunications company, where she was involved in acquisition and capital raising activities. She was also a strategic management consultant with McKinsey & Company in Santiago, Chile, and an equity analyst with Citigroup in São Paulo, Brazil. Ms. Alberola is a founding board member of Endeavor Colorado and a past board member of Colorado’s Technology Association, Graland Country Day School, OpenWorld Learning and the Boys & Girls Clubs of Metro Denver. Ms. Alberola received a B.S. in Economics and Business Administration from the Pontificia Universidad Católica de Chile and an M.B.A. from the Kellogg School of Management at Northwestern University, where she was a Fulbright scholar. Ms. Alberola was selected to serve on the Board of Directors due to her significant international experience in corporate finance, mergers and acquisitions and operations.
Usama N. Cortas, 43, has been a member of our Board since October 2020 and is currently a Partner with LGP. Prior to joining LGP in 2003, Mr. Cortas worked in the Investment Banking Division of Morgan Stanley in their New York office from 2000 to 2003. Mr. Cortas currently also serves on the boards of the following privately held companies or their affiliates: Authentic Brands Group, ECI Solutions, Ellucian, and Insight Global, and has served on the boards of CCC Information Services, CPA Global, Tank Holdings Corp., The Sports Authority and United States Infrastructure Corporation, among others. He earned a Bachelor of Arts degree in Economics-Political Science from Columbia University.
Adam T. Levyn, 37, has been a member of our Board since October 2020 and is currently a Principal with LGP. Prior to joining LGP in 2011, Mr. Levyn worked in private equity at Kohlberg Kravis Roberts & Co. in their New York office from 2007 to 2009 and in the Global Industrials Group of Bear, Stearns & Co. Inc. in their New York office from 2005 to 2007. Mr. Levyn currently also serves on the boards of the following privately held companies or their affiliates: CHG Healthcare Services, ExamWorks, Restorix Health, Service Logic and SRS Distribution, and has served on the boards of CPA Global, Tank Holdings Corp. and United States Infrastructure Corporation, among others. He earned a Bachelor of Arts degree in Economics from Princeton University and a M.B.A. from Harvard Business School.
Charles J. Neral, 62, has been a member of our Board since May 2019 and also serves on the board of directors of SAI Global. In 2016, he founded Neral Associates, LLC which provides advisory services to public and private clients. Prior to that, from July 2012 to January 2016, Mr. Neral served as the Senior Vice President and Chief Financial Officer of SunGard. He also served as the Senior Vice President and Chief Financial Officer of SafeNet from October 2009 to June 2012. From 1981 to 2009, Mr. Neral served in a variety of positions across IBM’s Sales, Server, Global Services and Software Business lines including executive roles in Asia Pacific, IBM Corporate Headquarters and ultimately serving as the Chief Financial Executive of IBM’s Software Segment (2004 to 2009). Mr. Neral holds a B.S. in Computer Science from Indiana University of Pennsylvania and an MBA in Finance from New York University. Mr. Neral was selected to serve on the Board of Directors due to his significant business and advisory experience.
Roxane White, 57, is a results-driven strategic advisor and leader with a passion for community engagement and public policy. She has extensive executive leadership expertise as the CEO of local, statewide, and national nonprofits, as a Cabinet Secretary, and as Chief of Staff to a mayor and a governor. Ms. White has served in the public sector as a gubernatorial cabinet secretary and Chief of Staff for eleven years, and most recently has been supporting state leaders throughout the United States with income inequality, workforce, and innovation through her company, Strategy with Rox. From her early career building nonprofit organizations, to more recent work as the Innovator in Residence at The Aspen Institute, Ms. White has delivered impactful results to communities across the nation. In her almost thirty years as a CEO and a leader, she has managed public relations crises and natural disasters, to strategic redirections and negotiating the first maternal child health Pay For Success project in the United States. Throughout her career, Ms. White has led strategic thinking and planning processes for large, multi-state entities, employee groups of thousands of individuals, and small entities with volunteer staff. She has a Master of Social Work from San Francisco State University, a Master of Divinity from San Francisco Theological Seminary and a Bachelor of Arts from Lewis and Clark College. Ms. White has a long history of professional experience serving on boards of directors including the Rose Community Foundation, Garrett Evangelical Seminary, the Downtown Denver Partnership Civic Ventures Board, and the Mobility from Poverty Commission established by the Bill and Melinda Gates Foundation. She was also appointed by the Governor of Colorado to the State Personnel Board. In 2020, Ms. White served as the Co-Chair of Help Colorado Now to speed Colorado’s Coronavirus recovery. Ms. White was selected to serve on the Board of Directors due to her significant executive leadership experience.
Class III Directors
Jerre Stead, 78, has been Chief Executive Officer of the Company since June 2019 and Executive Chairman of our Board since May 2019. Mr. Stead served as Chairman and Chief Executive Officer of IHS Markit Ltd., a world leader in critical information, analytics and solutions, from its formation in 2016 through 2017 and as Executive Chairman of its predecessor company, IHS Inc., from 2000 through 2016 and as both Chairman and Chief Executive Officer from 2015 through 2016 and from 2006 through 2013. Mr. Stead previously served as Co-Chief Executive Officer of DTN LLC, which provides services in relation to the delivery of weather, agricultural, energy and commodity market information from 2017 to 2018 and also previously served as its Executive Chairman. Mr. Stead previously served as Chairman and CEO of Ingram Micro from 1996 to 2000 and as Chairman and CEO of Legent Corporation in 1995. Mr. Stead has also previously served as Chairman and CEO of Honeywell-Phillips Medical Electronics, Chairman and CEO of Square D Company and Chairman and CEO of AT&T Global Information Solutions. Mr. Stead has served on over 30 corporate boards during his career and in 2017 received the B. Kenneth West Lifetime Achievement Award from the National Association of Corporate Directors. Mr. Stead is a graduate of the University of Iowa, where he earned a bachelor’s degree in business administration, and of the Harvard University Advanced Management Program in Switzerland. Mr. Stead was selected to serve on the Board of Directors due to his significant experience leading and growing companies in information services.
Kosty Gilis, 47, has been a member of our Board since January 2019. Mr. Gilis is a Managing Director of Onex. Since joining Onex in 2004, Mr. Gilis has worked on numerous private equity transactions including the acquisitions and realizations of Allison Transmission and Tomkins plc, and the acquisitions of Emerald Expositions, WireCo Worldgroup and SMG. Mr. Gilis currently also serves on the boards of Emerald Holdings, Inc. and ASM Global (f/k/a SMG) and previously served on the boards of Allison Transmission Holdings, Inc., Gates Global Inc. and WireCo Worldgroup Inc. Prior to joining Onex, Mr. Gilis was a Vice President at Willis Stein & Partners, a Chicago-based private equity firm and was a management consultant at Bain & Company in Toronto, Canada and Johannesburg, South Africa. Mr. Gilis is a graduate of The Wharton School of the University of Pennsylvania, where he earned a B.S. in Economics, and Harvard Business School, where he earned an MBA. Mr. Gilis was selected to serve on the Board of Directors due to his significant experience in a variety of financing transactions and investments in business and information services companies.
Nicholas Macksey, 41, has been a member of our Board since May 2019. Mr. Macksey is a Managing Director of Baring. Since joining Baring in 2006, Mr. Macksey has worked on numerous private equity transactions. These transactions include Courts Asia Limited, Nord Anglia Education Inc., Vistra Group Limited, SAI Global Limited and Giant Interactive Group Inc. Prior to joining Baring, Mr. Macksey was a Senior Associate at Westpac Institutional Bank. Mr. Macksey has served on the board of directors of Vistra Group since 2015 and has served on the board of directors of SAI Global since 2016 and has served on the board of directors of Nord Anglia Education since 2017. Mr. Macksey graduated with a Bachelor of Commerce and a B.S. in Economics from the University of Queensland and is also a CFA charter holder. He was selected to serve on the Board due to his significant investment and business services experience.
Anthony Munk, 60, serves as our lead independent director and has been a member of the Company’s board since May 2019. Mr. Munk is a Vice Chairman of Onex Corporation, which he joined in 1988, and is Chair of Onex Partners’ Private Equity Committee. Mr. Munk currently also serves on the public company boards of Emerald Holdings, Inc. and JELD-WEN Holding, Inc. and the private company boards of Ryan LLC, SGS & Co, and WireCo Worldgroup Inc. Mr. Munk previously served on the board of directors of Barrick Gold, RSI Home Products, Husky Injection Molding Systems Ltd, Cineplex Inc., SMG Holdings, Inc., Jack’s Family Restaurants, and Save-A-Lot. Prior to joining Onex, Mr. Munk was a Vice President with First Boston Corporation in London, England and an Analyst with Guardian Capital in Toronto. Mr. Munk holds a B.A. (Honors) in Economics from Queen’s University. Mr. Munk was selected to serve on the Board of Directors due to his significant experience in a variety of strategic and financing transactions and investments.
Class I Directors
Sheryl von Blucher, 59, has been a member of our board since May 2019. Ms. von Blucher has over 30 years of experience in a variety of roles in the global integrated energy, information services, technology services and software, and public and non-profit sectors. She has led strategic and portfolio planning, operations, and corporate finance and development for both domestic and international organizations. Ms. von Blucher served as Co-Chief Executive Officer of DTN LLC from 2017 to 2018. Prior to this, she joined IHS Inc. in 2000 as Senior Vice President of Planning and Corporate Development, and then served as an Advisor to the Chairman & CEO of the company from 2007 through 2017. Ms. von Blucher currently serves on the board of directors of Washington Prime Group, Inc., and Capital Canyon Club and Golf Development LLC. Ms. von Blucher holds a bachelor’s degree from Rice University and a master’s degree from Harvard University. Ms. von Blucher was selected to serve on the Board of Directors due to her significant experience as a senior executive in information services.
Jane Okun Bomba, 58, has been a member of our board since May 2020. Ms. Okun Bomba also serves on the board of directors of Service Source International since March 2020 and Brightview Holdings, Inc. since April 2019. Ms. Okun Bomba has served as President of Saddle Ridge Consulting since January 2018 and advises on a range of strategic issues, including investor relations, corporate perception and governance, transaction integration, human resources and ESG. Previously, from 2004 to 2017, Ms. Okun Bomba was an executive at IHS Markit Ltd (previously IHS Inc.), most recently as Executive Vice President, Chief Administrative Officer, where she led 450 people in corporate functions including HR, Marketing, Communications, Sustainability and Investor Relations. Prior to IHS, she was a partner at Genesis, Inc. and headed investor relations at Velocom, MediaOne Group, and Northwest Airlines. She held various management positions in corporate finance at Northwest Airlines and American Airlines, and was a CPA at PriceWaterhouse. Ms. Okun Bomba serves on the board of Kickstart International and is a member of the International Women’s Forum. She is a member of the University of Michigan, Ross School of Business Advisory Board and the School of Literature, Science and Arts Dean’s Advisory Committee. Ms. Okun Bomba holds both a BGS and an MBA from the University of Michigan at Ann Arbor. She completed graduate studies at the Stockholm School of Economics, and board director education in the Women’s Director Development Program at the Kellogg School of Management, Northwestern University and the Directors’ Consortium. Ms. Okun Bomba was selected to serve on the Board of Directors due to her significant experience in human resources, finance and investor relations.
Balakrishnan S. Iyer, 64, has been a member of Clarivate’s board since May 2019. Mr. Iyer has previously served as a board member of Skyworks Solutions Inc. from 2002 until 2020, Churchill Capital’s board from September 2019 to May 2019 and IHS Markit Ltd (previously IHS Inc.) from 2003 until April 2019. He has served on the board of Power Integrations, Inc. since 2004. Previously, Mr. Iyer was Senior Vice President and Chief Financial Officer of Conexant Systems, Inc. from 1998 to 2003. He held various leadership positions at VLSI Technology Inc., including Senior Vice President and Chief Financial Officer from 1997 to 1998 and Vice President, Corporate Controller from 1993 to 1997. Mr. Iyer served on the boards of directors of Conexant Systems from 2002 to 2011, Life Technologies (and its predecessor Invitrogen) from 2001 to 2014 and QLogic Corporation from 2003 to 2016. Mr. Iyer holds a B.Tech in Mechanical Engineering from the Indian Institute of Technology, Madras, an MS in Industrial Engineering from the University of California, Berkeley and an MBA in Finance from the Wharton School of the University of Pennsylvania. Mr. Iyer was selected to serve on the Board of Directors due to his significant financial and corporate governance experience in information services.

Richard W. Roedel, 71, has been a member of our board since May 2020. Mr. Roedel also serves on the public company boards of directors of Brightview Holdings, Inc., Six Flags Entertainment Corporation, LSB Industries, Inc. and Luna Innovations Incorporated. Mr. Roedel serves as Non-Executive Chairman of Six Flags, LSB and Luna Innovations. Mr. Roedel has announced that he will be retiring from the Six Flags board at its annual meeting in May 2021. Mr. Roedel has previously served on the boards of IHS Markit Ltd (previously IHS Inc.), Lorillard, Inc., Sealy Corporation, BrightPoint, Inc, Broadview Holdings, Inc., Dade Behring Holdings, Inc. and Take-Two Interactive Software, Inc. Mr. Roedel is a member of the National Association of Corporate Directors (NACD) Risk Oversight Advisory Council. Mr. Roedel was appointed to a three year term, ending in 2017, on the Standing Advisory Group of the Public Company Accounting Oversight Board (PCAOB). Until 2000, Mr. Roedel was employed by BDO Seidman LLP, having been managing partner of its Chicago and New York Metropolitan area offices and later Chairman and CEO. Mr. Roedel is a graduate of The Ohio State University and a CPA. Mr. Roedel was selected to serve on the Board of Directors due to his significant finance, accounting and risk management experience.
Independence of Directors
We adhere to the rules of the NYSE in determining whether a director is independent. The NYSE listing standards generally define an “independent director” as a person other than an executive officer of a company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Sheryl von Blucher, Usama N. Cortas, Kosty Gilis, Balakrishnan S. Iyer, Adam T. Levyn, Nicholas Macksey, Anthony Munk, Charles J. Neral, Jane Okun Bomba and Richard W. Roedel are independent directors. The Board has also determined that director nominees Valeria Alberola and Roxane White would be independent if elected to the Board.
Directors’ Meeting Attendance
The Board held 12 meetings during 2020. At each meeting, the Executive Chairman was the presiding director. Each director attended at least 75 percent of the total regularly scheduled and special meetings of the Board and the committees on which they served. Our Board expects each director to attend our Annual General Meeting of Shareholders via telephone, although attendance is not required.
Simultaneous Service on Other Public Company Boards
The Board does not believe that its members should be prohibited from serving on boards of other organizations and has not adopted any guidelines limiting such activities. However, as set forth in the Audit Committee charter and the Company’s Corporate Governance Guidelines (available at http://ir.clarivate.com), no Audit Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee and this determination is disclosed in accordance with NYSE rules. The Board has determined that the service of Mr. Roedel on the audit committees of three public companies in addition to the Company’s Audit Committee does not impair his ability to serve effectively on the Company’s Audit Committee.
In addition, other than with respect to any directors and director candidates designated pursuant to the Investor Rights Agreement (for so long as such agreement is in effect), for whom the Nominating and Corporate Governance Committee does not provide a recommendation to the Board, the Nominating and Corporate Governance Committee may take into account the nature of and time involved in a director’s service on other boards and/or committees in evaluating the suitability of individual director candidates and current directors.
Family Relationships
There are no family relationships between any of Clarivate’s executive officers and directors.

Compensation Committee Interlocks and Insider Participation
During 2020, none of our executive officers served on the board of directors or compensation committee of a company that has an executive officer that serves on our Board of Directors or the Human Resources and Compensation Committee.
Code of Conduct
Clarivate has adopted a Code of Conduct that applies to all of its employees, officers, and directors. This includes Clarivate’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The full text of Clarivate’s Code of Conduct is posted on its website at http://ir.clarivate.com. Clarivate intends to disclose on its website any future amendments of the Code of Conduct or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or Clarivate’s directors from provisions in the Code of Conduct.
Communications with the Board
If you wish to communicate with the Board as a whole, with any Committee, with any one or more individual directors, or with our non-management directors, you may send your written communication to:
Stephen Hartman
General Counsel, Global Head of Corporate Development and Secretary
Clarivate Plc
Friars House
160 Blackfriars Road
London SE1 8EZ
United Kingdom
Board Committees
In 2020, our Board had four standing committees: the Audit Committee, the Human Resources and Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. We believe that all members of each of these committees meet the independence standards of the NYSE and SEC rules and regulations. The Board has approved a charter for each of the standing committees, each of which can be found on our website at http://ir.clarivate.com.

Composition of Board Committees
The Board had four standing committees in 2020 with duties, membership as of year-end, and number of meetings for each as shown below.
Name	Audit Committee	Nominating and Corporate Governance Committee	Human Resources and Compensation Committee	Risk Committee
Sheryl von Blucher		Chairperson	✔	✔
Jane Okun Bomba		✔	Chairperson
Usama N. Cortas			✔
Balakrishnan S. Iyer	✔			Chairperson
Anthony Munk(1)		✔
Charles J. Neral	Chairperson			✔
Richard W. Roedel	✔			✔
Number of Meetings	11	4	7	4

(1)
Mr. Munk is our Lead Independent Director.

Audit Committee
Members —
Charles J. Neral, Chairperson
Balakrishnan S. Iyer
Richard W. Roedel
The Board has established an Audit Committee composed of independent directors. Each of the members of the Audit Committee is independent under NYSE listing standards and SEC rules. The Audit Committee has a written charter. The purpose of the Audit Committee is, among other things, to appoint, retain, set compensation of, and supervise Clarivate’s independent accountants, review the results and scope of the audit and other accounting related services and review Clarivate’s accounting practices and systems of internal accounting and disclosure controls.
Financial Experts on Audit Committee
The Audit Committee will at all times be composed exclusively of  “independent directors,” as defined for Audit Committee members under the NYSE listing standards and the rules and regulations of the SEC, who are “financially literate.” “Financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, Clarivate is required to certify to the NYSE that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board has determined that each member of the Audit Committee meets the definition of  “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.
Human Resources and Compensation Committee
Members —
Jane Okun Bomba, Chairperson
Sheryl von Blucher
Usama N. Cortas

The Board has established a compensation committee that was renamed the “Human Resources and Compensation Committee” in February 2021 in recognition of the broad and strategic mandate of the committee. The Human Resources and Compensation Committee has a written charter. The purpose of the Human Resources and Compensation Committee is to review and approve compensation paid to Clarivate’s officers and directors and to administer Clarivate’s incentive compensation plans, including authority to make and modify awards under such plans.
Each of the members of the Human Resources and Compensation Committee is independent under NYSE listing standards and is a “non- employee director” and satisfies the requirements of a “nonemployee director” for purposes of Section 16 of the Exchange Act.
See “Determination of Executive Compensation: Role of the Human Resources and Compensation Committee” in the CD&A for more information on the roles and responsibilities of the HRCC.
Nominating and Corporate Governance Committee
Members —
Sheryl von Blucher, Chairperson
Jane Okun Bomba
Anthony Munk
The Board has established a Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has a written charter. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. Each of the members of the Nominating and Corporate Governance Committee is independent under NYSE listing standards.
Risk Committee
Members —
Balakrishnan S. Iyer, Chairperson
Sheryl von Blucher
Charles J. Neral Richard W. Roedel
The Risk Committee has been created by our Board to assist our Board in its oversight of the Company’s risk management. The Risk Committee has a written charter. In addition to any other responsibilities which may be assigned from time to time by the Board, the Risk Committee is responsible for (i) reviewing and discussing with management the Company’s risk management and risk assessment processes, including any policies and procedures for the identification, evaluation and mitigation of major risks of the Company; (ii) receiving periodic reports from management as to efforts to monitor, control and mitigate major risks; and (iii) reviewing periodic reports from management on selected risk topics as the Risk Committee deems appropriate from time to time, encompassing major risks other than those delegated by the Board to other Committees of the Board in their respective charters or otherwise. Each of the members of the Risk Committee is independent under NYSE listing standards.
Director Nominations
Subject to the requirements of the Investor Rights Agreement discussed under “Certain Relationships and Related Person Transactions,” the Nominating and Corporate Governance Committee will consider persons identified by its members, management, shareholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the Nominating and Corporate Governance Committee charter, generally provide that persons to be nominated:
•
should have demonstrated notable or significant achievements in business, education or public service;

•
should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•
should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The Nominating and Corporate Governance Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The Nominating and Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of Board members. Subject to the requirements of the Investor Rights Agreement, the Nominating and Corporate Governance Committee will not distinguish among nominees recommended by shareholders and other persons.
Director Compensation
Non-employee directors who were serving at the time of the Annual General Meeting in 2020 and are not employees or affiliates of Onex, Baring or LGP, receive compensation comprised of an annual retainer for Board service, a grant of Restricted Share Units (“RSUs”), and an annual retainer for committee chairs as described in the table below. Directors who resigned as of May 7, 2020, the date of the Annual General Meeting in 2020, were compensated according to the 2019 director compensation program, which included and annual retainer of  $75,000 and meeting fees of  $18,750 per meeting.
Director Compensation	Amount(1) ($)
Board of Directors Annual Retainer	85,000
Board of Directors Annual RSU Grant	165,000
Audit Committee Chair Annual Retainer	30,000
Human Resources and Compensation Committee Chair Annual Retainer	30,000
Nominating and Corporate Governance Committee Chair Annual Retainer	20,000
Risk Committee Chair Annual Retainer	20,000

(1)
Directors may elect to receive payment of their retainers in cash, shares, or a combination of cash and shares.

In addition to the fees described above, reimbursement is provided for travel, lodging and other reasonable expenses.
The Nominating and Corporate Governance Committee periodically evaluates the compensation of our non-employee directors, with the assistance of Pay Governance, the Human Resources and Compensation Committee’s consultant. Pay Governance reviews director pay levels and provides analyses on where the Company is positioned relative to the Company’s compensation. The Nominating and Corporate Governance Committee may bring recommendations for adjustments to non-employee director compensation to the Board for review and approval.
The following table provides information concerning the compensation of each of our non-employee directors who received compensation during fiscal year 2020.

Non-Employee Director Compensation
Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Total Compensation ($)
Sheryl von Blucher	105,000	165,000	270,000
Jane Okun Bomba(4)	74,877	165,000	239,877
Balakrishnan S. Iyer	105,000	165,000	270,000
Charles J. Neral	115,000	165,000	280,000
Richard Roedel(4)	55,344	165,000	220,344
Former Directors(5)
Martin Broughton	53,159	—	53,159
Michael Klein	70,679	165,000	235,679
Karen G. Mills	85,000	165,000	250,000
Charles E. Moran	53,159	—	53,159

(1)
The following directors did not receive compensation during 2020: Messrs. Gilis, Munk and Amir Motamedi as they are affiliates of Onex; Messrs. Scattarella and Macksey as they are affiliates of Baring; and Messrs. Cortas and Levyn as they are affiliates of LGP. Mr. Scattarella and Mr. Motamedi ceased service as directors effective May 7, 2020. Additionally, Mr. Stead, who serves as our CEO, did not receive any compensation for director services other than what is disclosed in the Summary Compensation Table.

(2)
The following directors elected to receive ordinary shares in lieu of cash fees: Ms. Okun Bomba received 2,672 ordinary shares in lieu of 100% of her cash retainers; Mr. Roedel received 1,975 ordinary shares in lieu of 100% of his cash retainers; and Ms. Von Blucher received 2,905 ordinary shares in lieu of 75% of her cash retainers.

(3)
On May 7, 2020, the date of the AGM, directors were awarded 6,748 RSUs with a value of $165,000. The number of RSUs granted was calculated by dividing $165,000 by $24.45, the closing price of Clarivate shares on the grant date, rounding down to the next whole share. These RSUs have a one-year vesting requirement. At the end of the fiscal year, Ms. Okun Bomba, Mr. Iyer, Mr. Neral, Mr. Roedel, Ms. Von Blucher, and Ms. Mills were each holding their 6,748 unvested RSUs. Mr. Klein forfeited his RSUs on October 30, 2020 upon his termination of service.

(4)
Ms. Okun Bomba and Mr. Roedel were elected as directors on May 7, 2020.

(5)
These directors have terminated service as of the following dates: Messrs. Broughton and Moran, May 7, 2020; Mr. Klein, October 30, 2020; and Ms. Mills, January 17, 2021.

The Articles of Association provide that, to the fullest extent permitted by law, the Company shall indemnify its directors and officers against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, which they may incur as a result of any act or failure to act in carrying out their functions in connection with the Company, other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. The Company maintains a directors’ and officers’ liability policy for the benefit of any director or officer in the event of any loss or liability the director or officer may experience in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.
Executive Officers
Set forth below is information concerning our executive officers as of March 4, 2021.

Name	Age	Position
Jerre Stead	78	Executive Chairman and Chief Executive Officer
Richard Hanks	56	Chief Financial Officer
Mukhtar Ahmed	53	President, Science Group
Jeff Roy	52	President, IP Group
Stephen Hartman	51	General Counsel and Global Head of Corporate Development
Executive officers are appointed by our Board. Information about Mr. Stead is provided under “Continuing Directors with Terms Expiring at the Annual General Meeting in 2022” in this Proxy Statement. A brief biography for each of our other executive officers follows.
Richard Hanks has been the Chief Financial Officer of the Company since March 2017. Mr. Hanks served as Chief Financial Officer of BDP International from April 2013 to March 2017 and as Chief Financial Officer and an Executive Vice President of infoGROUP, Inc. from 2010 to 2013. Prior to that, Mr. Hanks served as Chief Operating Officer of Enterprise Media Group (EMG) of Dow Jones & Company Inc. from 2007 to 2010 and served as its Chief Commercial Officer and Senior Vice President of Financial & Enterprise Markets where he led the corporate and financial market verticals with responsibility for finance, sales, marketing and product strategy. From 1999 to 2006, Mr. Hanks served as Chief Financial Officer of Factiva, LLC. Prior to that, he served as Finance Director for the Corporate and Media Information Division of Reuters, Finance Director for the Financial Times Business Limited, Director of Operations Research and Internal Audit for SmithKline Beecham PLC and Senior Manager of Corporate Finance and Restructuring at PricewaterhouseCoopers. Mr. Hanks is a Chartered Accountant and is a graduate of the University of Nottingham, where he earned a bachelor’s degree with Honors in Industrial Economics.
Mukhtar Ahmed has been President, Science Group of the Company since September 2019. Mr. Ahmed joined the Company in January 2018 as President of Life Sciences. He brings with him a wealth of leadership experience, spanning across a 30-year career within the biopharmaceutical, health sciences and technology industries. Mr. Ahmed most recently served as President of eHealth Solutions at Bioclinica where he was responsible for a global business division that provided commercial cloud technologies and specialist services to the biopharmaceutical and medical devices sectors. Prior to that, he was the Global Vice President at Oracle Corporation. He also held senior executive positions with various multinational corporations including Parexel and Kendle International, as well as holding board-level positions with the UK National Health Service (NHS) and a number of venture capital and private equity backed companies. Mr. Ahmed holds a Bachelor of Science degree with honours in Applied Computer Systems from Brunel University, and a diploma in computing from Buckinghamshire College. He is a member of the Royal Society of Medicine, an independent council member for Brunel University and he chaired the Digital Health Committee for Life Sciences PA.
Jeff Roy has been President, IP Group of Clarivate since September 2019. He joined Clarivate in September 2017 as President of CompuMark. Prior to joining the Company, Mr. Roy was at the Intercontinental Exchange where he led operations and client support globally for ICE Data Services, a $2 billion financial data and analytics business. Prior to that, Mr. Roy was the founder and CEO of Implementation Factory, Inc., a boutique consulting firm that designed process-oriented software solutions and data products primarily for customers in the information, financial services and tax industries. He has more than 25 years of experience creating efficiency in global operations and developing new products that accelerate growth while meeting customer needs. Mr. Roy has also served on the Advisory Board of BoardProspects, Inc. He graduated with a Bachelor’s degree in Banking and Finance from Hofstra University.
Stephen Hartman has been General Counsel and Global Head of Corporate Development of the Company since July 2014. Prior to that, Mr. Hartman served as Deputy General Counsel, TR Professional, General Counsel for Thomson Scientific and as Chief Counsel (EMEA) for Thomson Financial. Before joining Thomson Reuters in 2000, Mr. Hartman served as European counsel for Primark. Mr. Hartman is a graduate of the University of Nottingham.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes present information relating to the beneficial ownership of our ordinary shares as of March 4, 2021 and shows the number of shares and percentage of outstanding ordinary shares owned by:
•
each person or entity who is known by us to own beneficially 5% or more of our ordinary shares;

•
each of our directors, director nominees and executive officers, individually; and

•
all current directors and executive officers as a group.

Unless otherwise indicated, the business address of each of the individuals is c/o Clarivate Plc, Friars House, 160 Blackfriars Road, London, SE1 8EZ, UK.
	Amount and Nature of Beneficial Ownership
Beneficial Owner(1)	Number	Percent
Five Percent Holders:
Leonard Green & Partners, L.P.(2)	116,666,507	19.19%
Onex(3)	71,418,266	11.74%
T. Rowe Price Associates, Inc.(4)	67,336,131	11.07%
Castik Capital S.a.r.l.(5)	38,089,963	6.26%
Select Equity Group, L.P.(6)	37,340,871	6.14%
FMR LLC(7)	31,581,694	5.19%
Directors, Director Nominees and Executive Officers:
Jerre Stead(8)	13,232,764	2.15%
Valeria Alberola	—	—
Sheryl von Blucher(9)	3,558,694	*
Jane Okun Bomba	52,705	*
Usama Cortas(10)	116,666,507	19.19%
Kosty Gilis	—	—
Balakrishnan S. Iyer(11)	534,387	*
Adam Levyn	—	—
Nicholas Macksey	—	—
Anthony Munk	—	—
Charles J. Neral	26,427	*
Richard W. Roedel(12)	18,529	*
Roxane White	—	—
Mukhtar Ahmed(13)	401,625	*
Richard Hanks(14)	437,564	*
Stephen Hartman(15)	345,986	*
Jeff Roy(16)	418,803	*
All current directors and executive officers as a group (15 individuals)(17)	135,693,991	21.95%

*
Less than one percent.

(1)
Unless otherwise stated below, the address of each beneficial owner listed in the table is c/o Clarivate Plc, Friars House, 160 Blackfriars Road, London, United Kingdom, SE1 8EZ.

(2)
Capri Acquisitions Topco Limited (“Topco”) is the direct holder of record of the ordinary shares, and holds such ordinary shares on behalf of Green Equity Investors VII, L.P. (“GEI VII”), Green Equity Investors Side VII, L.P. (“GEI Side VII”), GEI VII Capri AIV, L.P. (“AIV”), Capri Coinvest LP (“Coinvest”), LGP Associates VII-A LLC (“Associates VII-A”), and LGP Associates VII-B LLC (“Associates VII-B” and together with GEI VII, GEI Side VII, AIV, Coinvest, and Associates VII-A, the “Investors”), through GEI VII Capri Holdings, LLC (“Holdings”). Topco is the direct holder of record of the ordinary shares reported and holds such ordinary shares on behalf of the Investors through Holdings. Of the 116,666,507 ordinary shares held by Topco on behalf of the Investors through Holdings, (i) GEI VII is the indirect owner of 33,763,998 ordinary shares, (ii) GEI Side VII is the indirect owner of 47,264,079 ordinary shares, (iii) AIV is the indirect owner of 6,234,835 ordinary shares, (iv) Coinvest is the indirect owner of 28,094,163, (v) Associates VII-A is the indirect owner of 121,171 ordinary shares, and (vi) Associates VII-B is the indirect owner of 1,188,261 ordinary shares. The address of Leonard Green & Partners, L.P. is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025.

(3)
The information in the table above is based solely on information contained in this shareholder’s Schedule 13D under the Exchange Act filed by such shareholder with the SEC. Onex Partners IV LP is the record holder of 26,454,617 ordinary shares; Onex Partners IV PV LP is the record holder of 1,307,836 ordinary shares; Onex Partners IV Select LP is the record holder of 183,130 ordinary shares; Onex Partners IV GP LP is the record holder of 756,574 ordinary shares; Onex Camelot Co-Invest LP is the record holder of 15,480,085 ordinary shares; Onex US Principals LP is the record holder of 974,797 ordinary shares; and Onex Partners Holdings LLC is the record holder of 24,697,644 ordinary shares. Mr. Schwartz beneficially owns all of the shares held by Onex Corporation and directly controls New PCo GP Inc. Mr. Schwartz may be deemed to share beneficial ownership of the shares beneficially owned by Onex Corporation and New PCo GP Inc. Onex Corporation may be deemed to beneficially own the ordinary shares held by each of Onex Partners IV LP, Onex Partners IV PV LP, Onex Camelot Co-Invest LP, Onex Partners IV GP LP and Onex Partners IV Select LP, through Onex Corporation’s ownership of all of the common stock of Onex Partners Canadian GP Inc., which owns all of the equity of  (i) Onex Partners IV GP Limited, which is the general partner of Onex Partners IV GP LP, which is the general partner of each of Onex Partners IV LP, Onex Partners IV PV LP and Onex Camelot Co-Invest LP; and (ii) Onex Partners IV GP LLC, which is the general partner of Onex Partners IV Select LP. In addition, Onex Corporation may be deemed to beneficially own the ordinary shares held by (a) Onex US Principals LP, through Onex Corporation’s ownership of all of the equity of Onex Private Equity Holdings LLC, which owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP; and (b) Onex Partners Holdings LLC, through Onex Corporation’s ownership of all of the equity of Onex Private Equity Holdings LLC, which owns all of the equity of Onex American Holdings Subco LLC, which is the majority owner of Onex Partners Holdings LLC. New PCo A LP is the record holder of 1,563,583 ordinary shares. New PCo GP Inc., the general partner of New PCo A LP, is an independent entity that is controlled by Mr. Gerald W. Schwartz and as such may be deemed to beneficially own all of the ordinary shares beneficially owned by New PCo GP Inc. Mr. Schwartz, the Chairman, President and Chief Executive Officer of Onex Corporation, owns shares representing a majority of the voting rights of the shares of Onex Corporation and as such may be deemed to beneficially own all of the ordinary shares beneficially owned by Onex Corporation. Mr. Schwartz disclaims any such beneficial ownership. Mr. Schwartz has indirect voting and investment control of Onex Corporation. The business address of each of Onex US Principals LP, Onex American Holdings GP LLC, Onex Partners IV GP LP, Onex Partners IV GP LLC, Onex Private Equity Holdings LLC, Onex American Holdings Subco LLC and Onex Partners Holdings LLC is 165 W Center Street, Suite 401, Marion, Ohio 43302. The business address of each of Onex Partners IV LP, Onex Partners IV PV LP, Onex Camelot Co-Invest LP and Onex Partners IV Select LP is 712 Fifth Avenue, 40th Floor, New York, NY 10019. The business address of each of the other holder is 161 Bay Street, Toronto, A6, M5J2S1.

(4)
The information in the table above is based solely on information contained in this shareholder’s Schedule 13G under the Exchange Act filed by such shareholder with the SEC. T. Rowe Price Associates Inc. has sole voting power of 18,741,727 ordinary shares and sole dispositive power of 67,336,131 ordinary shares. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(5)
The information in the table above is based solely on information contained in this shareholder’s Schedule 13D under the Exchange Act filed by such shareholder with the SEC. Selige Co-Investor Pooling Limited, Selige Co-Investor Pooling S.C.Sp, and Castik Capital S.a.r.l., have shared voting power and shared dispositive power over 38,089,963 ordinary shares. Selige Co-Investor Pooling Limited has its registered office at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands. Selige Co-Investor Pooling S.C.Sp has its registered office at 1 Route d’Esch, L-1470 Luxembourg. Castik Capital has its registered address at 1 Route d’Esch, L-1470 Luxembourg.

(6)
The information in the table above is based solely on information contained in the Schedule 13G under the Exchange Act jointly filed by Select Equity Group, L.P. (“Select L.P.”) and George S. Loening (“Loening”), who is the majority owner of Select L.P. Select L.P. and Loening have shared voting and dispositive power over 37,340.871 ordinary shares. The registered address of Castik Capital is 1 Route d’Esch, L-1470 Luxembourg.

(7)
The information in the table above is based solely on information contained in this shareholder’s Schedule 13D under the Exchange Act filed by such shareholder with the SEC. FMR LLC has sole voting power over 5,456,887 ordinary shares and the sole disposition over 31,581,694 ordinary shares. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(8)
Includes (i) 4,358,074 ordinary shares held by Mr. Stead; (ii) 1,000,000 ordinary shares held by JMJS Group-II, LP, an affiliate of Mr. Stead; (iii) 1,000,000 ordinary shares held by Mr. Stead issuable upon the exercise of vested stock options; and (iv) 6,965,000 ordinary shares issuable upon the exercise of warrants held by Mr. Stead.

(9)
Includes (i) 3,291,442 ordinary shares; and (ii) 274,000 ordinary shares issuable upon the exercise of warrants held by Ms. von Blucher.

(10)
Mr. Cortas may be deemed to be the indirect beneficial owner of 116,666,507 ordinary shares held by Leonard Green & Partners, L.P. See Footnote 2 of this table. Mr. Cortas disclaims beneficial ownership of the ordinary shares reported herein except to the extent of his pecuniary interest therein and the information reported in this table shall not be deemed an admission that he is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(11)
Includes (i) 8,856 ordinary shares directly held by Mr. Iyer, (i) 258,279 ordinary shares held indirectly by the Iyer Family Trust dated 1/25/2001 (the “Iyer Family Trust”), and (iii) 274,000 ordinary shares issuable upon the exercise of warrants held by the Iyer Family Trust. Mr. Iyer, as trustee, has voting and investment power over the shares held by the Iyer Family Trust.

(12)
Includes (i) 682 ordinary shares directly held; (ii) 20,505 ordinary shares indirectly held by Mr. Roedel’s spouse; and 4,090 ordinary shares held by Mr. Roedel’s Profit Sharing Plan.

(13)
Includes (i) 5,216 ordinary shares issuable upon settlement of RSUs held by Mr. Ahmed that will vest within 60 days of March 4, 2021; and (ii) 396,409 ordinary shares held by Mr. Ahmed issuable upon the exercise of vested stock options.

(14)
Includes (i) 5,216 ordinary shares issuable upon settlement of RSUs held by Mr. Hanks that will vest within 60 days of March 4, 2021; and (ii) 432,348 ordinary shares held by Mr. Hanks issuable upon the exercise of vested stock options.

(15)
Includes (i) 3,755 ordinary shares issuable upon settlement of RSUs held by Mr. Hartman that will vest within 60 days of March 4, 2021; and (ii) 342,231 ordinary shares held by Mr. Hartman issuable upon the exercise of vested stock options.

(16)
Includes (i) 5,216 ordinary shares issuable upon settlement of RSUs held by Mr. Roy that will vest within 60 days of March 4, 2021; and (ii) 413,587 ordinary shares held by Mr. Roy issuable upon the exercise of vested stock options.

(17)
Includes (i) 7,750,624 ordinary shares directly held; (ii) 117,949,381 ordinary shares indirectly held as described in Footnotes 9,11,12 and 13 above; (iii) 19,403 ordinary shares issuable upon settlement of RSUs that will vest within 60 days of March 4, 2021; (iv) 2,584,575 ordinary shares issuable upon the exercise of vested stock options; and (v) 7,513,000 ordinary shares issuable upon the exercise of warrants.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS
Because we were entitled to the exemptions applicable to “foreign private issuers” under the SEC’s rules until December 31, 2020, our executive officers and directors, and persons who own more than 10 percent of a registered class of our equity securities, were not subject to the reporting requirements or liability provisions Section 16 of the Exchange Act during 2020.

REPORT OF THE AUDIT COMMITTEE
The following report of the Audit Committee does not constitute “soliciting material” and shall not be deemed filed or incorporated by reference into any other filing by Clarivate under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.
The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control, and legal compliance functions. It does so by approving the services performed by PwC, the Company’s independent registered public accountants, and reviewing their reports regarding the Company’s accounting practices and systems of internal accounting controls. The Committee also oversees the performance of the Company’s internal audit function, which is managed by the Chief Audit Executive. The Committee’s responsibilities are stated in a written charter adopted by the Board.
The Company’s management is responsible for preparing the Company’s financial statements and PwC is responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and PwC.
To fulfill its responsibility, the Audit Committee has met regularly and held discussions with management, with the Company’s internal auditors, and with PwC. Management represented to the Audit Committee that the Company’s consolidated financial statements for fiscal year 2020 were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC.
The Audit Committee has also discussed and confirmed with PwC its independence from the Company and has received from PwC all written disclosures and correspondence required by the Public Company Accounting Oversight Board. In addition, the Audit Committee has evaluated the non-audit services provided by PwC to the Company and has concluded that these do not impair PwC’s independence.
The Audit Committee has discussed with internal accountants, internal auditors, and PwC, with and without management present, its evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.
Based on the reviews and discussions described above, the Audit Committee approved the audited consolidated financial statements for fiscal year 2020 and recommended to the Board their inclusion in the Annual Report on Form 10-K for the year ended December 31, 2020.
Respectfully submitted on March 25, 2021, by the members of the Audit Committee of the Board:
Charles J. Neral, Chairperson
Balakrishnan S. Iyer
Richard W. Roedel

REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE
The following report of the Human Resources and Compensation Committee does not constitute “soliciting material” and shall not be deemed filed or incorporated by reference into any other filing by Clarivate under the Securities Act or the Exchange Act.
The Human Resources and Compensation Committee of the Board has reviewed and discussed with management of the Company the Compensation Discussion and Analysis. Based on this review and discussion, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and this Proxy Statement.
Respectfully submitted on March 25, 2021, by the members of the Human Resources and Compensation Committee of the Board:
Jane Okun Bomba, Chairperson
Sheryl von Blucher
Usama N. Cortas

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
In our first full year as a public company, we focused on our very clear strategy, growing our business both organically and through multiple acquisitions, divesting non-core assets, realigning our commercial infrastructure through the establishment of three global business centers, and aligning our sales organization to optimize service to customers. Shareholders saw the value of their investment grow — Clarivate shares closed at $29.71 per share on December 31, 2020, providing our shareholders with a 76.8% increase in value for 2020. During this time, our peers’ average total shareholder return (“TSR”) was 11.7% and our next highest peer’s TSR was 74.4%.
2020 Total Shareholder Return
This performance was even more remarkable given that 2020 presented unparalleled challenges for our business and our colleagues. But our colleagues quickly overcame these challenges by swiftly adapting to a new work environment that served us well and will provide considerable benefits in the years ahead.
Throughout the year, we made significant progress across our strategic objectives including improving our colleague engagement and customer delight scores. We completed operational improvements, which helped to drive organic growth, and enhanced our IP and Science business segments with two transformative acquisitions. Our growth in the fourth quarter and full year 2020 reflects the benefits of these actions. The team also made tremendous strides with Environment, Social and Governance (“ESG”) initiatives and we look forward to publishing our first sustainability report in 2021.
No one could have predicted the impact of the global pandemic on the geographies and end-markets in which we operate. Despite these challenges and very difficult circumstances, our senior leadership team maintained flexibility to quickly pivot and capitalize, where possible, on the opportunities presented. In this section, we discuss our overarching view of the year, the fundamentals of who we are and our achievements, and how we responded to COVID-19 to continue to motivate and incent our colleagues. In some areas, the pandemic prevented us from attaining our vision that was set at the beginning of 2020. In other areas, we found that our resilience and focus on success allowed us to exceed expectations. The HRCC strived to take a balanced view of our corporate performance and made several unique but thoughtful and well-researched decisions in adapting our executive compensation program in a manner that they viewed to be appropriate given the circumstances.
This Compensation Discussion and Analysis (“CD&A”) details the objectives and elements of the Clarivate executive compensation program, describes the related processes of our HRCC in determining compensation provided to our NEOs, and discusses the compensation that they earned.

For 2020, our NEOs were:
Name	Role
Jerre Stead	Executive Chairman and Chief Executive Officer
Richard Hanks	Chief Financial Officer
Mukhtar Ahmed	President, Science Segment
Jeff Roy	President, Intellectual Property (“IP”) Segment
Stephen Hartman	General Counsel and Global Head of Corporate Development
Executive Summary
Who We Are
We are a leading global information services and analytics company serving the scientific research, intellectual property, and life sciences end-markets. We provide structured information and analytics to facilitate the discovery, protection and commercialization of scientific research, innovations and brands. Our product portfolio includes well-established, market-leading brands such as Web of Science, Derwent Innovation, Life Sciences, CompuMark, MarkMonitor and CPA Global. We believe that our flagship products hold a #1 or #2 global position by revenue across the respective markets they serve, including abstracting and indexing databases, life science regulatory and competitive intelligence, and intellectual property protection (including patent, trademarks and brand protection). We provide service to a large, diverse and global customer base. As of December 31, 2020, we had over 30,000 customers in more than 170 countries, including the top 30 pharmaceutical companies by revenue. We believe that the strong value proposition of our content, user interfaces, visualization and analytical tools, combined with the integration of our products and services into customers’ daily workflows, leads to our substantial customer loyalty as evidenced by their high propensity to renew their subscriptions with us. In 2020, we made significant accomplishments, grew substantially, and expanded our products and services, as described under “2020 Business Highlights” and “2020 Financial Results” below.
We are focused on maintaining a culture of superior engagement and accountability, an emphasis we have maintained since transitioning from a private-equity-held company to a public company in May 2019. We are moving forward with a sense of urgency and intense external curiosity about what drives success for our customers. We understand that our own success and future are inextricably linked to the success and future of the world around us, and that identifying and addressing gaps in our environment, social and governance performance will ultimately make us more globally competitive and allow us to drive profitable growth for the long-term.
The tenets of our corporate culture are fundamental to every decision we make, including acquisitions. We have constructed a strong operating philosophy and overarching ethos that are critical to our future success. And all of these elements are built on the foundation of a clear purpose, vision, mission and values. We have a vibrant, engaged workforce who is guided by our purpose, vision and mission in everything they do.

Our core values are cultural cornerstones and deeply ingrained principles that guide all of our actions — internally and externally; they inform all employee-related processes such as hiring, performance evaluation, promotions and rewards.
Every year, we publicly commit to four strategic goals, which are built around our vision for Sustainability/ESG in our “virtuous circle.”
Introduction of Performance-Based Compensation
Upon becoming a public company in May 2019, we began designing our executive compensation programs to create a performance-based culture that rewards colleagues for collective performance and demonstration of our values and to align with our public shareholders. In 2020, we implemented equity programs and an Annual Incentive Plan (“AIP”) to recognize and reward our colleagues for their achievements.
Equity Programs
We consider share ownership to be a key component in our compensation programs because it aligns the goals of our colleagues with those of our shareholders and because we believe all colleagues should have an opportunity to take part in our success. Thus, we implemented equity programs that ensure all of our colleagues have an opportunity to be shareholders. Our key equity programs include a Long-Term Incentive (“LTI”) program for NEOs and senior management, which is composed of performance-based restricted share units (“PSUs) and restricted share units (“RSUs”) for our most senior executives, and our Customer Delight program that, provided we meet our Customer Delight goals, makes RSUs available for colleagues not otherwise eligible for the LTI program. Additionally, we provide RSUs to a limited number of our highest and most critical performers (including those in our High Performing program) who are not eligible to participate in the LTI program. For further details, see “2020 LTI Program.”
Annual Incentive Plan
Our AIP provides cash incentives tied to annual pre-established financial goals with a Customer Delight additive modifier and a lever for individual performance. For details, see “2020 Annual Incentive Plan” below.
2020 Business Highlights
Clarivate had an exciting year in 2020 and had measurable success in multiple areas. Some of our key accomplishments include:
•
Completing strategic acquisitions to support the expansion of our core business segments and provide us with growth potential:

•
Decision Resources Group in February 2020 to complete our life sciences value chain;

•
CPA Global in October 2020 to complete our IP value chain and transform our IP platform; and

•
Beijing incoPat Technology Co., Ltd. (“IncoPat”) in October 2020 and Hanlim IPS. Co., Ltd. (Hanlim”) in November 2020 to add IP product capabilities in Asia.

•
Divesting certain non-core assets;

•
Realigning our commercial infrastructure to serve customers more efficiently, by establishing three global business centers, building a strategic sales organization and managing most customers through inside sales to free up field sales time and optimize cost-to-serve;

•
Delivering on cost savings and efficiency initiatives by optimizing headcount in response to our strategic acquisitions, rationalizing facilities and insourcing application development;

•
Enhancing productivity and work fulfillment in spite of the pandemic by developing new and more productive ways to work and examining and improving every process and workflow; and

•
Lowering our average cost of debt and extended our debt maturity profile.

2020 Financial Results
The table below highlights our key financial metrics in 2020:
Key Financial Results(1)(2)
	2020 Results	2019 Results
Adjusted EBITDA	$487M	$294M
Adjusted EBITDA Margins	38%	30%
Revenue	$1,254M	$974M
Adjusted Revenue	$1,277M	$975M
Adjusted Free Cash Flow	$302M	$101M
Market Capitalization (as of December 31, 2020)	$18B	$5B

(1)
Results are for full-year as of December 31, 2019 and December 31, 2020.

(2)
See Appendix F for a reconciliation of our non-GAAP to GAAP financial measures.

Shareholder Engagement
Strong engagement with our shareholders is critically important to us, so we design our disclosures to be as open and transparent as possible in order to facilitate these important discussions which provide us with valuable input and feedback. In 2020, we introduced an executive compensation program that more tightly aligns our team with our shareholders and we held discussions with a number of shareholders regarding corporate governance. In 2021, we are proactively discussing with our shareholders both our executive compensation and corporate governance practices ahead of our 2021 Annual General Meeting. We also periodically reach out to our shareholders to discuss compensation and governance and we will consider the input we receive as we continue to refine our executive compensation program.
Sustainability and Environment/Social/Governance (“ESG”)
Recognizing that Sustainability and ESG are critical to Clarivate’s future success, a formal ESG commitment was launched in 2020. Built around four ESG pillars (i.e., governance, environment, colleagues and community) and aligned to the United Nations Sustainable Development Goals, our goal is to embed sustainability into the fiber and operations of the company and further strengthen the values-led company culture.
More information regarding our 2020 achievements and 2021 goals can be found at: https://clarivate.com/sustainability-at-clarivate/.
Compensation for Our Named Executive Officers
2020 Elements of Compensation at a Glance
Our executive compensation program is tailored to our strategic priorities and our current outlook, while also designed to motivate and retain our senior management team. Multiple components, described below, are utilized to achieve these objectives, with heavy emphasis on pay that is variable or at risk depending directly on performance against strategic corporate metrics. Additional detail on each compensation element is provided in the “2020 Executive Compensation Program in Detail” section.

Pay Element	Fixed/ Variable/At Risk	Payment Method	Alignment to Business Objectives
Base Salary	Fixed	Cash	Benchmark base salaries to ensure market competitiveness in the attraction and retention of key talent
Provides a competitive fixed rate of pay relative to similar positions in the market
Retirement, Health and Welfare Benefits		Benefits	Market aligned programs to facilitate strong productivity and provide support in times of personal need
Health, welfare and retirement programs
Limited perquisites

Annual Incentive Plan	At Risk/Variable	Cash	Rewards performance for achievement of rigorous and challenging short-term performance goals aligned with the Company’s annual operating plan
Motivates executives to deliver on individual objectives supportive of broader business objectives
Annual recognition of performance against pre-established targets

Long Term Incentive Program		PSUs and RSUs	Rewards performance for achievement of rigorous long-term performance goals aligned with the interests of shareholders and the Company’s long-term strategy
Supports retention and mitigates excessive risk taking

Compensation Mix — Performance Based/At Risk Compensation
The graphics below show the total target compensation mix of our CEO and our other NEOs. These illustrate that a majority of the NEO’s total target compensation is at risk (91% for our CEO and an average of 75% for our other NEOs). For purposes of these estimates, total compensation is composed of base salary, AIP target and LTI target, with AIP and LTI targets both counting as at-risk pay.

Alignment of Pay to Business Objectives
With regard to our variable/at risk pay, we utilize multiple metrics to incentivize behavior that supports the achievement of our corporate goals.
The Impact of the Pandemic on our Results and Executive Compensation
Impact on Clarivate’s Operations
COVID-19, which was officially declared a pandemic in March 2020, led to a sudden decline in global economic activity. Our organic transactional revenues decreased due to an overall demand reduction primarily driven by economic conditions resulting from the COVID-19 pandemic.
Immediate Response
Our immediate response to the pandemic was focused on our colleagues’ safety and well-being. Our global leadership, led by our CEO and other executive leadership, quickly took actions to protect our colleagues’ health, safety, security and well-being, including:
•
Restrictions on travel;

•
Self-quarantines and work-from-home requirements;

•
A re-evaluation of company resources and expenditures to ensure:

•
No layoffs, furloughs or reduction in pay or benefits due to the pandemic;

•
Support for a work-from-home model, including the provision of laptops, desks, chairs and other office accessories;

•
Supplemental support to colleagues, including an additional 10-day paid sick leave for individuals caring for elderly family members or children and an increase in volunteering days from 2 to 5; and

•
Continuation of annual merit increases, as planned.

•
Amendment of our 401(k) plan to provide more relief to participants with respect to loans and distributions, as permitted by the CARES Act;

•
Transparent communications to our global colleagues on management’s actions to advance our cultural priorities;

•
A Company donation of  $100,000 to community organizations selected by our Colleague Resource Groups, in addition to a $25,000 donation to the NAACP Legal Defense Fund; and

•
Providing sessions on mental health and providing colleagues with information and links to a wealth of support materials.

Long-Term Focus on Resilience
Our CEO and executive leadership engaged in a number of actions intended to assure our success during, through and after the pandemic. Many of these actions were already in progress at the start of the pandemic, given our focus on our values and performance-oriented culture. In light of the disruptions to typical performance metrics and the criticality of organizational resilience in response to the pandemic, the HRCC, in assessing performance, paid particular attention to a significant step-up in resilience that was required as a response to COVID-19. We determined that the key factors that drive our ongoing nimbleness and responsiveness as a Company are:
•
Colleague safety and well-being.   Safeguarding colleague safety and providing pandemic-related workforce support.

•
People and Culture/Human Capital Management.   Investing in all of our colleagues, who are our most important asset, ensuring that they feel included and supported to thrive and grow, and continue to drive our innovation; recognizing and rewarding all of our colleagues by giving them a proprietary stake in our company.

•
Finance and operations.   Managing through the macroeconomic uncertainty caused by the pandemic, optimizing the company’s revenue and liquidity and taking advantage of acquisition opportunities to accelerate our growth.

•
Sustainability: Environment, Social and Governance.   Adhering to the highest ethical environment, social, and governance standards, embracing the power of human ingenuity, and improving the future of our global community while bringing financial rewards to our colleagues and shareholders.

The table below describes the actions that our global leadership took to ensure a focus on resiliency resulting in a successful response to 2020’s crises and also preparing Clarivate to weather future challenges.

Building a Resilient Organization
People and Culture/Human Capital Management

•
In our commitment to support our efforts to create a more inclusive workplace we:

◦
Rolled-out unconscious bias training for all colleagues;

◦
Launched “Vibrant,” a racial equity-focused colleague resource group;

◦
Grew “Spectrum,” a colleague resource group focused on Clarivate’s lesbian, gay, bisexual, & trans+ and allies;

◦
Signed Stonewall’s Transgender Rights are Human Rights campaign; and

◦
Established a global system to capture and support colleague time volunteering in the community, with the benefit of 40 hours of paid volunteer time off to help our communities around the world.

•
Signatory to the CEO Action on Diversity and Inclusion, including the assignment of two colleagues full time as Racial Equity Fellows, dedicated to addressing system racism;

•
Most recent colleague engagement survey had a response rate of 90%, up 9 points from our 2019 response rate of 81%, and the overall colleague engagement score increased from 69 to 77;

•
Established a High Performance program for 100 colleagues who were assessed utilizing independent third-party tools to identify and rate competencies. Each colleague has an individual development plan and an action plan for succession purposes, may participate in selective enrollment in programs run by business schools at Columbia and Stanford to further support professional development, and received an equity grant to further strengthen retention; and

•
As a result of our achievement of our Customer Delight target goals, granted RSUs to all colleagues who were ineligible for equity awards under other programs.

Finance and Operations

•
Established a comprehensive 5-year finance and operation plan with the objective of driving long-term profitable growth;

•
Began work towards being listed on the Dow Jones Sustainability Index and FTSE4Good Index by 2023;

•
Capitalized on the optimization of headcount due to synergies delivered through 2020 acquisitions, rationalization of facilities, insourcing application development, and implementation of a workplace of the future that is supportive of remote work, to deliver cost savings and efficiencies of  $185 million;

•
After proactively identifying potential transaction revenue headwinds due to the pandemic, identified and implemented additional $30 million of in-year 2020 cost savings to offset revenue risk without impacting legacy employees;

•
Increased Customer Delight score from 76 to 79 as measured in bi-annual customer survey completed by 18,201 customers globally. 100% of our colleagues were certified in Customer Delight in September; and

•
Proactively worked to ensure the stability and availability of customer platforms, supply chains and support while moving to a remote work model.

Sustainability: Environment, Social and Governance

•
Assessed, developed and launched Sustainability at Clarivate framework and strategy, including a dedicated Sustainability office and team, Sustainability Steering Committee, Sustainability Champions Network, external Internet content and a comprehensive goals scorecard across all dimensions;

•
Signatory to the United Nations Women’s Empowerment Principles (WEPs), CEO Action for Diversity & Inclusion and UN Global Compact;

•
Launched our privacy center and expanded our ESG site and external content sharing to increase transparency and commitment to annual goal setting; and

•
Implemented a global e-waste program and launched an R2 compliant e-waste recycling effort throughout our global operations.

Our Approach to Pay
Our Compensation Philosophy
Since transitioning from a private equity held company to a public company in May 2019, we have focused on aligning and simplifying our organization, instilling a strong sense of urgency and accountability and further structuring Clarivate for strong growth and profitability.
Our goal is to provide an executive compensation program that supports a pay for performance culture, serving the long-term interests of our shareholders while supporting our mission, vision and values. We believe that attracting and retaining superior talent and rewarding performance are key to delivering long-term shareholder returns, and that a competitive compensation program is critical to that end. Therefore, we strive to provide a competitive compensation package to our executives that is heavily weighted towards performance-based pay elements that align the interests of our executives with those of Clarivate shareholders.
We have designed our compensation and benefits program with the following goals in mind:
Objectives to Support Our Compensation Philosophy
In order to achieve the goals of our compensation and benefits program, we have adopted the following objectives and guidelines:
Compensation Philosophy and Objectives
Total Rewards Strategy Supports our Mission, Vision and Values	The components of compensation encourage our colleagues to aim for greatness by pursuing continuous performance and challenging the status quo in the belief that human ingenuity can transform the world and improve our future.
Designed to Attract, Retain and Motivate Top Talent	Total compensation should be competitive in order to attract qualified individuals, motivate performance and retain, develop and reward colleagues with the abilities and skills needed to foster long-term value creation.

Compensation Philosophy and Objectives
Programs Globally Consistent and Locally Competitive	Total compensation should be globally consistent and locally competitive to attract qualified individuals, motivate performance and retain, develop and reward executives with the abilities and skills needed to foster long-term value creation.
Incentives Aligned to Key Business Objectives Appropriate to Colleague Roles	We aim to drive superior business and financial results by setting clear, measurable short- and long-term performance targets that support our business strategy and the creation of long-term shareholder value, while also ensuring that our executives are not incentivized to take inappropriate risks.
Supports a Pay for Performance Culture	Although total compensation should be competitive, performance should be appropriately rewarded. We also believe there should be an upside as well as a downside risk of payouts if our performance is above or below our goals.
Good Governance Practices
We are committed to having policies in place to ensure effective oversight of our executive compensation program and strong corporate governance.
WHAT WE DO		WHAT WE DON’T DO
✓	We have an HRCC that is fully composed of independent directors	✘	We do not provide our CEO with an employment agreement
✓	The HRCC has an independent compensation consultant	✘	We do not permit our colleagues to engage in hedging transactions
✓	We have adopted share ownership guidelines for our executive officers and the Board of Directors	✘	We do not permit our colleagues to pledge Company securities to secure margin or other loans
✓	The majority of NEO pay is at risk and dependent upon performance	✘	We do not reprice underwater stock options
✓	The mix of executive officer equity awards includes a performance-based element	✘	We do not provide excise tax gross-up payments
✓	We engage with our shareholders to discuss executive compensation and corporate governance matters	✘	We do not have an evergreen provision that automatically adds shares to our equity incentive plan
✓	We have committed to maintaining a burn rate of ≤ 1%	✘	We do not provide excessive perquisites

2020 Executive Compensation Program in Detail
Below we provide detail on each of the components of our 2020 Executive Compensation program.
Base Salary
Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. In making base salary decisions for our NEOs other than the CEO, the HRCC considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The HRCC also takes into account factors such as relevant market data, overall Company performance, individual performance and contributions, and internal equity within the Company.
Benchmarking conducted by our independent compensation consultant indicated our CEO was paid below the median base pay as compared to our compensation peer group. The HRCC approved an increase in his base salary from $600,000 to $750,000 in recognition of his CEO experience and leadership, bringing him closer to the median, but still under the 50th percentile. In light of the uncertainty in the market, Mr. Stead requested and we agreed to delay his salary increase, ordinarily implemented in April 2020, until October 2020. Given Mr. Stead’s successful track record and years of experience in the information and services industry, we will continue to closely review his compensation as compared to our 2021 peer group.
In 2020, we provided a salary increase to Mr. Hartman to better align with the market median in his peer group and in recognition of internal equity. We did not provide salary increases to the other NEOs in 2020. Base salary increases were provided during the course of 2019 to Messrs. Ahmed, Roy and Hartman in connection with a restructuring completed in 2019, to align their pay with the competitive market and recognize their increased areas of responsibility. We will continue to closely review our NEOs salaries as compared to our 2021 peer group.
During 2020, the HRCC determined the appropriate annual base salary rate for each NEO as follows:
Name	2020 Year-End Base Salary	2019 Year-End Base Salary	% Increase
Jerre Stead	$750,000	$600,000	25%
Richard Hanks	$500,000	$500,000	0%
Mukhtar Ahmed(1)	$602,415	$602,415	0%
Jeff Roy	$450,000	$450,000	0%
Steve Hartman(1)	$420,313	$401,610	5%

(1)
Messrs. Ahmed and Hartman are based in the United Kingdom and both their 2020 and 2019 salaries have been converted to USD using a GBP:USD exchange rate of 1.3387, which is a rate set at the beginning of 2020 with a six-month forward look that we use for budget planning. The 2019 exchange rate, used for reporting their salaries in the prior year’s executive compensation tables, was GBP:USD 1.274.

2020 Annual Incentive Plan
Our AIP provides the opportunity for annual incentive payments to be made to approximately 74% of our colleagues. Payments are based on achievement of pre-established corporate financial goals with a Customer Delight modifier and an individual performance modifier.
Each NEO has a target AIP, which is defined as a percentage of the respective NEO’s eligible base pay. In 2020, the HRCC adjusted the AIP targets for Messrs. Stead, Hanks and Roy based upon a review of their roles, internal equity, and a competitive analysis to our compensation peer group that was recommended by Pay Governance based on their research. The table below provides a comparison of the end-of-year AIP targets for 2019 and 2020.
Name	2020 AIP Target	2019 AIP Target
Jerre Stead	150%	100%
Richard Hanks	100%	85%
Mukhtar Ahmed	100%	100%
Jeff Roy	100%	85%
Steve Hartman	65%	65%
To reward achievement in 2020, we maintained a target-based AIP that delivered annual cash payments to the NEOs and other senior colleagues based on achievement of pre-determined financial goals of the Company tied to adjusted revenue, adjusted EBITDA and adjusted free cash flow (for colleagues with group-wide responsibility) and Business Segment (IP and Science) revenue and product contribution (for colleagues within our business segments). The AIP also has a Customer Delight modifier and an individual performance modifier. Our active NEOs had target payments ranging from 65% to 150% of their annual base salaries, depending upon their positions.
AIP Goals
Our AIP goals can be viewed in the following categories:
•
Financial.   The corporate financial goals we selected for the AIP represent our key business performance areas: adjusted revenue, adjusted EBITDA and adjusted free cash flow. In addition to the corporate financial goals for AIP, colleagues — including Messrs. Ahmed and Roy — who are in the Science and IP business areas had business group financial goals tied to Product Line revenue and product contribution in their respective business groups.

•
Customer Delight Additive Modifier.   The Customer Delight additive modifier, which could increase the payment earned from corporate financial performance by up to 10%, was selected because an improvement in our Customer Delight score, as measured by the results of surveys sent to 100% of our customers, was one of our strategic goals in 2020 as Customer Delight can directly impact our revenues and represents a key component of our measurement of success.

•
Individual Performance Modifier.   The individual performance modifier can be used to increase or decrease an individual’s final AIP payment based upon that individual’s personal performance, provided that the maximum payment could not exceed 200% of the AIP target.

The table below illustrates the goals set for each of the NEOs.
AIP Individual Goals
Name	Corporate Financial Goals	Business Segment Financial Goals	Customer Delight Additive Modifier	Individual Performance Modifer
Jerre Stead	100%		Up to 10% of calculated payment attributable to corporate financial performance	May be used to increase or decrease final payment with a maximum payment limited to 2X Target
Richard Hanks	100%
Mukhtar Ahmed	50%	50%
Jeff Roy	50%	50%
Steve Hartman	100%
Achievement of AIP Goals
•
Financial.   The tables below provide the threshold, target and maximum AIP opportunities and actual results achieved in 2020 at the corporate and business group levels. Payout percentages are interpolated between payout levels.

2020 CORPORATE AIP GOALS(1)
Metric	Weighting	Payout Level		2020 Corporate Goal (in millions)	2020 Corproate Goal as % of Target	2020 Results (in millions)	Payout %
Adjusted Revenue(2)		Threshold	0%	$1,150.3	97.5%
	40%	Target	100%	$1,180.0	100.0%	$1,119.5	0%
		Maximum	200%	$1,239.5	105.0%
Adjusted EBITDA(2)		Threshold	0%	$391.4	94.3%
	40%	Target	100%	$415.4	100.0%	$399.2	48.4%
		Maximum	200%	$444.6	107.0%
Adjusted Free CashFlow(2)		Threshold	0%	$227.0	90.0%
	20%	Target	100%	$252.2	100.0%	$211.0	0.0%
		Maximum	200%	$277.4	110.0%

(1)
2020 Corporate Goals and 2020 Results exclude (a) CPA Global as the goals were set excluding CPA, and (b) TechStreet for November and December as that business was divested during the year.

(2)
See Appendix F for a reconciliation of our non-GAAP to GAAP financial measures.

2020 SCIENCES BUSINESS SEGMENT AIP GOALS
Metric	Weighting(1)	Payout Level		2020 Science Segment Goal (in millions)	2020 Science Segment Goal as % of Target	2020 Results (in millions)	Payout %
Product Revenue		Threshold	0%	$766.4	97.5%
	50%	Target	100%	$786.1	100.0%	$746.6	0%
		Maximum	200%	$825.4	105.0%
Product Contribution		Threshold	0%	$438.3	94.3%
	50%	Target	100%	$465.0	100.0%	$463.0	96.6%
		Maximum	200%	$497.6	107.0%
2020 IP BUSINESS SEGMENT AIP GOALS
Metric	Weighting(1)	Payout Level		2020 IP Segment Goal (in millions)(2)	2020 IP Segment Goal as % of Target	2020 Results (in millions)(2)	Payout %
Product Revenue		Threshold	0%	$383.8	97.5%
	50%	Target	100%	$393.9	100.0%	$376.4	0%
		Maximum	200%	$414.1	105.0%
Product Contribution		Threshold	0%	$179.3	94.3%
	50%	Target	100%	$188.7	100.0%	$177.2	0%
		Maximum	200%	$203.6	107.0%

(1)
For NEOs with Business Segment Metrics, 50% of their AIP is tied to Product Revenue and Product Contribution, with each of Product Revenue and Product Contribution comprising 25% of the overall payout. The remaining 50% AIP weighting is based on corporate performance.

(2)
2020 IP Business Segment Goals and 2020 Results exclude (a) CPA Global as the goals were set excluding CPA, and (b) TechStreet for November and December as that business was divested during the year.

•
Customer Delight.   Customer Delight performance was measured through a highly-structured and data-driven bi-annual customer survey completed by 18,201 of our customers globally. The survey contained five questions related to certain key themes, with a strong focus on the ease of doing business with Clarivate.

As shown in the table below, we set the minimum Customer Delight additive modifier at 78, as compared to the 2019 Customer Delight actual score of 76. The maximum modifier would take effect if the Customer Delight score was 79 or higher. Our final score was 79; thus the calculated business payout was increased by 10%.
AIP Customer Delight Modifier
Customer Delight Score	Additive Modifier	2020 Customer Delight Score	Final Additive Modifier
>= 79.0	1.10x
78.8	1.08x
78.6	1.06x	79	1.10x
78.4	1.04x
<=78	1.00x
Calculated AIP Payment
•
AIP Corporate Results.   The calculated corporate AIP payment, based on business performance that was impacted by COVID-19, is illustrated below.

•
AIP Business Segment Results.   The calculated AIP payment, based on business performance that was impacted by COVID-19, is illustrated below.

•
Response to COVID-19.   At the beginning of 2020, we set annual performance goals substantially higher than actual results in 2019, and achievement of these goals would have required consistently high performance during the year. However, we did not anticipate the impact of the COVID-19 pandemic at the time the goals were established. Based on robust resiliency demonstrated as detailed above, significant execution on strategic initiatives as demonstrated by successful acquisition and divestiture activity, and shareholder return, the HRCC determined it would be appropriate to increase overall funding for the AIP to 70% of target.

•
Final AIP Payments.   For the NEOs, the HRCC reviewed each individual’s performance and accomplishments and deemed that each NEO exhibited high levels of professionalism, insight and leadership throughout this unusual year, an assessment of which is reflected in the final AIP payment.

Final Calculation: AIP Payments
Name	AIP Target ($)	Corporate Performance			Business Segment Performance			Customer Delight ($)	Individual Modifier	Final AIP Payment
		% of AIP Tied to Goal Set	Performance Level Achieved	Amount Earned ($)	% of AIP Tied to Goal Set	Performance Level Achieved	Amount Earned ($)
Jerre Stead(1)	1,069,058	100%	19.4%	207,397				20,740	521,596	749,733
Richard Hanks	500,000	100%	19.4%	97,000				9,700	253,800	360,500
Mukhtar Ahmed(2)	602,415	50%	19.4%	58,434	50%	48.3%	145,483	5,843	211,930	421,691
Jeff Roy	450,000	50%	19.4%	43,650	50%	0%	—	4,365	266,985	315,000
Stephen Hartman(2)	270,181	100%	19.4%	52,415				5,242	135,253	192,910

(1)
Mr. Stead’s AIP target was not impacted by his voluntary deferral of a salary increase until October.

(2)
Messrs. Ahmed and Hartman are based in the United Kingdom and, in the AIP tables above, their payments have been converted to USD using a GBP/USD exchange rate of 1.3387.

2020 Long-Term Incentive Program
Introduction of LTI Program
The introduction of an equity-based LTI program in early 2020 was a key component of our transition in 2020 to a performance-based culture. Through the LTI program, our most senior leaders are eligible for annual equity awards under the Clarivate 2019 Incentive Award Plan (the “Incentive Award Plan”). As discussed above, PSUs were granted to our most senior leaders for the first time in 2020, placing a larger percentage of their compensation “at risk.”
Our first annual equity awards were granted to our executive leadership team on April 1, 2020 and consisted of the Original PSUs and RSUs. The ratio of the Original PSUs to RSUs was most heavily weighted towards PSUs for those senior executives with direct line of sight to overall performance.
Ratio of Performance to Time-Based Equity
Position	PSUs	RSUs
CEO	100%	0%
Chief Financial Officer and Group Presidents	75%	25%
Executive Leadership Team	50%	50%
The RSUs vest over three years, with 1/3 of the award vesting on the first three anniversaries of the grant date.
As illustrated below, the Original PSUs are tied to the achievement of three-year average organic revenue growth. Additionally, the Original PSUs include a relative TSR modifier as compared to the S&P 500, that will increase or decrease the final payout by as much as 20%, as illustrated below. The overall payout of the Original PSUs is capped at 200% of the target shares granted.
Organic revenue, which includes revenue generated by acquisitions after the one-year anniversary of the closing has occurred, was selected as the primary operational metric for the Original PSUs to emphasize long-term and steady growth of our current business lines.

Impact of COVID-19 on PSUs
What was not anticipated at the time we set three-year average organic revenue growth as our primary Original PSU goal was the impact that COVID-19 would have, particularly on our transactional business due to an overall decrease in demand primarily driven by economic conditions resulting from the COVID-19 pandemic. Mathematically, to overcome the impact of COVID-19 on our three-year measurement period average and reach the Original PSU performance threshold, we will need to achieve exceptional organic revenue growth for 2021 and 2022. With the COVID-19 pandemic still impacting the world’s economy in 2021, achieving the Original PSU’s threshold performance level will be remarkably challenging.
The HRCC determined that our executive leadership team performed at an exemplary level in 2020 and that the unforeseen impact of COVID-19 on our first year’s organic revenue growth rate was inhibiting the Original PSU’s goal of aligning shareholders’ and executives’ interests. We were still able to deliver overall growth and extremely strong shareholder return even in a global economic downturn, but the Original PSUs contain daunting performance metrics. Because we plan to continue to incentivize our top team with PSUs and, given that this was the first year PSUs had been used, we wanted to ensure that the PSU incentive vehicle remains a strong motivator.
We intend to continue to drive strong organic revenue growth. Therefore, we do not believe that modifying the original organic revenue performance scale is an appropriate alternative for the Original PSUs, and canceling the Original PSUs would likewise be inappropriate because we do not want to detract our continued pursuit of robust organic revenue growth.
Therefore, in late December 2020, the HRCC approved a one-time award of TSR PSUs that were uniquely designed to address COVID-19’s impact on our Original PSUs while directly aligning with shareholder interests:
•
In no scenario will both grants vest; TSR PSUs are forfeited in their entirety if the Original PSUs result in any payment of shares;

•
TSR PSU grants are half the number of Original PSUs granted;

•
100 percent of the TSR PSU award opportunity is based on Clarivate’s relative TSR versus the S&P 500, and, in order to earn a target award, Clarivate’s three-year relative TSR must measure at the 62.5th percentile, at a minimum;

•
No TSR PSU award is earned unless Clarivate’s relative TSR exceeds the 50th percentile and the earned award is capped at 120% of target at the 75th percentile or above relative TSR; and

•
Total payout for the TSR PSUs cannot be more than 100% of target, if absolute TSR is negative.

The table below provides details of the RSUs, Original PSUs and TSR PSUs granted to our NEOs in 2020. To the extent that the TSR PSUs vest, the Original PSUs are forfeited in their entirety.
2020 NEO EQUITY AWARDS
	RSUs		Original PSUs		TSR PSUs
NEO	Units (#)	Grant Value ($)	Target Units (#)	Grant Value ($)	Target Units (#)	Grant Value ($)
Jerre Stead	—	—	300,450	6,582,860	150,225	4,882,313
Richard Hanks	15,649	312,511	46,944	1,028,543	23,472	762,840
Mukhtar Ahmed	15,649	312,511	46,944	1,028,543	23,472	762,840
Jeff Roy	15,649	312,511	46,944	1,028,543	23,472	762,840
Stephen Hartman	11,267	225,002	11,266	246,838	5,633	183,073
Acceleration of Stock Options
On November 30, 2020, the HRCC accelerated the vesting of approximately 3.5 million remaining unvested stock options of the original 28.4 million issued pursuant to the private company equity plan adopted in 2016 upon formation of Clarivate. The options, which would have otherwise vested in the next 18 months, were previously scheduled to accelerate in accordance with their terms upon affiliates of Onex and Baring holding less than 30% of the total Clarivate ordinary shares that they held immediately after Clarivate’s May 2019 merger with Churchill Capital Corp. At the time of the acceleration, Onex and Baring held approximately 46% of such ordinary shares because in connection with our acquisition of CPA Global on October 1, 2020, Onex and Baring agreed not to dispose of the approximately 99.2 million ordinary shares they held at the time, except that with the approval of Clarivate’s chief executive officer, Onex and Baring may sell up to 49.6 million ordinary shares. Upon the sale of such 49.6 million shares, Onex and Baring would hold approximately 23% of the total ordinary shares that they held immediately after the May 2019 merger with Churchill Capital Corp, at which point the options would accelerate in accordance with their terms.
The HRCC viewed this action as an appropriate step to take, to be consistent with the original intent of Onex and Baring, and to streamline the Company’s equity compensation program by easing the administration of the 2019 Incentive Plan and by allowing the Company to better manage the logistics and vesting of these options.
Retirement, Health and Welfare Benefits
We sponsor a qualified defined contribution plan (“401(k) Plan”) for all U.S. colleagues, including our U.S.-based NEOs. In addition, we sponsor a qualified defined contribution plan for UK colleagues, including our UK-based NEOs. Other than the qualified plans described above, we do not provide any other pension plan, supplemental retirement plan, or deferred compensation plan to our NEOs.
We also provide NEOs with life and medical insurance, and other benefits generally available to all colleagues. The only perquisites we provide are automobile allowances for two of our NEOs pursuant to the terms of their employment agreements that were in place before we became a public company.
Determination of Executive Compensation
The Role of the Human Resources and Compensation Committee
The HRCC is composed of independent, non-employee members of the Board. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed on our website, www.clarivate.com.
With respect to CEO and executive officer compensation, the HRCC:
•
Reviews and approves the corporate goals and objectives as they relate to incentive compensation targets and payouts at various levels;

•
Evaluates the CEO’s performance in light of these goals and objectives;

•
Sets the CEO’s compensation based upon the evaluation of the CEO’s performance. Under its charter, the HRCC may set the CEO’s compensation either alone or, if directed by the Board, in conjunction with a majority of the independent directors on the Board;

•
Reviews and sets the compensation of the executive officers other than the CEO;

•
Reviews and approves the Company’s CD&A disclosure, as required by SEC rules, and provides a recommendation to the Board whether to include the CD&A disclosure in the Company’s Proxy Statement or Annual Report on Form 10-K; and

•
Recommends to the Board whether to approve of the frequency with which the Company will conduct Say-on-Pay votes, taking into consideration the results of the most recent shareholder advisory vote on frequency of Say-on-Pay votes.

Additionally, the HRCC responsibilities include:
•
Review and assessment of risks arising from the Company’s compensation policies and practices and whether such risks are reasonably likely to have a material adverse effect on the Company; and

•
Expanded oversight of Human Capital Management in the context of talent management and succession planning, colleague development, workplace culture, and Diversity/Equity/Inclusion/Belonging initiatives.

The HRCC works very closely with its independent compensation consultant and senior management to consider a variety of factors when making compensation decisions throughout the year, including:
•
Experience, responsibilities, and individual and overall Company performance;

•
Internal equity among executives;

•
Executive role in succession planning;

•
Competitive external market data and trends; and

•
Alignment with shareholders, customers and other colleagues.

As part of the responsibilities described in its charter, the HRCC sets objective business performance targets and the amounts payable at different levels of performance under each of our incentive plans. Goal setting is part of the Company’s overall business planning process. As part of this process, a range of performance scenarios is developed. Goals are then set at the threshold, target and maximum performance levels — driven by the strategic and operational plans approved by the Board. The HRCC also considers the probability of achievement of different levels of performance when setting goals.
The Role of the Independent Compensation Consultant
During 2020, the HRCC engaged Pay Governance as its independent compensation consultant to advise on executive compensation matters. Pay Governance specializes in executive compensation and related governance matters. To ensure the HRCC receives independent and unbiased advice and analysis, the consultant is prohibited from providing any services to management, although the consultant interacts with management from time to time in order to best coordinate with and deliver services to the HRCC. The HRCC has sole authority with regard to the decision to retain and terminate the compensation consultant (including the authority to approve the consultant’s fees and other retention terms). The consultant maintains active engagement with the HRCC chair and reports to the HRCC. The HRCC annually reviews the independence of the consultant’s work under rules adopted by the SEC and NYSE and has found no conflicts.
The independent compensation consultant performed duties requested by the HRCC including:
•
Providing recommendations on the composition of the peer group;

•
Analyzing executive and director compensation in comparison to the peer group;

•
Updating the HRCC on executive compensation and governance market trends;

•
Advising the HRCC on annual incentive and long-term equity plan designs; and

•
Reviewing disclosures related to executive compensation.

Pay Governance speaks with the chair of the HRCC, as well as with management, in preparing for HRCC meetings, regularly attends HRCC meetings and meets from time to time in executive sessions with the HRCC without the presence of management.
The Role of Management
At the HRCC’s request, management provides information, analyses and recommendations regarding our executive compensation program, as well as information regarding our achievement of performance metrics. Our CEO discusses with the HRCC his views on the performance of the NEOs and his direct reports and their compensation.

The Use of Peer Group Benchmarking and Market Data
Peer Group Benchmarking
The HRCC considers several factors in structuring our program, determining pay components, and making compensation decisions. This includes the compensation practices of select peer companies in our industry. These companies were chosen with guidance from our independent compensation consultant to be effective for fiscal year 2020. It was the HRCC’s intent to select companies that operate significant lines of business similar to Clarivate’s, are of comparable size in revenue and market capitalization, and compete with Clarivate for executive talent. This peer group was selected prior to the acquisitions and divestitures discussed in our 2020 Business Highlights, which impacted the fundamental composition of the Company.
We established a peer group for benchmarking executive pay based on the following guiding principles:
•
Companies engaged in intelligence development, data analytics, digital delivery or cybersecurity/intellectual property protections;

•
Revenues between $300 million to $3.0 billion (approximately 0.3x-3.0x Clarivate);

•
Market capitalization between $1.0 billion to $24.0 billion (approximately 0.25x-5.0x Clarivate);

•
Business/talent competitors of Clarivate;

•
A group of between 10 to 25 companies so that results are statistically reliable, and the peer group is sustainable over time; and

•
Availability of sufficient pay data for companies identified as potential peers.

Based on this analysis, we selected the following 17 companies as our primary peer group for compensation benchmarking in 2020:
Clarivate 2020 Peer Group for Compensation
Cloudera, Inc.	FTI Consulting, Inc.	MSCI Inc.
ExIService Holdings, Inc.	Gartner, Inc.	Proofpoint, Inc.
Exponent, Inc.	ICF International, Inc.	PRA Health Sciences, Inc.
FactSet Research Systems Inc.	ICON Public Limited Company	RWS Holdings plc
Fair Isaac Corporation	Informa plc	Teradata Corporation
FireEye, Inc.	Morningstar, Inc.
Clarivate experienced tremendous growth from 2019 to 2020, particularly when considering our financial achievements and the growth in our revenues (from $974M to $1,254M), market capitalization (from $5B to $18B), full-time colleague headcount (from approximately 4,200 in 2019 to 8,500 as of December 31, 2020) and customers (from approximately 18,000 in 2019 to 30,000 in 2020). In light of this, the HRCC intends to re-evaluate our peer group for 2021 compensation utilizing right-sized metrics that consider the changes to our profile.
The Use of Market Comparison Data
The HRCC sets the salary, AIP target annual cash incentive and LTI equity compensation of the NEOs at levels that are competitive with that paid to persons holding the same or similar positions as the Peer Group using available market comparison data regarding these companies as a guide. In addition to Peer Group market date, the HRCC also considered Willis Towers Watson compensation survey data from similar industries and geographies in its competitive analysis of NEO compensation. The use of market comparison data, however, is just one of the tools used to determine executive compensation, and the HRCC retains the flexibility to set target compensation at levels deemed appropriate for an individual or for a specific element of compensation based on performance, experience, and breadth of responsibilities.

Employment and Separation Agreements
Our CEO does not have an employment agreement. In prior years, Clarivate entered into employment agreements with Messrs. Hanks, Ahmed, Roy and Hartman.
The employment agreements that we have in place with Messrs. Hanks, Ahmed, Roy and Hartman are for the purpose of establishing their employment terms. These employment agreements provide a description of compensation elements and benefits to which each NEO is entitled, as further discussed under “Employment Contracts” below. None of the employment agreements provide for severance upon a voluntary termination nor do they provide for single-trigger change-in-control payments.
Compensation Policies
AIP and LTI Performance Criteria
The HRCC selects performance criteria for awards to establish goals for defined periods.
In setting performance targets for both short-term and long-term incentive goals, the business planning process and factors considered are depicted below:
Central to the establishment of incentive targets are both the long-term strategic planning process and the annual budgeting process executed by the Company. The plans are developed by our CEO and CFO, reviewed with senior leadership to assure alignment, and presented to our Board for approval.
Incentive Award Plan Grant Practices
Annual LTI awards to NEOs are typically granted in the first quarter of the year, although LTI awards may also be granted to NEOs as part of the hiring process or in connection with a change in responsibility. The HRCC approves the type and number of awards to be granted and the performance criteria for awards. For all such grants, the grant date is no earlier than the date of HRCC approval.
The HRCC has delegated to the CEO the authority to grant equity awards, including annual LTI awards, to eligible employees (other than the CEO and colleagues subject to Section 16 of the Exchange Act), provided the total awards remain within specified limits and subject to terms and conditions approved by the HRCC.

Share Ownership Guidelines
In January 2020, we adopted the following share ownership guidelines for our non-employee directors, CEO, executive officers and leadership team. All have met or are on track to achieve their applicable guideline by the end of the 5-year compliance period.
Position	Share Ownership Guidelines
Chief Executive Officer	6 times base salary
Other Executive Officers and Leadership Team	3 times base salary
Non-employee Directors	5 times annual retainer
What counts as ownership	What does not count as ownership
Shares owned directly or indirectly via a trust	Unvested PSUs
Shares held in a 401(k) account	Unexercised stock options
Shares held by spouse or minor children
Unvested RSUs
Unvested deferred shares/share units
Insider Trading Policy
We have an insider trading policy that prohibits officers, directors, colleagues and consultants of the Company from trading while in possession of material, non-public information about the Company. We impose quarterly trading blackouts applicable to certain designated colleagues who may have access to inside information prior to the release of earnings and we require all executive officers and other designated insider colleagues to pre-clear any transactions with the Company’s General Counsel or Chief Financial Officer.
No Hedging Policy
Certain forms of hedging or monetization transactions allow an individual to lock in much of the value of his or her ordinary shares, often in exchange for all or part of the potential for upside appreciation in the ordinary shares. These transactions allow the continued ownership of the covered securities, but without the full risks and rewards of ownership. When that occurs, the individual entering into the transaction may no longer have the same objectives as the Company’s other shareholders. Therefore, our insider trading policy prohibits directors, executive officers, colleagues and consultants from engaging in such transactions.
No Pledging Policy
We have a policy that prohibits our directors, executive officers, colleagues and consultants from pledging the Company’s securities as collateral to secure loans or otherwise. This includes a prohibition on holding the Company’s securities in a margin account, which would allow the director or executive officer to borrow against their holdings to buy securities.
Risk Assessment and Mitigation of Compensation Policies and Practices
The Board of Directors is responsible for the oversight of the Company’s ongoing assessment and management of material risks impacting our business. The HRCC oversees compensation risk management by participating in the creation of, and approving, compensation elements, programs and performance metrics that encourage an appropriate level of risk-taking consistent with our business strategy.
The HRCC has reviewed our incentive compensation program, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors and reviewed these items with its independent compensation consultant. In addition, the HRCC asked Pay Governance to conduct an independent risk assessment of our executive compensation program. Based on these reviews and discussions, the HRCC does not believe our compensation program creates risks that are reasonably likely to have a material adverse effect on our business.
Beginning in 2020, we established short-term and long-term incentive plans that include a mix of performance metrics that align with our overall corporate goals and strategy and do not encourage excessive risk taking in order to meet one particular goal. As noted above in “Compensation Policies,” we have share ownership guidelines and prohibitions against hedging and pledging of our securities.
Impact of Accounting and Tax Treatment
The HRCC annually reviews and considers the deductibility of the compensation paid to our executive officers, including each of the NEOs. The HRCC considers the accounting and tax treatment to Clarivate and the NEOs in its decision-making process, including: the recognition of share-based compensation; the Tax Cuts and Jobs Act which eliminated the exception that allowed for the deductibility of certain performance-based compensation under Section 162(m) of the Internal Revenue Code; and Section 409A of the Internal Revenue Code. We strive to ensure that there are no significant negative accounting or tax implications due to the design of our compensation programs; however, we will base our decisions on what we believe is necessary and appropriate to further the growth of our Company, align with our shareholders’ interests, and pay for performance.

EXECUTIVE COMPENSATION TABLES
2020 Summary Compensation Table
The following summary compensation table sets forth information concerning compensation paid or accrued to: (i) our CEO, (ii) our chief financial officer, and (iii) our three other most highly compensated executive officers who serve in such capacity as of the end of 2020.
Name and Principal Position	Year	Salary ($)	Stock Awards (1)(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation(3) ($)	All Other Compen- sation (4) ($)	Total ($)
Jerre Stead Executive Chairman and Chief Executive Officer	2020	641,126	19,272,972	—	749,733	8,372	20,672,203
	2019	380,769	12,960,000	2,940,000	300,000	8,346	16,589,115
Richard Hanks Chief Financial Officer	2020	502,747	2,103,894	—	360,500	8,495	2,975,636
	2019	500,000	—	—	350,000	8,442	858,442
Mukhtar Ahmed(5) President, Science Group	2020	602,415	2,103,894	—	421,691	59,909	3,187,909
	2019	476,688	—	—	350,000	62,800	889,488
Jeff Roy President, IP Group	2020	452,472	2,103,894	—	315,000	7,629	2,878,995
	2019	416,527	—	—	250,000	8,442	674,969
Stephen Hartman(5) General Counsel and Global Head of Corporate Development	2020	415,637	654,913	—	192,910	30,482	1,293,942
	2019	350,350	—	—	220,000	46,168	616,518

(1)
Amounts shown are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. PSUs are reported at target performance, which was the most probable outcome of their performance conditions as of their grant date. These amounts do not correspond with the actual value that may be realized by the NEOs. Information about the assumptions used to calculate the grant date fair value of the stock can be found in our Annual Report on Form 10-K under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Note 3: Summary of Significant Accounting Policies — Share Based Compensation” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Note 17: Employment and Compensation Arrangements.”

(2)
The amount for Mr. Stead includes: (a) the grant date fair values of the Original PSUs and the TSR PSUs, assuming target levels of both PSU awards, which was the most probable outcome of their performance conditions as of their respective grant. As further described in the CD&A above and the Description of Awards below, under no circumstances will both the TSR PSUs and the Original PSUs vest, and (b) the value of 390,000 shares (the “Merger Shares”) that were received by Mr. Stead in his role as a founder of Churchill and were part of the terms of the merger with Churchill Capital Corp., and not a decision of the HRCC. See “Description of Awards — Shares Issued at Time of Merger.”

The amounts for each of the NEOs, other than Mr. Stead, include the grant date fair values of time-based RSUs, the Original PSUs and the TSR PSUs, assuming target levels of both PSU awards, which was the most probable outcome of their performance conditions as of their respective grant dates. As further described in the CD&A above and the Description of Awards below, under no circumstances will both the TSR PSUs and the Original PSUs vest.

At the maximum performance level of 200%, the grant date fair value of the Original PSUs would be as follows: Mr. Stead, $13,165,719; Messrs. Hanks, Ahmed and Roy, $2,057,086 each; and Mr. Hartman, $493,676. The TSR PSUs have a threshold payout of 80% of target and a maximum payout of 120% of target. The grant date fair value of the TSR PSUs is calculated using a Monte Carlo valuation which takes into consideration the probability of the TSR PSUs paying out at different levels.
(3)
Represents annual incentive payments under our AIP that were paid in March 2021 for 2020 performance.

(4)
All Other Compensation includes (a) Company contributions to the Company’s defined contribution plan offered to employees located in the UK — Mr. Ahmed, $36,145 and Mr. Hartman, $29,095 and (b) an automobile allowance of  $21,419 for Mr. Ahmed.

(5)
Messrs. Ahmed and Hartman are based in the United Kingdom and their 2020 and 2019 salaries have been converted to USD using a GBP:USD exchange rate of 1.3387, which is a rate set at the beginning of 2020 using a six-month forward look which we use for the purposes of our budgetary planning. The 2019 exchange rate was GBP:USD 1.274.

Grants of Plan-Based Awards
The following table provides information regarding grants of plan-based awards to our NEOs. No stock options were granted in fiscal year 2020.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) ($)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date	Approval Date	Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Jerre Stead			534,529	1,069,058	2,138,116
	01/22/2020	01/22/2020							390,000(5)	7,807,800
	04/01/2020	03/04/2020				120,180	300,450	600,900		6,582,860
	12/17/2020	12/17/2020				120,180	150,225	180,270		4,882,313
Richard Hanks			250,000	500,000	1,000,000
	04/01/2020	03/04/2020				18,777	46,944	93,888		1,028,543
	04/01/2020	03/04/2020							15,649	312,511
	12/17/2020	12/17/2020				18,777	23,472	28,166		762,840
Mukhtar Ahmed			301,207	602,415	1,204,830
	04/01/2020	03/04/2020				18,777	46,944	93,888		1,028,543
	04/01/2020	03/04/2020							15,649	312,511
	12/17/2020	12/17/2020				18,777	23,472	28,166		762,840
Jeff Roy			225,000	450,000	900,000
	04/01/2020	03/04/2020				18,777	46,944	93,888		1,028,543
	04/01/2020	03/04/2020							15,649	312,511
	12/17/2020	12/17/2020				18,777	23,472	28,166		762,840
Stephen Hartman			135,090	270,181	540,362
	04/01/2020	03/04/2020				4,506	11,266	22,532		246,838
	04/01/2020	03/04/2020							11,267	225,002
	12/17/2020	12/17/2020				4,506	5,633	6,759		183,073

(1)
The threshold, target and maximum amounts shown under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” reflect the ranges of payments that could be made under the AIP. Actual payments under the AIP are shown in the Summary Compensation Table.

(2)
Awards reported in this column include the Original PSUs and the TSR PSUs, both of which were granted under the 2019 Incentive Plan. As further described in the CD&A above and the Description of Awards below, the terms of the TSR PSUs provide that the TSR PSUs may vest only if the Original PSUs do not vest.

(3)
For Mr. Stead, the amount in this column represents the 390,000 Merger Shares on the date of designation. See “Description of Awards — Shares Issued at Time of Merger.” For the NEOs other than Mr. Stead, the amounts in this column represent the number of time-based RSUs granted under the 2019 Incentive Plan.

(4)
Represents the grant date fair value of stock awards, computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. PSUs are reported at target performance, which was the most probable outcome of their performance conditions as of their grant date. At the maximum performance level of 200%, the grant date fair value of the Original PSUs, granted on 04/01/2020 would be as follows: Mr. Stead, $13,165,719; Messrs. Hanks, Ahmed and Roy, $2,057,086 each; and Mr. Hartman, $493,676. At the threshold performance level of 40%, the grant date fair value of the Original PSUs, granted on 04/01/2020 would be as follows: Mr. Stead, $2,633,144; Messrs. Hanks, Ahmed and Roy, $411,404 each; and Mr. Hartman, $98,726.

Description of Awards
Performance Share Units
On April 1, 2020, Original PSUs were granted to the NEOs which are eligible to vest based up the achievement of three-year (January 1, 2020 to December 31, 2022) average organic revenue growth with a modifier of relative TSR as compared to the S&P 500. The Original PSUs have a payout range of 0% to 200% of target, with a threshold payout of 40% including the full negative impact of the TSR modifier.
On December 17, 2020, in response to the impact of COVID-19 on the Company’s financial performance, one-time grants of TSR PSUs were made to the NEOs (and other holders of the Original PSUs), which are eligible to vest based upon Clarivate’s three-year (January 1, 2020 to December 31, 2022) TSR as compared to the S&P 500 for the same period; provided, that the Original PSUs do not vest.
The TSR PSUs have a payout range of 0% to 120% of target, with an 80% threshold payout level. Per the terms of the TSR PSUs, if the Original PSUs vest in any amount for any reason, then the TSR PSUs are forfeited in their entirety. While we are required to report the grant date fair value of both the Original PSUs and TSR PSUs in the Summary Compensation Table and the Grants of Plan Based Awards Table, the NEO will be able to receive a share payment from only one of the PSU awards. See “2020 Long-Term Incentive Program” for a description of the Original PSUs and TSR PSUs.
Shares Issued at Time of Merger
Under the Sponsor Agreement between Churchill, Messrs. Stead, Klein and certain other parties, dated January 14, 2019 (the “Sponsor Agreement”), Clarivate, Churchill and other parties thereto agreed that Clarivate would issue 7,000,000 ordinary shares to persons designated by Messrs. Stead and Klein, including themselves, upon Clarivate’s achievement of a closing share price on the NYSE of at least $20.00 per share for 40 days over a 60 consecutive trading-day period on or before the sixth anniversary of the closing of the Merger. These shares have been defined as the Merger Shares. As of December 31, 2019, 1,000,000 of these shares were designated to Mr. Stead and in January 2020, 390,000 of these shares were designated to Mr. Stead. On January 31, 2020, our Board agreed to waive the performance vesting condition described above, and such Merger Shares were delivered to Mr. Stead and other designated persons on June 8, 2020. While the SEC requires us to report the Merger Shares designated for Mr. Stead as compensation to him under the rules of the SEC, the Merger Shares were received by Mr. Stead in his role as a founder of Churchill and were part of the terms of the Merger, which were negotiated on an arm’s-length basis among the parties to the Sponsor Agreement, and not a decision of the HRCC.
Stock Options
On November 30, 2020, the HRCC accelerated the vesting of approximately 3.53 million remaining unvested stock options of the original 28.4 million issued pursuant to the private company equity plan adopted in 2016 at the time of the formation of Clarivate as a standalone business after its divestiture from Thomson Reuters. The accelerations included the following unvested stock options held by the NEOs: Mr. Hanks, 427,591; Mr. Ahmed, 396,409; Mr. Roy, 219,349; and Mr. Hartman, 219,344. The options held by the NEOs, which would have otherwise vested in the next 18 months, were previously scheduled to accelerate in accordance with their terms upon affiliates of Onex and Baring holding less than 30% of the total Clarivate ordinary shares that they held immediately after Clarivate’s May 2019 merger with Churchill Capital Corp. At the time of the acceleration, Onex and Baring held approximately 46% of such ordinary shares because in connection with our acquisition of CPA Global on October 1, 2020, Onex and Baring agreed not to dispose of the approximately 99.2 million ordinary shares they held at that time except that with the approval of Clarivate’s chief executive officer, Onex and Baring may sell up to 49.6 million ordinary shares. Upon the sale of such 49.6 million shares, Onex and Baring would hold approximately 23% of the total ordinary shares that they held immediately after the May 2019 merger with Churchill Capital Corp, at which point the options would accelerate per their terms.

The HRCC viewed this as an appropriate step to take, to be consistent with the original intent of Onex and Baring, and to streamline the Company’s equity compensation program by easing the administration of the plan and by allowing the Company to better manage the logistics and vesting of these options.
Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning the outstanding equity awards held by the NEOs at the end of fiscal year 2020. None of our NEOs were holding unexercisable stock options at the end of the fiscal year.
Name	Number of Securities Underlying Unexercised Options ($)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)(3) ($)
	Exercisable
Jerre Stead	1,000,000	13.30	05/19/2029	—	—	450,675	13,389,554
Richard Hanks	147,994	6.61	03/02/2027	15,649	464,932	70,416	2,092,059
	105,708	10.39	03/02/2027
	105,708	14.18	03/02/2027
	63,425	17.96	03/02/2027
	9,513	6.61	05/22/2027
Mukhtar Ahmed	138,743	6.91	03/08/2028	15,649	464,932	70,416	2,092,059
	99,102	10.85	03/08/2028
	99,102	14.78	03/08/2028
	59,462	18.72	03/08/2028
Jeff Roy	122,887	6.76	09/05/2027	15,649	464,932	70,416	2,092,059
	79,282	10.39	09/05/2027
	132,136	14.18	09/05/2027
	79,282	17.96	09/05/2027
Stephen Hartman	33,774	6.61	03/02/2027	11,267	334,743	16,899	502,069
	24,101	10.39	03/02/2027
	24,101	14.18	03/02/2027
	14,482	17.96	03/02/2027
	52,885	6.61	05/22/2027
	67,548	8.14	11/13/2028
	48,203	12.68	11/13/2028
	48,203	17.23	11/13/2028
	28,964	21.78	11/13/2028

(1)
Awards shown are time-based RSUs. These awards are scheduled to vest as follows if the individual remains continuously employed by the Company through the vest date:

Name	Vesting Date	Number of Shares Vesting
Richard Hanks	04/01/2021 04/01/2022 04/01/2023	5,216 5,216 5,217
Mukhtar Ahmed	04/01/2021 04/01/2022 04/01/2023	5,216 5,216 5,217
Jeff Roy	04/01/2021 04/01/2022 04/01/2023	5,216 5,216 5,217
Stephen Hartman	04/01/2021 04/01/2022 04/01/2023	3,755 3,756 3,756

(2)
Market value reflects the $29.71 closing price of Clarivate stock on December 31, 2020.

(3)
Awards shown include both the Original PSUs and the TSR PSUs, of which one of these awards is eligible to vest following the close of the 2022 fiscal year based on our achievement of certain performance conditions, as described in the CD&A and the Description of Awards above. Under no circumstances will both the TSR PSUs and the Original PSUs vest.

Option Exercises and Stock Vested
The following table provides information concerning stock options exercised by the NEOs and Merger Shares that were released to the CEO during fiscal year.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Jerre Stead	—	—	1,390,000	31,275,000
Richard Hanks	648,528	7,425,570	—	—
Mukhtar Ahmed	264,272	2,871,589	—	—
Jeff Roy	134,778	1,929,546	—	—
Stephen Hartman	272,201	3,331,567	—	—

(1)
For each NEO, the value realized upon option exercise is based on $22.50 per share, the market value of the shares at the time they were exercised.

(2)
For Mr. Stead, the Stock Awards Acquired on Vesting are Merger Shares that were provided for in the Sponsor Agreement, the terms of which were negotiated on an arm’s-length basis among the parities thereto. See “Description of Awards” above. The value reported is based on $22.50 per share, the market value of the shares at the time they were delivered to Mr. Stead.

Pension Benefits and Nonqualified Deferred Compensation
We do not provide any pension plan, supplemental retirement plan, or deferred compensation plan benefits to our NEOs. We do provide company matches to employee contributions to qualified retirement plans and these are reported as All Other Compensation in the Summary Compensation Table.

EXECUTIVE EMPLOYMENT AGREEMENTS
Our CEO was offered and declined an employment agreement.
The Company has entered into employment agreements with Messrs. Hanks, Ahmed, Roy and Hartman. The employment agreements provide each executive with an annual base salary to be reviewed at the discretion of management and the HRCC and adjusted dependent on performance. In addition, each executive is eligible to participate in the AIP and is entitled to participate in employee benefit plans, programs and arrangements as are customarily accorded to our executives. The employment agreements with Messrs. Hanks and Roy do not constitute a contract of employment, do not entitle them to employment for any specified period and employment will continue to be considered “at will.” The employment agreements with Messrs. Ahmed and Hartman constitute a UK contract of employment.
Under the employment agreements, in the event of an involuntary termination without cause, the executives, other than Mr. Hartman, are entitled to the following: (i) Mr. Hanks is eligible to receive 18 months of his annual base salary continuation and a payment equal to 1.5 times his AIP target, as well as 18 months of continued benefits coverage; (ii) Mr. Ahmed is eligible to receive one year of annual base salary; and (iii) Mr. Roy is eligible to receive 52 weeks of annual base salary continuation and 52 weeks of continued benefits coverage, as well as a prorated bonus if he is terminated without cause on or after April 1 of the year of termination. Payment of severance is contingent upon the executive entering into a separation agreement, including a release of claims, with the Company. There is no eligibility for severance benefits under the employment agreements if the applicable executive voluntarily resigns or the Company terminates him for cause. Mr. Hartman’s employment agreement does not entitle him to severance in any termination event. Under the terms of their employment agreements, Messrs. Ahmed and Hartman are subject to confidentiality and intellectual property provisions and restrictive covenants related to non-competition and non-solicitation of employees, customers, and suppliers (12-months post-termination for Mr. Ahmed and six-months post-termination for Mr. Hartman).
Messrs. Hanks, Ahmed, Roy, and Hartman each have stock option agreements, entered into in years prior to 2020, that subject them to confidentiality and intellectual property provisions and 12-month post-termination restrictive covenants related to non-competition and non-solicitation of employees and customers. On November 30, 2020, the vesting of stock options held by Messrs. Hanks, Ahmed, Roy, and Hartman was accelerated as described in “Description of Awards” above.
Each of the NEOs has an agreement for the Original PSUs dated April 1, 2020 and an agreement for the TSR PSUs dated December 17, 2020. The Original PSU agreement provides for accelerated vesting at target in the event of death or Disability, while the TSR PSU agreement provides for forfeiture in the event of death or Disability. If the NEO’s employment is terminated within 12 months following a Change in Control, (a) any outstanding Original PSUs shall be accelerated at a performance level to be determined by the Administrator at the time of the Change in Control, and (b) any TSR PSUs will vest at Maximum performance level to the extent that none of the Original PSUs were accelerated. For clarity, the vesting of only one of the two PSU awards, the Original PSUs, or the TSR PSUs, may be accelerated in the event of a Change in Control.
Messrs. Hanks, Ahmed, Roy, and Hartman each have RSU agreements, awarded on April 1, 2020, that provide for accelerated vesting in the event of the respective NEO’s death, Disability, or termination without Cause within 12 months following a Change in Control.
On May 7, 2020, the HRCC approved guidelines for treatment of RSUs in the event of an involuntary termination without cause. For the NEOs, as well as other holders of RSUs, the guidelines permit for accelerated vesting of the pro rata portion of shares next scheduled to vest.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The information in the table below provides the estimated value of compensation that would have been paid to each of the NEOs in the event the NEO was involuntarily terminated by the Company for reason other than cause on December 31, 2020.
Name	Description of Payments	Involuntary Termination Without Cause (not Related to Change in Control) ($)	Involuntary Termination Without Cause (Change in Control) ($)	Death or Disability ($)
Jerre Stead	Original PSUs(1)	—	—	8,926,370
	TSR PSUs(2)	—	5,355,822	—
Total Jerre Stead		—	5,355,822	8,926,370
Richard Hanks	Original PSUs(1)	—	—	1,394,706
	TSR PSUs (2)	—	836,812	—
	RSUs(3)	116,315	464,932	464,932
	Severance(4)	1,500,000	1,500.000	—
	Continued Benefits(4)	34,961	34,961	—
Total Richard Hanks		1,651,276	2,836,705	1,859,638
Mukhtar Ahmed	Original PSUs (1)	—	—	1,394,706
	TSR PSUs(2)	—	836,812	—
	RSUs(3)	116,315	464,932	464,932
	Severance(4)	602,415	602,415	—
Total Mukhtar Ahmed		718,730	1,904,159	1,859,638
Jeff Roy	Original PSUs(1)	—	—	1,394,706
	TSR PSUs(2)	—	836,812	—
	RSUs(3)	116,315	464,932	464,932
	Severance(4)	900,000	900,000	—
	Continued Benefits(4)	26,160	26,160	—
Total Jeff Roy		1,042,475	2,227,904	1,859,638
Stephen Hartman	Original PSUs(1)	—	—	334,713
	TSR PSUs(2)	—	200,810	—
	RSUs(3)	83,723	334,743	334,743
Total Stephen Hartman		83,723	535,553	669,456

(1)
As described in “Executive Employment Agreements,” the vesting of the Original PSUs will accelerate at target performance level in the event of death or Disability.

(2)
As described in “Executive Employment Agreements,” in the event of an involuntary termination within 12 months of a change in control, (a) any outstanding Original PSUs will accelerate at a performance level to be determined by the Administrator at the time of the change in control and (b) any TSR PSUs will vest at maximum performance level to the extent that none of the Original PSUs were accelerated. For purposes of this table, the vesting of the TSR PSUs at maximum performance is being reported. If the Original PSUs were to be accelerated at target performance, the value of such acceleration would be as follows: Mr. Stead, $8,926,370; Mr. Hanks, $1,394,706; Mr. Ahmed, $1,394,706; Mr. Roy, $1,394,706; and Mr. Hartman, $334,713.

(3)
As described in “Executive Employment Agreements,” the vesting of RSUs will accelerate in full in the event of death or Disability or upon a termination without cause in the 12 months following a change in control. In the event of an involuntary termination without cause, guidelines approved by the HRCC generally provide for a pro rata acceleration of the next vesting tranche of RSUs; this pro rata amount is reported in the table although the pro rata acceleration is not guaranteed.
(4)
See “Executive Employment Agreements” for a description of how salary, AIP and continued benefits are determined for each NEO.

CEO PAY RATIO
The tables below set forth our CEO pay ratio and our alternative CEO pay ratio, as described below.
CEO Annual Total Compensation	20,672,203
Median Employee Annual Total Compensation	58,378
Estimated CEO to Median Employee Pay Ratio	354:1
Alternative CEO Pay Ratio
CEO Annual Total Compensation (excluding Merger Shares and TSR PSUs)	7,982,090
Median Employee Annual Total Compensation	58,378
Estimated CEO to Median Employee Pay Ratio	137:1
The first table above shows (i) the 2020 annual total compensation of our CEO calculated in accordance with SEC rules; (ii) the 2020 total annual compensation of our median employee; and (iii) the ratio of the annual total compensation of our CEO to that of our median employee.
The second table above shows the CEO pay ratio if the values of the Merger Shares and TSR PSUs are excluded from Mr. Stead’s CEO compensation.
•
As described in “Description to Plan-Based Awards” Mr. Stead received Merger Shares in connection with the Merger. While we are required to report the Merger Shares designated for Mr. Stead as compensation under the rules of the SEC, as shown in the first table above, the Merger shares were received by Mr. Stead in his role as a founder of Churchill and were part of the terms of the Merger, which were negotiated on an arm’s-length basis among the parties to the Sponsor Agreement, and not a decision of the HRCC. The Merger Shares were not part of the CEO compensation determined by the HRCC.

•
As described in “Description to Plan-Based Awards,” the HRCC approved a one-time award of TSR PSUs that may vest only if the Original PSUs do not vest. Although the value of both awards must be reported in the Summary Compensation Table, the value of the TSR PSUs has been excluded from the CEO Pay Ratio because the CEO will be able to receive shares from only one of the two PSUs granted in 2020. The grant value of the Original PSUs is the higher value of the two awards; thus, this is the value that was included for purposes of calculating the Alternative CEO Pay Ratio.

Methodology
Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
Our methodology and process are explained below.
•
Employee population: we selected December 1, 2020 as the date to determine the median employee.

•
We excluded 4,187 employees from companies that were acquired during 2020.

•
Excluding acquisitions, we had approximately 4,628 employees globally, comprised of 1,113 employees located in the United States and 3,515 employees located outside of the U.S.

•
We included all full-time, part-time, seasonal and temporary employees worldwide, excluding our CEO, except that, as permitted under the SEC rules, we relied on the de minimis exception to decrease the number of countries where we obtained data, which allowed us to exclude up to 5% of our workforce. We excluded the 218 employees in the jurisdictions identified below.

Country	Number of Employees Excluded
Austria	1
Azerbaijan	1
Brazil	17
Chile	2
Colombia	1
Czechia	3
Denmark	1
Egypt	1
France	41
Hong Kong	2
Ireland	1
Italy	17
Kazakhstan	2
Korea, Republic of	27
Mexico	8
New Zealand	16
Poland	2
Russian Federation	12
Singapore	29
South Africa	3
Taiwan	11
Thailand	1
Turkey	1
Ukraine	1
United Arab Emirates	17
Total	218

•
Median employee:   For purposes of this calculation, for each employee we used total base pay (including commissions and additional month pay where applicable) and target AIP. We identified employees within $1,000 of the median and removed those employees who had anomalous compensation characteristics to determine the median employee. We then calculated the compensation of the median employee using the same methodology we used to calculate the CEO’s compensation reported in the Summary Compensation Table. Our median employee was based in the United Kingdom and we converted payments made in GBP to USD using a GBP:USD exchange rate of 1.3387, which is a rate set at the beginning of 2020 using a six-month forward look which we use for the purposes of our budgetary planning.

•
SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. In addition, the median employee’s annual total compensation is unique to that individual, and therefore, is not an indicator of the annual total compensation of any other individual or group of employees.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review and Approval of Related Person Transactions
We follow processes and policies, including our written policy on related person transactions that are designed to detect and, if appropriate, approve and disclose any transaction that would constitute a “related person transaction” under SEC rules. Such transactions would include material transactions and transactions involving an amount exceeding $120,000 in which any Clarivate directors, nominees for director, executive officers, greater than five percent shareholders or any of their respective immediate family members or affiliates, or the employers of any of them, has a direct or indirect material interest.
Our Board of Directors has delegated the responsibility for reviewing related person transactions to the Audit Committee. To support this process, each year we solicit internal disclosure of any transactions between Clarivate and its directors and officers, their immediate family members, and their affiliated entities and employers, including the nature of each transaction and the amount involved. The Audit Committee annually reviews and evaluates such information for each director as part of its assessment of each director’s independence.
In addition, all directors, officers, and employees of Clarivate are governed by the Clarivate Code of Conduct, which requires individuals to act in the best interest of Clarivate and avoid conflicts of interest. Individuals are responsible for identifying conflicts of interest as soon as they arise and contacting our Compliance team prior to engaging in the conduct if they are unsure whether such relationship or transaction poses a conflict.
If the Audit Committee were presented with a proposed related party transaction, it would evaluate the relevant facts and circumstances and either approve or disapprove it. Factors would include the terms of the transaction relative to the terms that could be obtained in arm’s length dealings with an unrelated party, the extent of the related party’s interest in the transaction, the conflicts of interest (if any) and the provisions of the Clarivate Code of Conduct and whether the transaction meets any of the criteria for pre-approval.
Transactions Involving Related Persons
Agreements Entered Into in Connection With Merger With Churchill Capital Corp
Sponsor Agreement
In connection with the January 2019 execution of the agreement pursuant to which we agreed to merge with Churchill Capital Corp, the founders of Churchill Capital Corp, which include our directors Jerre Stead (our Executive Chairman and Chief Executive Officer), Sheryl von Blucher and Balakrishnan S. Iyer and certain of their affiliates, entered into the Sponsor Agreement.
Under the Sponsor Agreement, Mr. Stead, Ms. Blucher, and M. Klein Associates, Inc. and Garden State, affiliates of Mr. Klein (one of our former directors), agreed with Clarivate to accept certain performance and time vesting conditions on certain Clarivate shares to be received by them in exchange for Churchill Capital Corp common stock purchased by them at or before Churchill Capital Corp’s initial public offering in September 2018, as well as on all of the Clarivate warrants to be received by them in exchange for Churchill Capital Corp warrants, in connection with the closing of the merger. Both performance and time vesting conditions applied to half of Mr. Stead’s and Ms. von Blucher’s Clarivate shares that were subject to vesting conditions (5,309,712 in aggregate), and time (but not performance) vesting conditions apply to the other half of their Clarivate shares that were subject to vesting conditions (5,309,712 in aggregate). Both performance and time vesting conditions applied to all of their and Garden State’s Clarivate warrants (17,265,826 in aggregate).
Pursuant to the performance vesting conditions, and subject to the time vesting conditions described below, half of the Clarivate shares held by Mr. Stead, Ms. von Blucher, and M. Klein Associates, Inc. that were subject to performance vesting conditions would vest upon Clarivate’s shares trading at $15.25 per share or above for 40 days in any 60-day period commencing on the first public sale by Onex and Baring of their ordinary shares (or, if earlier, the first anniversary of the closing of the merger) and during the three-and-a-half year period after closing of the merger, and the other half of their performance-based vesting shares and all of their and Garden State’s respective warrants would vest upon Clarivate’s shares trading at $17.50 per share or above for such a 40-day period during the five-year period after the closing of the merger.
Pursuant to the time vesting conditions, the Clarivate shares held by Mr. Stead, Ms. von Blucher, and M. Klein Associates, Inc. that were not subject to performance vesting conditions would vest in three equal annual installments beginning on the first anniversary of the closing of the merger, while the Clarivate shares and warrants that were subject to performance vesting conditions would vest over the period of time between the first and third anniversaries of the closing of the merger.
In August 2019, Clarivate (on its behalf and on behalf of its subsidiaries) agreed to waive the performance and time vesting conditions for all Clarivate shares and warrants subject to such conditions held by Mr. Stead, Ms. von Blucher, M. Klein Associates, Inc. and Garden State. These shares and warrants held by Mr. Stead, Ms. von Blucher, M. Klein Associates, Inc. and Garden State nevertheless remain subject to a lock-up for a period ranging from two to three years following the closing of the merger.
In the year ended December 31, 2019, the Company recognized additional share-based compensation expense related to the modification of certain awards under the 2019 Incentive Award Plan.
Additionally, under the Sponsor Agreement, Clarivate agreed to issue 7,000,000 ordinary shares to persons designated by Messrs. Stead and Klein, including themselves, upon Clarivate’s achievement of a closing share price on the NYSE of at least $20.00 per share for 40 days over a 60 consecutive trading day period on or before the sixth anniversary of the closing of the merger. In January 2020, our board agreed to waive this performance vesting condition, and all such shares are expected to be issued to persons designated by Messrs. Stead and Klein prior to December 31, 2020. As further described in “Shares Issued in Merger” above, these shares are referred to as “Merger Shares.”
Registration Rights Agreement
Onex, Baring, the founders of Churchill Capital Corp and certain other pre-merger shareholders were granted registration rights in connection with the closing of our merger with Churchill Capital Corp.
Shareholders Agreement and Director Nomination Agreement
In connection with consummation of our merger with Churchill Capital Corp, Onex, Baring the founders of Churchill Capital Corp and certain other shareholders entered into a Shareholders Agreement and a Director Nomination Agreement. Pursuant to the Shareholders Agreement, Onex and Baring have the right to nominate a majority of the members of the board of directors until such time as Onex and Baring beneficially own less than 60% of the ordinary shares held by them immediately after the closing of the merger, and continue to have the right to nominate directors in a declining number based on their aggregate beneficial ownership percentage of the ordinary shares held by them immediately after the closing of the merger. Matters over which Onex and Baring will, directly or indirectly, exercise control include:
•
the election of our board of directors and the appointment and removal of our officers;

•
mergers and other business combination transactions requiring shareholder approval, including proposed transactions that would result in our shareholders receiving a premium price for their shares; and

•
amendments to our Articles of Association.

Pursuant to the Director Nomination Agreement entered into in connection with our merger with Churchill Capital Corp, Mr. Stead, the Designated Shareholder, has the right to designate up to four nominees for the election to our board of directors for so long as Onex and Baring own at least 20% of their initial ordinary shares.
The directors are required to ensure that any individual nominated pursuant to the Articles of Association, the Director Nomination Agreement and the Shareholders Agreement shall be nominated for election as a director at the next general meeting of Clarivate, and such individual shall be appointed if approved by ordinary resolution at such general meeting.
Agreements Entered Into in Connection With Acquisition of CPA Global
Termination Agreement
On October 1, 2020, Clarivate completed its acquisition of CPA Global. In connection with the acquisition and pursuant to the Termination Agreement dated as of July 29, 2020, Clarivate’s agreements entered into in connection with the Churchill Capital Corp. merger, including the Sponsor Agreement, Shareholder Agreement, Registration Rights Agreement and Director Nomination Agreement, were terminated.
Investor Rights Agreement and New Registration Rights Agreement
Upon completion of the acquisition of CPA Global, Clarivate (i) issued 216,683,778 ordinary shares to a portfolio company of LGP, representing approximately 35% pro forma fully diluted ownership of Clarivate and (ii) funded the repayment of approximately $2.0 billion of outstanding CPA Global debt.
At closing of the CPA Global acquisition, Clarivate entered into an Investor Rights Agreement with the CPA Global Investors, including affiliates of LGP, and certain existing shareholders of Clarivate, including affiliates of Onex and Baring, and Jerre Stead, Sheryl von Blucher and Michael Klein, each then a shareholder and director of Clarivate, pursuant to which LGP was given the right to nominate two members of Clarivate’s Board of Directors for so long as LGP maintains ownership of at least 10% of Clarivate, and one member of the board for so long as LGP maintains ownership of at least 5% of Clarivate. Pursuant to LGP’s rights under the Investor Rights Agreement, Usama N. Cortas and Adam T. Levyn were appointed at the request of LGP to Clarivate’s Board of Directors. In addition, Mr. Cortas was appointed to the Human Resources and Compensation Committee of the Board.
Under the Investor Rights Agreement, the CPA Global Investors agreed not to dispose of their Clarivate ordinary shares until October 1, 2021, subject to certain exceptions. In addition, during this same lock-up period, Onex and Baring agreed not to dispose of the approximately 99.2 million ordinary shares they currently hold, except that with the approval of Clarivate’s chief executive officer, Onex and Baring may sell up to 49.6 million ordinary shares.
Also at closing of the CPA Global acquisition, Clarivate entered into a new Registration Rights Agreement with the parties to the Investor Rights Agreement under which these shareholders are entitled, in certain circumstances, to cause Clarivate to register their ordinary shares for resale under the Securities Act, subject to the lock-up described above.
Other (dollar amounts in thousands)
Two controlled affiliates of Baring are vendors of ours. Total payments to these vendors were $830, $765 and $691 for the years ended December 31, 2020, 2019 and 2018, respectively. The Company had an outstanding liability to these vendors of  $237, $160 and $158 as of December 31, 2020, 2019 and 2018, respectively.
Three controlled affiliates of LGP are customers of ours. Total revenue from these customers during the period they were related parties was $129, $10,857 and $136 for the year ended December 31, 2020. The Company had outstanding receivables from these customers of  $31, $54,656 and $264 as of December 31, 2020. These customers were not related parties in 2019 and 2018.

Three controlled affiliates of LGP are vendors of ours. Total payments to these vendors were $295, $6,934 and $1,817 for the year ended December 31, 2020. The Company had outstanding liabilities of  $0, $0 and $1,995 to these vendors as of December 31, 2020. These vendors were not related parties in 2019 and 2018.
Jerre Stead, Chief Executive Officer of the Company, was the co-founder of a vendor of ours. Total payments to this vendor were $0 and $756 for the year ended December 31, 2020 and 2019 the Company had an outstanding liability of  $0 and $10 to this vendor as of December 31, 2020 and 2019. This vendor was not a related party in 2018 or 2020.
A former member of our key management was the co-founder of a vendor of ours. Total payments to this vendor were $0, $278 and $865 for the year ended December 31, 2020, 2019 and 2018, respectively. The Company had an outstanding liability of  $0, $0 and $332 to this vendor as of December 31, 2020, and 2019 and 2018, respectively.
One of our independent directors has an immediate family member who is a member of management of one of Clarivate’s customers. Total revenue from the customer was $1,497 for the years ended December 31, 2020 and 2019, respectively. The Company had $100 and $4 in outstanding receivables as of December 31, 2020 and 2019, respectively. This vendor was not a related party in 2018.

SHAREHOLDER PROPOSALS FOR THE 2022 ANNUAL GENERAL MEETING
Shareholder Proposals Eligible for Inclusion in the Company’s Proxy Statement
A shareholder wishing to present a proposal to be included in our Proxy Statement for the 2022 Annual General Meeting of Shareholders must comply with these instructions and the proxy proposal submission rules of the SEC. One important requirement is that the proposal be received by the Secretary of Clarivate no later than November 25, 2021. Proposals we receive after that date will not be included in the Proxy Statement for the 2022 Annual General Meeting. We urge shareholders to submit proposals by registered or certified mail, return receipt requested, to:
Clarivate Plc
Attention: Secretary
Friars House
160 Blackfriars Road
London SE1 8EZ
United Kingdom
You may obtain a copy of the current rules for submitting shareholder proposals through the SEC’s website at www.sec.gov or from the SEC at:
Securities and Exchange Commission
Division of Corporation Finance
100 F Street, NE
Washington, DC 20549
Shareholder Proposals Not Eligible for Inclusion in the Company’s Proxy Statement
A shareholder proposal not included in our proxy statement for the 2022 Annual General Meeting will be ineligible for presentation at the 2022 Annual General Meeting unless the shareholder gives timely notice of the proposal in writing to the Secretary of Clarivate at the principal executive offices of Clarivate and complies with the requirements of our Articles of Association, which are summarized below.
A proposal may be properly brought before an annual general meeting by any shareholder of the Company who is a shareholder of record on both the date of the giving of the notice by such shareholder provided for in the Articles of Association and the record date for the determination of shareholders entitled to vote at such annual general meeting, and who complies with the notice and other procedures set forth in the Articles of Association, which are summarized below. Please see our Articles of Association for the full procedures.
Shareholder Proposals Other Than Director Nominations
The Articles of Association set forth requirements for shareholders wishing to propose business other than the nomination of directors at an annual general meeting. An eligible shareholder who follows these procedures is not entitled to have their proposal included in the Company’s Proxy Statement and therefore would be required to solicit their own proxies in accordance with any applicable laws and rules.
To be timely such shareholder’s notice must be delivered to the Secretary of the Company at the principal executive offices of the Company no earlier than January 6, 2022 and no later than February 5, 2022, unless the 2022 Annual General Meeting occurs on a date more than 30 days earlier or later than the 2021 Annual General Meeting. In that case, the board will determine a date a reasonable period prior to the 2022 Annual General Meeting by which the shareholder’s notice must be delivered and publicize that date in a filing with the SEC or via press release at least 14 days prior to the date set by the board.
To be in proper written form, a shareholder’s notice to the Company must set forth as to such matter such shareholder proposes to bring before the annual general meeting:

•
a reasonably brief description of the business desired to be brought before the annual general meeting, including the text of the proposal or business, and the reasons for conducting such business at the annual general meeting;

•
the name and address, as they appear on the Company’s Register of shareholders, of the shareholder proposing such business and any Associated Person (as defined below);

•
the class or series and number of shares of the Company that are held of record or are beneficially owned by such shareholder or any Associated Person and any derivative positions held or beneficially held by the shareholder or any Associated Person;

•
whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Associated Person with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Associated Person with respect to any securities of the Company;

•
any material interest of the shareholder or an Associated Person in such business, including a reasonably detailed description of all agreements, arrangements and understandings between or among any of such shareholders or between or among any proposing shareholders and any other person or entity (including their names) in connection with the proposal of such business by such shareholder; and

•
a statement as to whether such shareholder or any Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law and the rules of the Designated Stock Exchange to carry the proposal.

An Associated Person of any shareholder includes:
•
any affiliate (as defined in the articles) of, or person acting in concert with, such shareholder;

•
any beneficial owner of shares of the Company owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made; and

•
any person controlling, controlled by or under common control with a person referred to in the preceding two bullets.

Shareholder’s Nomination of a Director
The Articles of Association also set forth requirements for shareholders wishing to nominate directors. An eligible shareholder who follows these procedures is not entitled to have their nomination included in the Company’s Proxy Statement and therefore would be required to solicit their own proxies in accordance with any applicable laws and rules.
Subject to the Shareholders Agreement and the Director Nomination Agreement, for a nomination for election of a director to be made by a shareholder of the Company (other than directors to be nominated by any series of preferred shares, voting separately as a class), such shareholder must:
•
be a shareholder of record on both the date of the giving of the notice by such shareholder provided for in the Articles of Association and the record date for the determination of shareholders entitled to vote at such annual general meeting,

•
on each such date beneficially own more than 15% of the issued ordinary shares and

•
have given timely notice thereof in proper written form to the Secretary of the Company.

If a shareholder is entitled to vote only for a specific class or category of Directors at a meeting of the shareholders, such shareholder’s right to nominate one or more persons for election as a Director at the meeting shall be limited to such class or category of Directors.

To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the meeting; provided, that if less than 130 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
To be in proper written form, a shareholder’s notice to the Secretary must set forth:
•
as to each nominating shareholder:

•
the information about the shareholder and its Associated Persons specified above under “Shareholder Proposals Other Than Director Nominations;” and

•
any other information relating to such shareholder that would be required to be disclosed pursuant to any applicable law and rules of the SEC or of the NYSE; and

•
as to each person whom the shareholder proposes to nominate for election as a director:

•
all information that would be required if such nominee was a nominating shareholder, as described above, except such information shall also include the business address and residence address of the person;

•
the principal occupation or employment of the person;

•
all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act or any successor provisions thereto, and any other information relating to the person that would be required to be disclosed pursuant to any applicable law and rules of the SEC or of the NYSE; and

•
a description of all direct and indirect compensation and other material monetary arrangements and understandings during the past three years, and any other material relationship, between or among any nominating shareholder and its affiliates and associates, on the one hand, and each proposed nominee, his respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the Exchange Act if such nominating shareholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Company may require any proposed nominee to furnish such other information as may be reasonably required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company in accordance with the rules of the NYSE.

OTHER MATTERS
The Board does not know of any other business that will be presented at the Annual General Meeting. If any other business is properly brought before the Annual General Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions. We urge you to submit your signed proxy promptly.
BY ORDER OF THE BOARD OF DIRECTORS
Stephen Hartman
General Counsel, Global Head of Corporate Development
and Secretary
March 25, 2021
Our Annual Report on Form 10-K for the year ended December 31, 2020 has been mailed with this Proxy Statement.
You may also review that document and all exhibits on our website (http://ir.clarivate.com).
We will provide printed copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting shareholder. Send that request in writing to Clarivate Plc, Friars House, 160 Blackfriars Road, London SE1 8EZ United Kingdom, Attention: Investor Relations.
The request must include a representation by the shareholder that as of our Record Date, March 4, 2021, the shareholder was entitled to vote at the Annual General Meeting.

APPENDIX A
Proposed Amendment to Articles of Association to Declassify Board of Directors
The following language shows the changes to the Articles of Association that would result from Proposal 2. Text that is proposed to be deleted is shown in red strikethrough (e.g., “~~Directors~~”), text that is proposed to be added is shown in blue underscore (e.g., “Plc”), and text that is proposed to be moved is shown in green, with green strikethrough (e.g., “~~Company~~”) indicating where the text previously appeared and green underscore with no strikethrough (e.g., “Company”) indicating where the text is proposed to be moved.
*   *   *
19
DIRECTORS

~~19.1~~
The minimum number of Directors shall be two and the maximum number of Directors shall be fourteen, unless increased or decreased from time to time by the Directors or the Company in general meeting. So long as Shares are listed on the Designated Stock Exchange, the board of Directors shall include such number of  “independent directors” as the relevant rules applicable to the listing of any Shares on the Designated Stock Exchange require.

~~19.2~~
~~The Directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Each class shall consist, as nearly as may be practicable, of one-third of the total number of Directors constituting the entire board of Directors. At the first annual general meeting of Members, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three (3) years. At the second annual general meeting of Members, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three (3) years. At the third annual general meeting of Members, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of Members, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. In the event of any change in the number of Directors, the board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of Directors in each class. The board of Directors may, in its discretion, reallocate any Director to another class in connection with such a change in the number of Directors; provided that no decrease in the number of Directors constituting the Directors shall shorten the term of any incumbent Director.~~

20
APPOINTMENT, DISQUALIFICATION AND REMOVAL OF DIRECTORS

Filling of vacancies
20.5
A vacancy on the board of Directors may be filled only by the affirmative vote of a simple majority of the remaining Directors present and voting at a meeting of the Directors, subject to these Articles, applicable law and the listing rules of the Designated Stock Exchange. ~~A Director appointed to fill a vacancy in accordance with this Article shall be of the same Class of Director as the Director he or she replaced and the term of such appointment shall terminate in accordance with that Class of Director.~~

*   *   *

APPENDIX B
Proposed Amendment to Articles of Association to Permit Director Removal With or Without Cause
The following language shows the changes to the Articles of Association that would result from Proposal 3. Text that is proposed to be deleted is shown in red strikethrough (e.g., “~~Directors~~”), text that is proposed to be added is shown in blue underscore (e.g., “Plc”), and text that is proposed to be moved is shown in green, with green strikethrough (e.g., “~~Company~~") indicating where the text previously appeared and green underscore with no strikethrough (e.g., “Company”) indicating where the text is proposed to be moved.
*   *   *
20
Appointment, disqualification and removal of Directors

Removal of Directors
20.4
A Director may be removed from office by the Members by Special Resolution ~~only for cause (“cause” for removal of a Director shall be deemed to exist only if  (a) the Director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such Director has been found by the affirmative vote of a majority of the Directors then in office at any regular or special meeting of the board of Directors called for that purpose, or by a court of competent jurisdiction, to have been guilty of wilful misconduct in the performance of such Director’s duties to the Company in a matter of substantial importance to the Company; or (c) such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, (which mental incompetency directly affects such Director’s ability to perform his or her obligations as a Director)~~ or by the board of Directors by resolution made by the Directors, with or without cause, at any time before the expiration of his term notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement). ~~In addition, a Director may be removed from office by the board of Directors by resolution made by the Directors for cause.~~

*   *   *

APPENDIX C
Proposed Amendment to Articles of Association to Eliminate Inapplicable Provisions
The following language shows the changes to the Articles of Association that would result from Proposal 4. Text that is proposed to be deleted is shown in red strikethrough (e.g., “~~Directors~~”), text that is proposed to be added is shown in blue underscore (e.g., “Plc”), and text that is proposed to be moved is shown in green, with green strikethrough (e.g., “~~Company~~”) indicating where the text previously appeared and green underscore with no strikethrough (e.g., “Company”) indicating where the text is proposed to be moved.
*   *   *
44
Matters related to former Shareholders Agreement ~~and related matters~~

Applicability of Article
44.1
This Article 44 shall apply only until ~~the first~~such time ~~at which~~as no Director ~~is~~who was an Onex Shareholder Designee or a Baring Shareholder Designee (as each such term is defined in Article 44.2) remains on the board of Directors, and from and after such time, and notwithstanding anything to the contrary in this Article 44 (including any provision in this Article 44 that includes the phrase “notwithstanding any provision of these Articles” or words to similar effect), nothing in this Article 44 shall have any force or effect under these Articles regardless of any subsequent change in the composition of the board of Directors~~; provided that Article 44.12 and Article 44.13 (together, the Waiver of Owner Opportunities Articles) shall continue to apply until such time as no Director who was an Onex Shareholder Designee or a Baring Shareholder Designee remains on the board of Directors. Neither~~. Until such time, neither any termination, amendment or repeal of ~~the Waiver of Owner Opportunities Articles~~this Article 44, nor the adoption of any provision of these Articles or Memorandum inconsistent with ~~the Waiver of Owner Opportunities Articles~~this Article 44, shall eliminate or reduce the effect of ~~the Waiver of Owner Opportunities Articles~~ this Article 44 in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for ~~the Waiver of Owner Opportunities Articles~~ this Article 44, would accrue or arise, prior to such termination, amendment, repeal or adoption of an inconsistent provision.

Definitions applicable to this Article 44
44.2
In this Article 44, unless otherwise defined, the defined terms below shall have the meanings assigned to them as follows:

Baring Shareholder Designee means an individual elected to the board of Directors ~~that has been~~who at any time prior to October 1, 2020 was nominated by the Baring Shareholders pursuant to the Shareholders Agreement;
Baring Shareholders means the Baring Shareholders, as such term is defined in the Shareholders Agreement;
Designated Shareholder means the Designated Shareholder, as such term is defined in the Director Nomination Agreement;
Designated Shareholder Designee means an individual elected to the board of Directors ~~that has been~~who at any time prior to October 1, 2020 was nominated by the Designated Shareholder pursuant to the ~~relevant~~ Director Nomination Agreement;
Director Nomination Agreement ~~means the director nomination agreement entered into by and between the Company and the Designated Shareholder, as amended from time to time~~has the meaning given in the Termination Agreement;
Onex Shareholder Designee means an individual elected to the board of Directors ~~that has been~~ who at any time prior to October 1, 2020 was nominated by the Onex Shareholders pursuant to the Shareholders Agreement;

Onex Shareholders means the Onex Shareholders, as such term is defined in the Shareholders Agreement;
Shareholder Group has the meaning given in the Director Nomination Agreement~~.~~;
~~Shareholders Agreement means the Amended and Restated Shareholders Agreement entered into by and among the Company, the Onex Shareholders, the Baring Shareholders and the other parties thereto, as amended from time to time;~~
Shareholders Agreement ~~and Director Nomination~~has the meaning given in the Termination Agreement; and
Termination Agreement means the Termination Agreement dated as of July 28, 2020 by and among the Company, Churchill Capital Corp, Camelot Holdings (Jersey) Limited, the parties listed under the heading “Onex Shareholders” on the signature pages thereto, the party listed under the heading “Baring Shareholder” on the signature pages thereto, the parties listed under the heading “Churchill Founders” on the signature pages thereto and Redtop Holdings Limited.
Waiver of Owner Opportunities Articles
~~44.3~~
~~Notwithstanding any provision of these Articles to the contrary, each of the Onex Shareholders, the Baring Shareholders and the Designated Shareholder shall have the respective rights set forth in the Shareholders Agreement or the Director Nomination Agreement, as applicable.~~

~~Modifications to certain other Articles during applicability of this Article 44~~
~~44.4 The following provisions shall be deemed added at the end of Article 14.16(c):~~
~~Subject to the terms of the Shareholders Agreement and the Director Nomination Agreement, as applicable, the Onex Shareholders, the Baring Shareholders and the Designated Shareholder shall have the right (but not the obligation) to nominate at any time the persons to be elected to the board of Directors which the Onex Shareholders, the Baring Shareholders or the Designated Shareholder, as applicable, are entitled to nominate to the board of Directors pursuant to the terms of the Shareholders Agreement or the Director Nomination Agreement, as applicable, in accordance with the provisions of these Articles for the election of Directors.~~
~~44.5 The following paragraph shall be deemed added following Article 14.16(h):~~
~~(i)~~
~~Notwithstanding anything herein to the contrary, the Onex Shareholders, the Baring Shareholders and the Designated Shareholder, as applicable, shall not be required to comply with the advance notice or 15% ownership threshold requirements, as applicable, set forth in Articles 14.16(c) and 14.16(e) for so long as the Onex Shareholders, the Baring Shareholders or the Designated Shareholder, as applicable, are entitled to nominate one or more Directors pursuant to the Shareholders Agreement or the Director Nomination Agreement, as applicable, but shall provide any such notice to the Company at least fourteen (14) days prior to the applicable general meeting.~~

~~44.6 The following proviso shall be deemed added to the first sentence of Article 20.4.~~
~~; provided that any Director who was nominated for election by the Onex Shareholders, the Baring Shareholders or the Designated Shareholder may be removed with or without cause only by the Onex Shareholders, the Baring Shareholders or the Designated Shareholder (as applicable) that have/has the right to remove such Director pursuant to the Shareholders Agreement or the Director Nomination Agreement (as applicable).~~
~~44.7 The following proviso shall be deemed added to the first sentence of Article 20.5.~~
~~; provided that if any vacancy was created by the death, resignation or removal of an Onex Shareholder Designee, Baring Shareholder Designee or Designated Shareholder Designee, then such Director shall only be replaced by the Onex Shareholders, Baring Shareholders or~~

~~Designated Shareholder (as applicable) that has/have the right to replace such Director pursuant to the Shareholders Agreement or Director Nomination Agreement, and the Directors shall, subject to the terms of the Shareholders Agreement and the Director Nomination Agreement, applicable law and the listing rules of the Designated Stock Exchange, cause the vacancy caused by such death, resignation or removal to be filled, as soon as possible, by a new designee of the Onex Shareholders, the Baring Shareholders or the Designated Shareholder (as applicable) pursuant to the rights set forth in Article 44.3.~~
~~44.8~~
~~The following Article shall be deemed added after Article 14.19:~~

~~14.19.1~~
~~The Directors will ensure that the Onex Shareholder Designees, the Baring Shareholder Designees and the Designated Shareholder Designees nominated in accordance with Article 44.3 are included in the notice of meeting for the next available annual general meeting or any extraordinary general meeting at which Directors are to be elected, noting that a general meeting will only be the next available annual general meeting if the advance notice requirements of these Articles can be complied with.~~

~~44.9~~
~~Article 14 shall be deemed not to apply to any nomination of a Director pursuant to Article 44.10.~~

~~44.10~~
~~The following Articles shall be deemed added after Article 20.3:~~

~~20.3.1~~
~~The Directors shall, subject to the terms of the Shareholders Agreement and the Director Nomination Agreement, applicable law and the listing rules of the Designated Stock Exchange, ensure that all individuals (i) nominated by the Baring Shareholders to be Baring Shareholder Designees, (ii) nominated by the Onex Shareholders to be Onex Shareholder Designees and (iii) nominated by the Designated Shareholder to be Designated Shareholder Designees are nominated for election as Directors at the next annual general meeting or extraordinary general meeting called for that purpose and they shall be appointed if approved by way of Ordinary Resolution at such general meeting.~~

~~20.3.2~~
~~With respect to any Director seat which the Baring Shareholders, Onex Shareholders and the Designated Shareholder are not entitled to nominate an individual for such seat pursuant to the Shareholders Agreement or the Director Nomination Agreement, the Directors shall have the right to nominate an individual for election as a Director at the next annual general meeting or extraordinary general meeting called for that purpose and they shall be appointed if approved by way of Ordinary Resolution at such general meeting.~~

~~44.11~~
~~The following proviso shall be deemed added to the first sentence of Article 26.4:~~

~~; provided, that unless there shall be present a majority of the authorised number of Directors (including, if applicable, any alternate directors), such meeting shall immediately be adjourned without further action unless at least one Onex Shareholder Designee who is an employee of Onex Corporation or its controlled subsidiaries (excluding, for greater certainty, any portfolio company of its sponsored private equity funds) and at least one Baring Shareholder Designee shall have given notice in writing to the Secretary indicating such Onex Shareholder Designee’s or Baring Shareholder Designee’s, as applicable, consent to such meeting’s continuance without the presence of a majority of the authorised number of Directors (including, if applicable, any alternate directors).~~
44.4 44.12 The following provisions shall be deemed added at the end of Article 27.2:
Without limiting the generality of the foregoing:
(a)
the Baring Shareholder Designee, the Onex Shareholder Designees and any Designated Shareholder Designee may hold any position of any kind whatsoever with the Baring Shareholders, the Onex Shareholders or any member of the Shareholder Group (as applicable) and/or any of their respective Affiliates and may maintain any interest of any kind whatsoever, whether directly or indirectly, in the Baring Shareholders, the Onex Shareholders or any member of the Shareholder Group (as applicable) and/or any of their respective Affiliates and/or any Owner Opportunity (as defined below) (such positions and/or interests, as the case may be, hereinafter, together, Owner Interests);
(b)
no Owner Interests shall disqualify any Baring Shareholder Designee, Onex Shareholder Designee or Designated Shareholder Designee from the office of Director, nor shall any contract, transaction or arrangement entered into by or on behalf of the Company in respect of which any Owner Interests may subsist, whether directly or indirectly, be or be liable to be avoided, nor shall any Baring Shareholder Designee, Onex Shareholder Designee or Designated Shareholder Designee be liable to account to the Company for any profit or other gain arising by reason of any Owner Interest and/or any contract, transaction or arrangement entered into by or on behalf of the Company in respect of which any Owner Interest may subsist, whether directly or indirectly;

(c)
each Baring Shareholder Designee, Onex Shareholder Designee and Designated Shareholder Designee shall be at liberty to vote in respect of any contract, transaction or arrangement in which any applicable Owner Interest may subsist, whether directly or indirectly; and

(d)
the Owner Interests shall be deemed to have been disclosed by each Baring Shareholder Designee, Onex Shareholder Designee and Designated Shareholder Designee upon his or her appointment as a Director of the Company and shall be deemed to be sufficient disclosure of the Owner Interests as required under these Articles. Thereafter, it shall not be necessary for a Baring Shareholder Designee, Onex Shareholder Designee or Designated Shareholder Designee to give special or particularized notice of any Owner Interests in respect of any transaction which may involve the Company.

44.4 44.13 The following Article shall be deemed added after Article 27.2:
27.2.1
To the maximum extent permitted by applicable law:

(a)
the Company renounces and waives:

(i)
any interest or expectancy in, or in being offered or presented with an opportunity to participate in; or

(ii)
any right to be informed of:

any business or corporate opportunity that may from time to time be of interest to or known to or be or have been presented to the Baring Shareholders, the Onex Shareholders or any member of the Shareholder Group (as applicable) and/or any of their respective Affiliates and/or any of their officers, directors, agents, stockholders, members, partners and subsidiaries (including specifically, without limiting the generality of the foregoing, each Baring Shareholder Designee, Onex Shareholder Designee and Designated Shareholder Designee (other than the Chief Executive Officer of the Company, the Executive Chairman of the Company (if any) and any other officer or executive officer of the Company)) (each such opportunity, hereinafter, an Owner Opportunity) whether or not such Owner Opportunity is or may be pursued by any Baring Shareholder, any Onex Shareholder or any member of the Shareholder Group (as applicable) and or their respective Affiliates and whether or not such Owner Opportunity may be a business or corporate opportunity the Company might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so;
(b)
no Onex Shareholder Designee, Baring Shareholder Designee or Designated Shareholder Designee (other than the Chief Executive Officer of the Company, the Executive Chairman of the Company (if any) and any other officer or executive officer of the Company) (each of such persons, hereinafter, a Relevant Person) shall:

(i)
be required or be under any duty (whether fiduciary or otherwise) to present to or make known to the Company any Owner Opportunity or refrain from, whether directly or indirectly, pursuing, participating in the pursuit of, exploiting or acquiring, any Owner Opportunity; or

(ii)
be liable to the Company for any breach of any fiduciary or other duty, whether as a Director or otherwise, by reason of the fact that such Relevant Person, whether directly or indirectly, acting in good faith, pursues, participates in the pursuit of, exploits or acquires any Owner Opportunity, directs any Owner Opportunity to another person or fails to present any Owner Opportunity, or information regarding any Owner Opportunity, to the Company;
unless such Owner Opportunity is, or has been, expressly offered in writing to the Relevant Person solely in their capacity as Director;
(c)
none of the Baring Shareholders, the Onex Shareholders or any member of the Shareholder Group nor any of their respective Affiliates has any duty to refrain from engaging or investing directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries.

*   *   *

APPENDIX D
SHARE REPURCHASE AGREEMENT
This Share Repurchase Agreement, dated as of  [           ] (this “Agreement”), is made between [CPA Global Investor] (“Seller”) and Clarivate Plc, a company limited by shares organized under the laws of Jersey, Channel Islands (the “Company”).
WHEREAS, Seller wishes to sell to the Company, and the Company wishes to purchase from Seller, ordinary shares (“Ordinary Shares”) of the Company on the terms and subject to the conditions set forth in this Agreement (the “Repurchase Transaction);
WHEREAS, the shareholders of the Company have approved the Repurchase Transaction in the manner required by the Companies (Jersey) Law 1991 (the “Jersey Companies Law”); and
WHEREAS, the board of directors of the Company (the “Board”) has formed a special committee of the Board (the “Special Committee”) comprised solely of directors not affiliated with Seller, and the Special Committee has approved the Repurchase Transaction on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
Article 1
SALE AND REPURCHASE
Section 1.1.   Repurchase.   On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), Seller shall sell and transfer to the Company, and the Company shall purchase from Seller, [           ] Ordinary Shares (the “Repurchased Shares”). The price for each Repurchased Share will be equal to $[           ] (the “Per Share Purchase Price”).
Section 1.2.   Closing.   The closing of the Repurchase Transaction (the “Closing”) shall be held at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 at 9:00 A.M. New York time on [           ] (the “Closing Date”). At the Closing:
(a)
Seller shall deliver or cause to be delivered to the Company all of Seller’s right, title and interest in and to the Repurchased Shares, free and clear of all liens, claims, security interests and other encumbrances (collectively, “Encumbrances”), other than Encumbrances under applicable securities laws and the Company’s articles of association and the Shareholders Agreement (collectively, “Permitted Encumbrances”), together with all documentation reasonably necessary to transfer to the Company such right, title and interest; and

(b)
the Company shall pay to Seller the aggregate Per Share Purchase Price for the Repurchased Shares in immediately available funds by wire transfer to an account in accordance with the instructions provided by Seller to the Company no later than two business days prior to the Closing.

Section 1.3.   Closing Conditions.
(a)
The obligation of the Company to purchase and pay for the Repurchased Shares on the Closing Date is subject to the satisfaction or waiver of the following conditions:

(i)
each representation and warranty made by Seller in Article 2 below shall be true and correct on and as of the Closing Date as though made as of the Closing Date;

(ii)
the receipt by the Special Committee of a fairness opinion from [           ], in the form previously reviewed by the Special Committee or as otherwise may be acceptable to the Special Committee, stating to the effect that, based on and subject to the limitations and assumptions set forth therein, the Per Share Purchase Price to be paid by the Company pursuant to this Agreement is fair, from a financial point of view, to the Company and the shareholders of the Company other than Seller; and
(iii)
the Special Committee shall have made a statutory solvency statement that, immediately following the Closing Date, the Company will be able to discharge its liabilities as they fall due and, having regard to those factors prescribed by the Jersey Companies Law, the Company will be able to continue to carry on business and discharge its liabilities as they fall due for the 12 months immediately following the Closing Date (or until the Company is dissolved on a solvent basis, if earlier).

(b)
The obligation of Seller to sell the Repurchased Shares on the Closing Date is subject to the condition that each representation and warranty made by the Company in Article 3 below shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

Article 2
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller hereby makes the following representations and warranties to the Company:
Section 2.1.   Existence.   Seller has been duly formed and is validly existing under the laws of jurisdiction of organization.
Section 2.2.   Power and Authority.   Seller has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.
Section 2.3.   Authorization.   This Agreement has been duly authorized, executed and delivered by or on behalf of Seller and constitutes a valid and binding agreement of Seller enforceable in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.
Section 2.4.   No Conflicts.   The execution, delivery and performance by Seller of this Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Seller is a party or by which Seller is bound, (b) result in any violation of the provisions of the organizational documents of Seller or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach, violation or default that would not materially and adversely affect the sale of the Repurchased Shares and the consummation of any other transaction herein contemplated.
Section 2.5.   Title.   As of the date hereof and immediately prior to the delivery of the Repurchased Shares at the Closing, Seller is, and will be, the sole legal and beneficial owner of, and holds, and will hold, good and valid title to, the Repurchased Shares, free and clear of all Encumbrances (other than Permitted Encumbrances).
Article 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby makes the following representations and warranties to Seller:
Section 3.1.   Existence.   The Company has been duly organized and is validly existing and in good standing under the Jersey Companies Law.
Section 3.2.   Power and Authority.   The Company has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.

Section 3.3.   Authorization.   This Agreement has been duly authorized, executed and delivered by or on behalf of the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.
Section 3.4.   No Conflicts.   The execution, delivery and performance by the Company of this Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, (b) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach, violation or default that would not materially and adversely affect the purchase of the Repurchased Shares and the consummation of any other transaction herein contemplated.
Section 3.5.   Sufficient Funds.   The Company will have, as of the Closing Date, access to legally available funds sufficient to consummate the Repurchase Transaction.
Article 4
MISCELLANEOUS
Section 4.1.   Termination.   This Agreement may be terminated prior to the Closing only by mutual written consent of the parties.
Section 4.2.   Further Assurances.   Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such agreements, instruments and other documents, and take such other actions consistent with the terms of this Agreement, as the other party may reasonably request from time to time in order to carry out the purposes of this Agreement.
Section 4.3.   Fees and Expenses.   Promptly following delivery by the Company to Seller of a written request for payment (but in no event later than two (2) business days following delivery thereof), Seller shall reimburse the Company for any Special Committee Transaction Expenses in immediately available funds to an account designated by the Company in such written request. For purposes of this Agreement, “Special Committee Transaction Expenses” means any reasonable and documented out-of-pocket costs, fees and expenses incurred by the Special Committee, including the fees and expenses of legal and financial advisors to the Special Committee, in connection with the transaction contemplated hereby (but, for the avoidance of doubt, not including any fees that may be payable to the directors serving on the Special Committee); provided that the Special Committee Transaction Expenses shall not exceed $[           ] in the aggregate.
Section 4.4.   Survival.   All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby.
Section 4.5.   Amendments and Waivers.   Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only by written agreement executed by the parties hereto.
Section 4.6.   Assignment; Binding Agreement.   This Agreement and the rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto, and neither party may assign any of its rights or delegate any of its obligations hereunder without the express written consent of the other party.
Section 4.7.   No Third Party Beneficiaries.   Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or a successor or permitted assignee of a party to this Agreement.

Section 4.8.   Entire Agreement.   This Agreement constitutes the sole and entire agreement among the parties with respect to the subject matter of this Agreement, and supersedes all prior representations, agreements and understandings, written or oral, with respect to the subject matter hereof.
Section 4.9.   Severability.   In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law. To the extent that any such provision is so held to be invalid, illegal or unenforceable, the parties shall in good faith use commercially reasonable efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.
Section 4.10.   Counterparts.   This Agreement may be signed in any number of counterparts, each of which shall be deemed an original (including signatures delivered via facsimile or electronic mail) with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto may deliver this Agreement by facsimile or by electronic mail and each party shall be permitted to rely upon on the signatures so transmitted to the same extent and effect as if they were original signatures.
Section 4.11.   GOVERNING LAW.   THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
Section 4.12.   CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.   Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated thereby; provided, that such consent to jurisdiction is solely for the purpose referred to in this Section 4.12 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Each of the parties hereby agrees not commence any such action, suit or proceeding other than before one of the above-named courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 4.13.   Notices.   Unless otherwise provided in this Agreement, all notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (i) when delivered, if delivered personally, sent by email or sent by registered or certified mail, return receipt requested, postage prepaid, provided that such delivery is completed during normal business hours of the recipient, failing which such notice shall be deemed to have been given on the next business day, (ii) on the next business day if sent by overnight courier and delivered on such business day within ordinary business hours and, if not, the next business day following delivery; and (iii) when received, if received during normal business hours and, if not, the next business day after receipt, if delivered by means other than those specified above. Such notices shall be delivered to the address set forth below, or to such other address as a party shall have furnished to the other party in accordance with this Section.
If to Seller, to:
[           ]
Attention: [           ]
Email: [           ]
(with a copy emailed to [           ])

If to the Company, to:
Clarivate Plc
Friars House
160 Blackfriars Road
London SE1 8EZ United Kingdom
Attention: General Counsel
Email: stephen.hartman@clarivate.com
(with a copy emailed to joseph.hall@davispolk.com)
Section 4.14.   Interpretation.   The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.
[CPA GLOBAL INVESTOR]
By:

Name:
Title:
CLARIVATE PLC
By:

Name:
Title:

APPENDIX E
WHOLLY OWNED SUBSIDIARY
SHARE REPURCHASE AGREEMENT
This Share Repurchase Agreement, dated as of  [           ] (this “Agreement”), is made between [Wholly owned Subsidiary of Clarivate] (“Seller”) and Clarivate Plc, a company limited by shares organized under the laws of Jersey, Channel Islands (the “Company”).
WHEREAS, Seller, a wholly owned subsidiary of the Company, wishes to sell to the Company, and the Company wishes to purchase from Seller, ordinary shares (“Ordinary Shares”) of the Company on the terms and subject to the conditions set forth in this Agreement (the “Repurchase Transaction); and
WHEREAS, the shareholders of the Company have approved the Repurchase Transaction in the manner required by the Companies (Jersey) Law 1991 (the “Jersey Companies Law”);
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
Article 1
SALE AND REPURCHASE
Section 1.1.   Repurchase.   On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), Seller shall sell and transfer to the Company, and the Company shall purchase from Seller, [           ] Ordinary Shares (the “Repurchased Shares”). The price for each Repurchased Share will be equal to $0.000001 (the “Per Share Purchase Price”).
Section 1.2.   Closing.   The closing of the Repurchase Transaction (the “Closing”) shall be held at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 at 9:00 A.M. New York time on [           ] (the “Closing Date”). At the Closing:
(a)
Seller shall deliver or cause to be delivered to the Company all of Seller’s right, title and interest in and to the Repurchased Shares, free and clear of all liens, claims, security interests and other encumbrances (collectively, “Encumbrances”), other than Encumbrances under applicable securities laws and the Company’s articles of association and the Shareholders Agreement (collectively, “Permitted Encumbrances”), together with all documentation reasonably necessary to transfer to the Company such right, title and interest; and

(b)
the Company shall pay to Seller the aggregate Per Share Purchase Price for the Repurchased Shares, rounded up to the nearest dollar.

Section 1.3.   Closing Conditions.
(a)
The obligation of the Company to purchase and pay for the Repurchased Shares on the Closing Date is subject to the satisfaction or waiver of the following conditions:

(i)
each representation and warranty made by Seller in Article 2 below shall be true and correct on and as of the Closing Date as though made as of the Closing Date; and

(ii)
the Board of Directors shall have made a statutory solvency statement that, immediately following the Closing Date, the Company will be able to discharge its liabilities as they fall due and, having regard to those factors prescribed by the Jersey Companies Law, the Company will be able to continue to carry on business and discharge its liabilities as they fall due for the 12 months immediately following the Closing Date (or until the Company is dissolved on a solvent basis, if earlier).

(b)
The obligation of Seller to sell the Repurchased Shares on the Closing Date is subject to the condition that each representation and warranty made by the Company in Article 3 below shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

Article 2
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller hereby makes the following representations and warranties to the Company:
Section 2.1.   Existence.   Seller has been duly formed and is validly existing under the laws of jurisdiction of organization.
Section 2.2.   Power and Authority.   Seller has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.
Section 2.3.   Authorization.   This Agreement has been duly authorized, executed and delivered by or on behalf of Seller and constitutes a valid and binding agreement of Seller enforceable in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.
Section 2.4.   No Conflicts.   The execution, delivery and performance by Seller of this Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Seller is a party or by which Seller is bound, (b) result in any violation of the provisions of the organizational documents of Seller or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach, violation or default that would not materially and adversely affect the sale of the Repurchased Shares and the consummation of any other transaction herein contemplated.
Section 2.5.   Title.   As of the date hereof and immediately prior to the delivery of the Repurchased Shares at the Closing, Seller is, and will be, the sole legal and beneficial owner of, and holds, and will hold, good and valid title to, the Repurchased Shares, free and clear of all Encumbrances (other than Permitted Encumbrances).
Article 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby makes the following representations and warranties to Seller:
Section 3.1.   Existence.   The Company has been duly organized and is validly existing and in good standing under the Jersey Companies Law.
Section 3.2.   Power and Authority.   The Company has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.
Section 3.3.   Authorization.   This Agreement has been duly authorized, executed and delivered by or on behalf of the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.
Section 3.4.   No Conflicts.   The execution, delivery and performance by the Company of this Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, (b) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach, violation or default that would not materially and adversely affect the purchase of the Repurchased Shares and the consummation of any other transaction herein contemplated.
Section 3.5.   Sufficient Funds.   The Company will have, as of the Closing Date, access to legally available funds sufficient to consummate the Repurchase Transaction.
Article 4
MISCELLANEOUS
Section 4.1.   Termination.   This Agreement may be terminated prior to the Closing only by mutual written consent of the parties.
Section 4.2.   Further Assurances.   Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such agreements, instruments and other documents, and take such other actions consistent with the terms of this Agreement, as the other party may reasonably request from time to time in order to carry out the purposes of this Agreement.
Section 4.3.   Fees and Expenses.   Each party hereto shall bear its own fees and expenses.
Section 4.4.   Survival. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby.
Section 4.5.   Amendments and Waivers.   Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only by written agreement executed by the parties hereto.
Section 4.6.   Assignment; Binding Agreement. This Agreement and the rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto, and neither party may assign any of its rights or delegate any of its obligations hereunder without the express written consent of the other party.
Section 4.7.   No Third Party Beneficiaries.   Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or a successor or permitted assignee of a party to this Agreement.
Section 4.8.   Entire Agreement.   This Agreement constitutes the sole and entire agreement among the parties with respect to the subject matter of this Agreement, and supersedes all prior representations, agreements and understandings, written or oral, with respect to the subject matter hereof.
Section 4.9.   Severability.   In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law. To the extent that any such provision is so held to be invalid, illegal or unenforceable, the parties shall in good faith use commercially reasonable efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.
Section 4.10.   Counterparts.This Agreement may be signed in any number of counterparts, each of which shall be deemed an original (including signatures delivered via facsimile or electronic mail) with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto may deliver this Agreement by facsimile or by electronic mail and each party shall be permitted to rely upon on the signatures so transmitted to the same extent and effect as if they were original signatures.
Section 4.11.   GOVERNING LAW.   THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL

BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
Section 4.12.   CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.   Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated thereby; provided, that such consent to jurisdiction is solely for the purpose referred to in this Section 4.12 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Each of the parties hereby agrees not commence any such action, suit or proceeding other than before one of the above-named courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 4.13.   Interpretation.   The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.
[WHOLLY OWNED SUBSIDIARY]
By:

Name:
Title:
CLARIVATE PLC
By:

Name:
Title:

APPENDIX F
Non-GAAP Financial Metrics
Non-GAAP financial metrics are a basis upon which our management assesses our performance and we believe they reflect the underlying trends and indicators of our business. Although we believe these measures are useful for investors for the same reasons, these measures are not a substitute for GAAP financial measures or disclosures. We provide reconciliations of these non-GAAP financial metrics to the corresponding most closely related GAAP measure.
Adjusted Revenues
Adjusted Revenues excludes the impact of the deferred revenues purchase accounting adjustment (primarily recorded in connection with recent acquisitions). We present these measures because we believe they are useful to readers to better understand the underlying trends in our operations.
Our presentation of Adjusted Revenues is for informational purposes only and is not necessarily indicative of our future results. You should compensate for these limitations by relying primarily on our GAAP results and only using non-GAAP financial metrics for supplementary analysis.
The following table presents our calculation of Adjusted Revenues for the twelve months ended December 31, 2020 and 2019 and a reconciliation of this measure to our Revenues, net for the same periods:
	Twelve Months Ended December 31,
(in millions)	2020	2019
Revenues, net	$1,254.0	$974.3
Deferred revenues adjustment	(23.1)	(0.4)
Adjusted revenues, net	$1,277.1	$974.7
Adjusted EBITDA and Adjusted EBITDA margin
Adjusted EBITDA is presented because it is a basis upon which our management assesses our performance, and we believe it is useful for investors to understand the underlying trends of our operations. Adjusted EBITDA represents net (loss) income before provision for income taxes, depreciation and amortization, interest income and expense adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from divestitures), losses on extinguishment of debt, stock-based compensation, unrealized foreign currency gains/(losses), costs associated with the transition services agreement with Thomson Reuters, which we entered into in connection with our separation from Thomson Reuters in 2016, separation and integration costs, transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, costs related to our merger with Churchill Capital Corp in 2019, non-cash income/(loss) on equity and cost method investments, non-operating income or expense, the impact of certain non-cash, legal settlements and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Adjusted Revenues.
Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that our projections and estimates will be realized in their entirety or at all. In addition, because of these limitations, Adjusted EBITDA should not be considered as a measure of liquidity or discretionary cash available to us to fund our cash needs, including investing in the growth of our business and meeting our obligations. You should compensate for these limitations by relying primarily on our GAAP results and only use Adjusted EBITDA and Adjusted EBITDA margin for supplementary analysis.

The following table presents our calculation of Adjusted EBITDA for the year ended December 31, 2020 and 2019 and reconciles these measures to our Net loss for the same periods:
	Year ended December 31,
(in millions)	2020	2019
Net income (loss)	$(106.3)	$(211.0)
Provision for income taxes	(2.8)	10.2
Depreciation and amortization	303.2	200.5
Interest, net	111.9	157.7
Transition services agreement costs(1)	0.6	10.5
Transition, transformation and integration expense(2)	3.4	24.4
Deferred revenues adjustment(3)	23.1	0.4
Transaction related costs(4)	97.5	46.2
Share-based compensation expense	41.7	51.4
Sale of Techstreet	(28.1)	—
Restructuring(5)	47.6	15.7
Legal settlement	—	(39.4)
Impairment on assets held for sale	—	18.4
Other(6)	(5.2)	9.0
Adjusted EBITDA	$486.6	$294.0
Adjusted EBITDA Margin	38.1%	30.2%

(1)
In 2020, this is related to a new transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor assets. In 2019, this includes payments to Thomson Reuters under the Transition Services Agreement.

(2)
Includes costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in Transition, integration, and other related expenses line-item of our income statement, as well as expenses related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016, mainly related to the integration of separate business units into one functional organization and enhancements in our technology.

(3)
Reflects the deferred revenues adjustment as a result of purchase accounting.

(4)
Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.

(5)
Reflects costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two product groups. This also includes restructuring related costs following the acquisition of DRG in 2020.

(6)
Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.

Free Cash Flow
We use free cash flow in our operational and financial decision-making and believe free cash flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate our competitors and to measure the ability of companies to service their debt.

Our presentation of free cash flow should not be construed as a measure of liquidity or discretionary cash available to us to fund our cash needs, including investing in the growth of our business and meeting our obligations. You should compensate for these limitations by relying primarily on our GAAP results.
We define free cash flow as net cash provided by operating activities less capital expenditures. Adjusted free cash flow is calculated as free cash flow, less cash paid for transition services agreement, transition, transformation and integration expenses, transaction related costs and debt issuance costs offset by cash received for hedge accounting transactions.
The following table reconciles free cash flow, which is a non-GAAP measure, to net cash provided by operating activities:
	Year Ended December 31,
(in millions)	2020	2019
Net cash provided by operating activities	$263.5	$117.6
Capital expenditures	(107.7)	(69.8)
Free cash flow	155.8	47.8
Cash paid for transition services agreement(1)	(2.2)	12.0
Cash paid for transition, transformation and integration expense(2)	46.3	40.9
Cash paid for transaction related costs(3)	95.8	45.1
Cash paid for debt issuance costs	7.7	—
Cash received for hedge accounting transactions	(1.7)	—
Cash received for legal settlement	—	(45.3)
Adjusted free cash flow	$301.7	$100.5

(1)
Includes cash payments to Thomson Reuters under the Transition Services Agreement. These costs decreased substantially in 2019, as we were in the final stages of implementing our standalone company infrastructure. In 2019, the Transition Services Agreement cash paid is offset by cash receipts from the IPM Product Line divestiture.

(2)
Includes cash payments in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These cash payments include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in Transition, integration, and other related expenses line-item of our income statement, as well as cash payments related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016 mainly related to the integration of separate business units into one functional organization and enhancements in our technology. This also includes cash payments following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two product groups. This also includes restructuring related payments following the acquisition of DRG and CPA Global in 2020.

(3)
Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.

Clarivate™

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 4, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please mail your proxy card in the enclosed postage-paid return envelope no later than April 16, 2021 in order to allow sufficient time for us to receive your proxy card by mail.

VOTE BY EMAIL
You can also vote by email by sending a scanned PDF version of the original voted proxy card by email to AGM2021@clarivate.com. A proxy card sent to us by email must be received by us no later than 11:59 P.M. Eastern Time on May 4, 2021.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D38462-P50638 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLARIVATE PLC

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Valeria Alberola	☐	☐	☐
1b. Usama N. Cortas	☐	☐	☐
1c. Adam T. Levyn	☐	☐	☐
1d. Charles J. Neral	☐	☐	☐
1e. Roxane White	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2, 3, 4, 5, 6, 7 AND 9 AND "ONE YEAR" ON PROPOSAL 8.

	For	Against	Abstain
2. APPROVAL TO AMEND ARTICLES OF ASSOCIATION TO DECLASSIFY THE BOARD OF DIRECTORS.	☐	☐	☐
3. APPROVAL TO AMEND ARTICLES OF ASSOCIATION TO ALLOW FOR THE REMOVAL OF A DIRECTOR WITH OR WITHOUT CAUSE.	☐	☐	☐
4. APPROVAL TO AMEND ARTICLES OF ASSOCIATION TO ELIMINATE INAPPLICABLE PROVISIONS.	☐	☐	☐
5. AUTHORIZATION TO PURCHASE ORDINARY SHARES FROM LEONARD GREEN & PARTNERS, L.P., PARTNERS GROUP AG, CASTIK CAPITAL S.A.R.L. AND NGB CORPORATION OR THEIR AFFILIATES.	☐	☐	☐
6. AUTHORIZATION TO PURCHASE ORDINARY SHARES FROM ANY WHOLLY OWNED SUBSIDIARY.	☐	☐	☐
7. APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
8. RECOMMEND, ON AN ADVISORY, NON-BINDING BASIS, WHETHER AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS SHOULD TAKE PLACE EVERY ONE, TWO, OR THREE YEARS.	☐	☐	☐	☐

	For	Against	Abstain
9. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual General Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" all director nominees in Proposal 1; "FOR" Proposals 2, 3, 4, 5, 6, 7 and 9; and "ONE YEAR" in Proposal 8.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D38463-P50638

CLARIVATE PLC
Annual General Meeting of Shareholders
May 6, 2021 2:00 PM BST
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jerre Stead, Richard Hanks and Stephen Hartman, and each of them, each with the power of substitution and power to act alone, as proxies to vote all the ordinary shares that the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting of Shareholders of Clarivate PLC to be held on May 6, 2021 or at any postponement or adjournment thereof.

(Continued and to be signed on reverse side)